\AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 2009
REGISTRATION NO. 333-155205

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAHARA MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2741	74-2820999
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

81 Greene Street, 4th Floor
New York, NY 10012
(212) 343-9200
(Address and telephone number of principal executive offices)

Philmore Anderson IV
81 Greene Street, 4th Floor
New York, NY 10012
(212) 343-9200

(Name, address and telephone number of agent for service)

Copies to:

Marc Ross, Esq.
David B. Manno, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

(COVER CONTINUES ON FOLLOWING PAGE)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
☐ Large accelerated filer
☐ Accelerated filer
☐ Non-accelerated filer
☒ Smaller reporting company

   CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount To be Registered		Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.003 par value per share	10,010,403	shares (1)	$4.00	$40,041,612	$1,573.64

Common Stock, $0.003 par value per share	9,794,034	shares (3)	$4.00	$39,176,136	$1,539.62

Total number of securities to be registered	19,804,437	Shares		$79,217,748	$3,113.26	*

(1) Represents outstanding shares of common stock of Sahara Media Holdings, Inc., offered by the selling stockholders,

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the Over The Counter Bulletin Board on November 5, 2008, which was $4.00 per share.

(3) Represents shares of common stock of Sahara Media Holdings, Inc. issuable upon exercise of outstanding warrants, offered by the selling stockholders.

* Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED AUGUST 25, 2009

SAHARA MEDIA HOLDINGS, INC.
OTC Bulletin Board trading symbol: SHHD
19,804,437 Shares of Common Stock

This prospectus relates to the public offering of up to 19,804,437 shares of common stock, par value $.003 per share, of Sahara Media Holdings, Inc. (“Common Stock”), by the selling stockholders. Of these shares, 7,944,034 were issued to certain selling stockholders in private placements that closed on September 17, 2008, October 8, 2008, and October 20, 2008 (collectively, the “Private Placement”), and 7,944,034 are issuable upon exercise of five-year warrants with an exercise price of $2.50 that were issued to certain selling stockholders in the Private Placement. This prospectus also includes 1,000,000 shares of common stock underlying five-year warrants with an exercise price of $1.30 issued to the placement agent for the Private Placement. The placement agent, John Thomas Financial, Inc., is the underwriter of these shares. This prospectus also relates to 950,000 shares of Common Stock that were issued to certain selling stockholders in exchange for the cancellation of 950,000 shares of common stock of Sahara Media, Inc., pursuant to the agreement and plan of merger, dated September 17, 2008, among Sahara Media Holdings, Inc., Sahara Media, Inc. and Sahara Media Acquisitions, Inc. The remaining 1,966,369 shares include 100,000 shares issued to a selling stockholder for services, 350,000 shares that are issuable upon exercise of warrants issued to certain selling stockholders for services, 500,000 shares issued to a selling stockholder as additional consideration for a bridge loan, 500,000 shares underlying five-year warrants with an exercise price of $1.50 issued to a selling stockholder as additional consideration for a bridge loan and 516,369 shares issued or transferred to a selling stockholder in October 2007, November 2007, and February 2008.

The selling stockholders may sell Common Stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders. We will pay the expenses of registering these shares.

Investment in the Common Stock involves a high degree of risk.  You should consider carefully the risk factors beginning on page 9 of this prospectus before purchasing any of the shares offered by this prospectus.

Our common stock is quoted on the OTC Bulletin Board and trades under the symbol "SHHD". The last reported sale price of our common stock on the OTC Bulletin Board on August 24, 2009, was approximately $3.00 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is_________, 2009.

SAHARA MEDIA HOLDINGS, INC.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock.

About Us

Sahara Media Holdings, Inc. (the “Company”) is a Delaware corporation organized on September 26, 1997 under the name Keystone Entertainment, Inc. On January 14, 1998, the Company’s corporate name was changed to Mac Filmworks, Inc. On September 26, 2008, the Company’s corporate name was changed to Sahara Media Holdings, Inc.

From October 2007 to its acquisition of Sahara Media, Inc. in September 2008 (discussed below), Mac Filmworks, Inc. was not engaged in any active business. Prior to October 2007, Mac Filmworks, Inc. had a limited operating history engaged in the development of a library of feature films, television series, and made-for-television movies for sales through various channels.

Sahara Media Holdings, Inc. is the parent company of Sahara Media, Inc. (“Sahara”), a Delaware corporation formed in January 2005, which is a development-stage company located in New York. Since its formation, Sahara has concentrated on the development of its business strategy. Until March 2004, Vanguarde Media, an entity not affiliated with Sahara, published Honey Magazine, a publication aimed at the 18-34 urban female demographic. As a result of financial difficulties of Vanguarde Media, Honey Magazine ceased publishing in 2004.  Vanguarde Media filed for bankruptcy in November 2003 and in February 2005 Sahara through the bankruptcy proceedings purchased the “Honey” trademark for the class of paper goods and printed matter (which relates to printed publications).

We expect that the primary components of our business will be:

·             The online magazine Honeymag.com
·             The social network Hivespot.com
·             Our database of 3.9 million names in the 18-34 urban female demographic (the “Honey Database”)

Honeymag.com and Hivespot.com are currently operating websites and were officially launched on March 5, 2009. As of August 20, 2009, our websites have had an aggregate of approximately 247,000 visits and 806,000 page views, by 172,000 unique visitors, with average time on site of 3 minutes and 17 seconds, and 4,084 registered users.

We plan to generate revenues through the sale of advertising on Honeymag.com and Hivespot.com, and through the licensing of the Honey Database.

We have incurred losses since our inception. Since our inception on January 18, 2005 through June 30, 2009, we have accumulated net losses of $6,749,670. We incurred net losses of $1,337,634 and $2,755,214 for three and six months ending June 30, 2009, respectively, and net losses of $2,034,056 and $728,729 for the years ending December 31, 2008 and 2007, respectively.  We had total assets of $5,953,484 and total liabilities of $698,237 as of June 30, 2009, total assets of $8,010,559 and total liabilities of $221,728 as of December 31, 2008, and total assets of $360,433 and total liabilities of $2,125,831 as of December 31, 2007.

Our executive offices are located at 81 Greene Street, 4th Floor, New York, NY 10012. Our website is located at www.Honeymag.com, and our telephone number is 212-343-9200.

Recent Developments

On September 17, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Sahara Media Acquisitions, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Subsidiary”) and Sahara Media, Inc., a Delaware corporation.  Pursuant to the Merger Agreement, which closed on September 17, 2008 (the “Closing Date”), the Subsidiary merged into Sahara Media, Inc., such that Sahara Media, Inc. became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company issued 18,150,000 shares of the Company’s Common Stock to the shareholders of Sahara Media, Inc. (the “Acquisition Shares”) (subject to the placement of 5,000,000 Acquisition Shares in escrow pursuant to the Escrow Agreement (defined below)), representing approximately 58.9% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger Agreement and the Private Placement (defined below), and the outstanding shares of common stock of Sahara Media, Inc. were cancelled and converted into the right to receive the Acquisition Shares. The 18 shareholders of Sahara Media, Inc. who were issued the 18,150,000 Acquisition Shares were all accredited investors.

The acquisition of Sahara Media, Inc. was treated as a recapitalization, and the business of Sahara Media, Inc. became the business of the Company. At the time of the recapitalization, the Company was not engaged in any active business.

The accounting rules for recapitalizations require that beginning September 17, 2008, the date of the recapitalization, our balance sheet includes the assets and liabilities of Sahara Media, Inc., and our equity accounts were recapitalized to reflect the net equity of Sahara Media, Inc. The financial conditions and results of operations for the periods prior to September 17, 2008 reflect the financial condition and operating results of Sahara Media, Inc.

References in this prospectus, and the registration statement of which it forms a part, to, “we,” “us,” “our” and similar words refer to the Company and its wholly-owned subsidiary, Sahara Media, Inc., unless the context indicates otherwise, and, prior to the effectiveness of the reverse acquisition, these terms refer to Sahara Media, Inc. References to “MFI” relate to the Company prior to the reverse acquisition.

In connection with the recapitalization, on September 17, 2008, October 8, 2008, and October 20, 2008, we entered into a series of identical subscription agreements (the “Subscription Agreements”) with accredited investors (the “Investors”), pursuant to which, the Company issued and sold approximately 79.44 units, with each unit consisting of 100,000 shares of Common Stock and five-year warrants to purchase 100,000 shares of common stock with an exercise price of $2.50, for a purchase price of $125,000 per unit (the “Private Placement”). Pursuant to the Private Placement, the Company issued and sold to the Investors an aggregate of 7,944,034 shares of common stock (the “Common Shares”) and five-year warrants to purchase 7,944,034 shares of Common Stock  with an exercise price of $2.50 (the “Investor Warrants”), for an aggregate purchase price of approximately $9,930,000. The Investor Warrants may not be exercised to the extent such exercise would cause the holder of the warrant, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of common stock following such exercise. Pursuant to the Subscription Agreements, the Company agreed to use its reasonable best efforts to file a registration statement registering the Common Shares and the shares of common stock underlying the Investor Warrants, subject to Securities and Exchange Commission (“SEC”) limitations, within 45 days of the filing by the Company with the SEC of its report on Form 8K reporting the reverse acquisition (which filing occurred on September 24, 2008).

John Thomas Financial, Inc. (“JTF”) was retained as the exclusive placement agent for the Private Placement. JTF received a commission of approximately $993,000 (equal to 10% of the gross proceeds) and a non-accountable expense allowance of approximately $297,900 (equal to 3% of the gross proceeds). JTF also received a finder’s fee of $200,000 in connection with the reverse acquisition, and a success fee of $400,000, based on the receipt of gross proceeds of at least $8,000,000. Upon exercise of the Investor Warrants, JTF will receive a 10% commission and a 3% non-accountable expense allowance. In addition, we have retained JTF to assist Sahara with our investment banking requirements on an exclusive basis for a period of one year, pursuant to which, on the Closing Date, JTF was issued five-year warrants to purchase 1,000,000 shares of common stock of the Company with an exercise price of $1.30 (the “Broker Warrants”). The Broker Warrants are exercisable on a cashless basis. JTF will also be issued one share of common stock of the Company for every four Investor Warrants that are exercised within 12 months of the date on which the registration statement registering the resale of the common stock underlying such Investor Warrants has been declared effective by the SEC, and we retained JTF as a consultant for a monthly fee of $10,000. Also, in connection with the reverse acquisition, on the Closing Date, JTF was issued 3,000,000 shares of the Company’s common stock. The Company also paid an additional finder’s fee of $120,000 to Aubry Consulting Group, Inc. in connection with the reverse acquisition.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

In connection with the recapitalization, in addition to the foregoing:

(i) MFI completed a 30-to-1 reverse stock split of its common stock, pursuant to which MFI’s issued and outstanding shares of common stock, was reduced to 818,000 (prior to the Merger and the Private Placement). All share and per share information in this prospectus give retroactive effect to the reverse split.

(ii) The Company entered into a securities escrow agreement (the “Securities Escrow Agreement”) with Sahara Media, Inc., the shareholders of Sahara named therein (the “Sahara Escrow Shareholders”), and Sichenzia Ross Friedman Ference LLP, as escrow agent. Pursuant to the Securities Escrow Agreement, the Sahara Escrow Shareholders agreed to place 5,000,000 Acquisition Shares (the “Escrow Shares”) into an escrow account. The Escrow Shares will either be released to the Sahara Escrow Shareholders, or returned to the Company for cancellation, based upon the achievement of certain performance thresholds as set forth therein

(iii) Sahara Media, Inc. entered into an indemnification agreement (the “Indemnification Agreement”) with John Thomas Bridge & Opportunity Fund (“JTO”), pursuant to which JTO agreed to indemnify Sahara for any breaches of the representations and warranties made by the Company under the Merger Agreement, in an amount up to $400,000, for up to two years. Sahara paid JTO a fee of $400,000 upon the execution of the Indemnification Agreement.

(iv) Dwayne Deslatte resigned as the sole officer and director of the Company and the following executive officers and directors of Sahara were appointed as executive officers and directors of the Company:

Name	Title
Philmore Anderson IV	Chief Executive Officer, Chairman
Timothy Kelly	President*
Larry J. Stinson	Chief Financial Officer **
Philmore Anderson III	Director
Tamera Reynolds	Director

*The Company eliminated the position of President, and Timothy Kelly left the Company, on May 7, 2009.
** Larry J. Stinson resigned as Chief Financial Officer of the Company on June 18, 2009.

(v) On September 26, 2008, the Company filed a Certificate of Ownership and Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware pursuant to which the Company’s wholly owned subsidiary was merged into the Company. As a result of the filing of the Certificate of Merger, the Company’s corporate name was changed from Mac Filmworks, Inc. to Sahara Media Holdings, Inc.

We have been advised by counsel to John Thomas Financial, Inc. that John Thomas Financial, Inc. and John Thomas Bridge & Opportunity Fund are not affiliates of each other. We have further been advised by counsel to JTF as follows, with respect to the relationship between JTF and JTO:

                           (a) Neither JTF nor any of its affiliates has any direct or indirect ownership or management interest in JTO.
                           (b) Neither JTO nor any of its affiliates has any direct or indirect ownership or management interest in JTF.
                           (c) From time to time JTF has served as placement agent for JTO in connection with offers and sales of JTO securities.
                           (d) Pursuant to a placement agent agreement, dated as of July 19, 2007, between JTF and JTO, JTO has been granted a trademark license to use the name “John Thomas” and variants thereof in connection with, among other things, the operation of JTO.
                           (e) JTF from time to time receives compensation with respect to companies it introduces to JTO and which obtain loans from JTO.

About This Offering

This prospectus includes (i) the 7,944,034 Common Shares issued in the Private Placement, (ii) 7,944,034 shares of Common Stock underlying the Investor Warrants issued in the Private Placement, and (iii) 1,000,000 shares of Common Stock underlying the Broker Warrants.

In addition, this prospectus includes:

·        200,000 shares of Common Stock issued to Kevan Walker, on September 17, 2008, in exchange for the cancellation of 200,000 shares of common stock of Sahara Media, Inc., pursuant to the Merger Agreement.

·        50,000 shares of Common Stock issued to Cheryl Keeling, on September 17, 2008, in exchange for the cancellation of 50,000 shares of common stock of Sahara Media, Inc., pursuant to the Merger Agreement.

·        350,000 shares of Common Stock issued to BPA Associates, LLC, on September 17, 2008, in exchange for the cancellation of 350,000 shares of common stock of Sahara Media, Inc., pursuant to the Merger Agreement. BPA Associates, LLC is an entity owned by the wife of Philmore Anderson III, a director of the Company, and the mother of Philmore Anderson IV, the chief executive officer and chairman of the Company.

·        350,000 shares of Common Stock issued to Gregg Feinstein, on September 17, 2008, in exchange for the cancellation of 350,000 shares of common stock of Sahara Media, Inc., pursuant to the Merger Agreement.

·        500,000 shares of Common Stock issued to John Thomas Bridge & Opportunity Fund (“JTO”), and 500,000 shares of Common Stock underlying five-year warrants with an exercise price of $1.50 issued to JTO on September 17, 2008 as additional consideration for a $500,000 bridge loan made by JTO to Sahara Media, Inc. that closed in July 2008.

·        100,000 shares of Common Stock, and 100,000 shares of Common Stock underlying five-year warrants with an exercise price of $1.10, issued to Marathon Advisors, on September 17, 2008, for consulting services.

·         250,000 shares of Common Stock underlying five-year warrants with an exercise price of $1.50 per share, issued to Sichenzia Ross Friedman Ference LLP, legal counsel to the Company, on September 17, 2008, for legal services.

·         516,369 shares of Common Stock issued or transferred to JTO in October 2007, November 2007, and February 2008 pursuant to private placements by MFI.

Estimated use of proceeds

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds resulting from the sale of Common Stock by the selling stockholders. We will receive the sale price of any Common Stock we sell to the selling stockholders upon exercise of warrants for cash. If all of the warrants the underlying are shares of which are included in this prospectus are exercised for cash, we will receive $22,615,085.  There is no assurance that any of the warrants will be exercised. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, certain of the warrants can be exercised on a cashless basis commencing one year after the filing by the Company with the Securities and Exchange Commission of its report on Form 8K reporting the reverse acquisition (which filing occurred on September 24, 2008), if the shares of common stock underlying such warrants are not then registered pursuant to an effective registration statement. In the event that a selling stockholder exercises warrants on a cashless basis, we will not receive any proceeds.

Summary of the Shares offered by the Selling Stockholders.

The following is a summary of the shares being offered by the selling stockholders:

Common Stock offered by the selling stockholders	Up to 19,804,437 shares of Common Stock, of which 9,794,034 shares are issuable upon exercise of warrants.

Common Stock outstanding prior to the offering	31,028,710

Common Stock to be outstanding after the offering	40,822,744 assuming the full exercise of the warrants the underlying shares of which are included in this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock hereunder.
(1) Based upon the total number of issued and outstanding shares as of August 20, 2009.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Business

 We have a limited operating history upon which an evaluation of our prospects can be made.

We have had only limited operations since our inception upon which to evaluate our business prospects. As a result, an investor does not have access to the same type of information in assessing his or her proposed investment as would be available to purchasers in a company with a history of prior operations. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management’s potential underestimation of initial and ongoing costs. We also face the risk that we may not be able to effectively implement our business plan. If we are not effective in addressing these risks, we may not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We have a history of losses and a large accumulated deficit and we may not be able to achieve profitability in the future.

For the three and six months ended June 30, 2009, we incurred net losses of $1,337,634 and $2,755,214, respectively. For the years ended December 31, 2008 and 2007 we incurred net losses of $2,034,056 and $728,729, respectively. From the date of inception (January 18, 2005) through June 30, 2009, we have accumulated net losses of $6,749,670. There can be no assurance that we will be profitable in the future. If we are not profitable and cannot obtain sufficient capital we may have to cease our operations.

Additional financing may be necessary for the implementation of our strategy, which we may be unable to obtain.

Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant. We believe that our available capital together with anticipated revenues will be sufficient to continue the development of our business for the foreseeable future. However, we cannot assure you that our cost estimates are accurate, that anticipated revenues will materialize, or that unforeseen events will not occur that would cause us to seek additional funding to meet our need for working capital. There can be no assurance that financing, if and when needed, will be available in amounts or on terms acceptable to us, or at all.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

If our business and markets grow and develop it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing expanding service offerings and in integrating any acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations or cause administrative inefficiencies.

We may be unable to successfully execute any of our identified business opportunities or other business opportunities that we determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

·	our ability to raise substantial additional capital to fund the implementation of our business plan;
·	our ability to execute our business strategy;
·	the ability of our products and services to achieve market acceptance;
·	our ability to manage the expansion of our operations and any acquisitions we may make, which could result in increased costs, high employee turnover or damage to customer relationships;
·	our ability to attract and retain qualified personnel;
·	our ability to manage our third party relationships effectively; and
·	our ability to accurately predict and respond to the rapid technological changes in our industry and the evolving demands of the markets we serve.

Our failure to adequately address any one or more of the above factors could have a significant adverse effect on our ability to implement our business plan and our ability to pursue other opportunities that arise.

Our business depends on the development of a strong brand, and if we do not develop and enhance our brand, our ability to attract and retain subscribers may be impaired and our business and operating results may be harmed.

We believe that our “Honey” brand will be a critical part of our business. Re-establishing, developing and enhancing the “Honey” brand may require us to make substantial investments with no assurance that these investments will be successful. If we fail to re-establish, promote and develop the ‘‘Honey’’ brand, or if we incur significant expenses in this effort, our business, prospects, operating results and financial condition may be harmed. We anticipate that re-establishing, developing, maintaining and enhancing our brand will become increasingly important, difficult and expensive.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our services and brand.

Our trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us. In particular, we consider the “Honey” trademark and our related trademarks to be valuable to us and will aggressively seek to protect them. We have registered the following trademarks in the United States for the class of paper goods and printed matter (which relates to printed publications): Honey, and Honey Hair & Beauty. In addition, we have U.S. trademark applications pending for the class of paper goods and printed matter for the following trademarks: Honey Bride, and Honey Teen; and have U.S. trademark applications pending for the class of education and entertainment for the following trademarks: Honey, Honey Bride, Honey Teen, and Honey Hair & Beauty. Various events outside of our control pose a threat to our intellectual property rights as well as to our services. For example, effective intellectual property protection may not be available in every country in which our services are made available through the internet. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

We may be unable to protect our intellectual property from infringement by third parties.

Our business plan is significantly dependent upon exploiting our intellectual property. There can be no assurance that we will be able to control all of the rights for all of our intellectual property. We may not have the resources or capital necessary to assert infringement claims against third parties who may infringe upon our intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel.

In providing our services we could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling our services.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, if it is ultimately determined that our services infringe on a third party’s proprietary rights. Even if claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from our other business concerns.

Traffic levels on our Website can fluctuate, which could materially adversely affect our business.

Traffic levels to our Website can fluctuate significantly as a result of social, political and financial news events.  The demand for advertising, cross promotion and subscriptions on our Website as well as on the Internet in general can cause changes in rates paid for Internet advertising. This could impede our ability to obtain or renew marketing or advertising agreements and raise budgeted marketing and advertising costs.

Our business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, our services.

Our business may be adversely affected by malicious applications that make changes to our users’ computers and interfere with the Honeymag.com experience. These applications may attempt to change our users’ internet experience. The interference may occur without disclosure to or consent from users, resulting in a negative experience that users may associate with Honeymag.com. These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them. In addition, we plan to offer a number of services that our users will download to their computers or that they will rely on to store information and transmit information to others over the internet. These services are subject to attack by viruses, worms and other malicious software programs, which could jeopardize the security of information stored in a user’s computer or in our computer systems and networks. The ability to reach users and provide them with a superior experience is critical to our success. If our efforts to combat these malicious applications are unsuccessful, or if our services have actual or perceived vulnerabilities, our reputation may be harmed and our user traffic could decline, which would damage our business.

We may face liability for information displayed on or accessible via our website, and for other content and commerce-related activities, which could reduce our net worth and working capital and increase our operating losses.

Because materials may be downloaded by the services that we operate or facilitate and the materials may be subsequently distributed to others, we could face claims for errors, defamation, negligence or copyright or trademark infringement based on the nature and content of such materials, which could adversely affect our financial condition. Even to the extent that claims made against us do not result in liability, we may incur substantial costs in investigating and defending such claims.

We may be subjected to claims for defamation, negligence, copyright or trademark infringement or based on other theories relating to the information we publish on our website. These types of claims have been brought, sometimes successfully, against marketing and media companies in the past. We may be subject to liability based on statements made and actions taken as a result of participation in our chat rooms or as a result of materials posted by members on bulletin boards on our website. Based on links we provide to third-party websites, we could also be subjected to claims based upon online content we do not control that is accessible from our website.

Although we plan to carry general liability insurance, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liabilities to which we are exposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage would reduce our net worth and working capital and increase our operating losses.

Changing laws, rules and regulations and legal uncertainties could increase the regulation of our business and therefore increase our operating costs.

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the internet. In addition, laws and regulations relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights are being debated and considered for adoption by many countries throughout the world. We face risks from some of the proposed legislation that could be passed in the future.

In the U.S., laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, which include actions for defamation, libel, invasion of privacy and other data protection claims, tort, unlawful activity, copyright or trademark infringement and other theories based on the nature and content of the materials searched, the ads posted or the content generated by users. Certain foreign jurisdictions are also testing the liability of providers of online services for activities of their users and other third parties. Any court ruling that imposes liability on providers of online services for activities of their users and other third parties could harm our business.

Likewise, a range of other laws and new interpretations of existing laws could have an impact on our business. For example, in the U.S. the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing, linking or hosting third-party content that includes materials that infringe copyrights or other rights. The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from children under 13. In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities. Similarly, the application of existing laws prohibiting, regulating or requiring licenses for certain businesses of our advertisers, including, for example, online gambling, distribution of pharmaceuticals, adult content, financial services, alcohol or firearms, can be unclear. Application of these laws in an unanticipated manner could expose us to substantial liability and restrict our ability to deliver services to our users. For example, some French courts have interpreted French trademark laws in ways that would, if upheld, limit the ability of competitors to advertise in connection with generic keywords.

We are also subject to federal, state and foreign laws regarding privacy and protection of user data. Any failure by us to comply with our posted privacy policies or privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could potentially harm our business. In addition, the interpretation of data protection laws, and their application to the internet, in Europe and other foreign jurisdictions is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from country to country and in a manner that is not consistent with our current data protection practices. Complying with these varying international requirements could cause us to incur additional costs and to have to change our business practices. Further, any failure by us to protect our users’ privacy and data could result in a loss of user confidence in our services and ultimately in a loss of users, which would adversely affect our business.

We could face liability for breaches of security on the Internet.

To the extent that our activities or the activities of third-party contractors involve the storage and transmission of information, such as credit card numbers, social security numbers or other personal information, security breaches could disrupt our business, damage our reputation and expose us to a risk of loss or litigation and possible liability. We could be liable for claims based on unauthorized purchases with credit card information, impersonation or other similar fraud claims. We could also be liable for claims relating to security breaches under recently-enacted or future data breach legislation. These claims could result in substantial costs and a diversion of our management’s attention and resources.

We are dependent on third party databases and computer systems.

We depend on the delivery of information over the Internet, a medium that depends on information contained primarily in an electronic format, in databases and computer systems maintained by third parties and us. A disruption of third-party systems or our systems interacting with these third party systems could prevent us from delivering services in a timely manner, which could have a material adverse effect on our business and results of operations.

Our systems are also heavily reliant on the availability of electricity. If we were to experience a major power outage, we would have to rely on back-up generators. These back-up generators may not operate properly and their fuel supply could be inadequate during a major power outage. This could result in a temporary disruption of our business.

Our business depends on continued and unimpeded access to the Internet by us and our users. Internet access providers may be able to block, degrade or charge for access to certain of our services, which could lead to additional expenses and the loss of users and advertisers.

Our planned services depend on the ability of our users to access the internet, and certain of our services will require significant bandwidth to work effectively. Currently, this access is provided by companies that have significant and increasing market power in the broadband and internet access marketplace, including existing telephone companies, cable companies and mobile communications companies. Some of these providers have stated that they may take measures that could degrade, disrupt or increase the cost of user access to certain of our anticipated services by restricting or prohibiting the use of their infrastructure to support or facilitate our offerings, or by charging increased fees to us or our users to provide our offerings. These activities may be permitted in the U.S. after recent regulatory changes, including recent decisions by the U.S. Supreme Court and Federal Communications Commission and under legislation being considered by the U.S. Congress. While interference with access to our planned services seems unlikely, such carrier interference could result in a loss of existing users and advertisers, increased costs, and impair our ability to attract new users and advertisers, thereby harming our revenue and growth.

We face intense competition from social networking sites and other Internet businesses and may not be able to successfully compete.

We face formidable competition in every aspect of our planned business, and particularly from other companies that seek to connect people with information and entertainment on the web. Such competitors include Blackplanet, YouTube, My Space, Craig’s List, Evite, and Facebook.

In addition, we will be competing with other Internet companies, including general purpose consumer online services, such as America Online and Microsoft Network; and other web “portal” companies, such as Excite, Infoseek, Yahoo!, Google and Lycos.

We will also face competition from the online versions of newsstand magazines, such as EbonyJet.com (the online version of Ebony and Jet magazines), Essence.com, and Blackenterprise.com.

Our competitors have longer operating histories and more established relationships with customers and end users. They can use their experience and resources against us in a variety of competitive ways, including by making acquisitions, investing more aggressively in research and development and competing more aggressively for advertisers and web sites. They may have a greater ability to attract and retain users than we do because they operate internet portals with a broader range of content products and services. If our competitors are successful in providing similar or better web sites, more relevant advertisements or in leveraging their platforms or products to make their web services easier to access, our user traffic and the size of our network could be negatively affected, which could negatively affect our revenues.

We face competition from traditional media companies, and we may not be included in the advertising budgets of large advertisers, which could harm our operating results.

In addition to Internet companies and online magazines, we face competition from companies that offer traditional media advertising opportunities, including television, radio and print. This would include such companies as News Corp., Time, Inc. and CBS, among others.  Most large advertisers have set advertising budgets, a portion of which is allocated to internet advertising. We expect that large advertisers will continue to focus most of their advertising efforts on traditional media. If we fail to convince these companies to spend a portion of their advertising budgets with us, our operating results would be harmed.

If we do not innovate and provide services that are useful to users, we may not be able to effectively compete, and our revenues and operating results could suffer.

Our success depends on providing services that make using the internet a more useful and enjoyable experience for our users. Our competitors are constantly developing innovations in web based services. As a result, we must invest significant resources in research and development in order to introduce and enhance services that people can easily and effectively use. If we are unable to provide quality services, then we will fail to attract users, or our users may become dissatisfied and move to a competitor’s services. Our operating results would also suffer if our anticipated services are not responsive to the needs of our users and members, are not appropriately timed with market opportunities or are not effectively brought to market. As internet broadcasting technology and social networks continue to develop, our competitors may be able to offer services that are, or that are seen to be, substantially similar to or better than ours. This may force us to compete in different ways and expend significant resources in order to remain competitive.

We need to enter into strategic relationships with other Websites. If we are unable to do so, our revenues and operating results will suffer.

We will need to establish and maintain strategic relationships with other Websites to attract users, advertisers and compelling content.  There is intense competition for placements and cross promotion on these sites, and we may not be able to enter into relationships on commercially reasonable terms or not at all.  In addition, we may have to pay significant fees to establish and maintain these relationships.

Our business model is dependent upon continued growth in the use of the Internet by our target demographic, and acceptance of our services by our target demographic. If such growth and acceptance do not occur, our business will suffer.

Our business model depends on creating and increasing demand for our content and e-commerce initiatives from our 18-34 urban female target demographic. This in turn depends on this demographic continuing to increase its use of the Internet for obtaining information pertaining to social, political, financial and lifestyle events. There can be no assurance that such growth will continue, or that our services will be accepted by this demographic. If such growth and acceptance do not occur, our business will be materially adversely affected.

Existing technologies can block our ads, which would harm our business.

We expect that much of our revenues will be derived from fees paid by advertisers in connection with the display of ads on web pages. There are existing technologies that can block display of some of the ads which we anticipate will be displayed on our website. As a result, ad-blocking technology could adversely affect our operating results.

We rely on key personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our success depends in large part upon the abilities and continued service of our executive officers and other key employees, particularly Mr. Philmore Anderson IV, Chief Executive Officer. There can be no assurance that we will be able to retain the services of these officers and employees.  Our failure to retain the services of our key personnel could have a material adverse effect on us.   In order to support our projected growth, we will be required to effectively recruit, hire, train and retain additional qualified management personnel.  Our inability to attract and retain the necessary personnel could have a material adverse effect on us.

The current and continued downturn in United States economic conditions could adversely affect our business and our ability to raise capital, if and when needed.

The U.S. economy is currently experiencing a significant contraction, and it is expected that we will see further economic deterioration in the immediate future. We expect that much of our revenues will be derived from fees paid by advertisers in connection with the display of ads on web pages, including from companies whose success is dependent upon consumers’ willingness to spend money on entertainment and other discretionary items. Weakening economic conditions or outlook could reduce the consumption of discretionary products and services and, thus, reduce advertising for such products and services. This may adversely affect our ad revenues which would adversely affect our business and financial results.

Furthermore, during challenging economic times, we may face greater difficulties gaining timely access to financings, if and when needed, which could result in an impairment of our ability to continue our business activities.

Risks Related to our Common Stock:

There is no active, liquid trading market for our common stock.

Our common stock is registered under the Securities Exchange Act of 1934, as amended, and is currently listed on the OTC Bulletin Board. However, there is no regular active trading market in our common stock, and we cannot give an assurance that an active trading market will develop. If an active market for our common stock develops, there is a significant risk that our stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

·                   variations in our quarterly operating results;
·                   announcements that our revenue or income are below analysts’ expectations;
·                   general economic slowdowns;
·                   sales of large blocks of our common stock;
·                   announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and
·                   fluctuations in stock market prices and volumes, which are particularly common among highly volatile securities of early stage technology companies.

The ownership of our common stock is highly concentrated in our officers and directors.

Our current executive officers and directors beneficially own approximately  51.1% of the Company’s outstanding common stock, including approximately 45% of our outstanding shares which are beneficially owned by our chief executive officer and chairman Philmore Anderson IV. As a result, if they act in concert, our executive officers and directors will control all of the issues submitted to a vote of the Company’s shareholders.  Such concentration of share ownership may have the effect of discouraging, delaying or preventing a change in control of the Company.

Our common stock is subject to the “penny stock” rules of the SEC, which may make it more difficult for stockholders to sell our common stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

·                   that a broker or dealer approve a person's account for transactions in penny stocks; and
·                   the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

·                   obtain financial information and investment experience objectives of the person; and
·                   make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

·                   sets forth the basis on which the broker or dealer made the suitability determination; and
·                   that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The regulations applicable to penny stocks may severely affect the market liquidity for the Company’s common stock and could limit an investor’s ability to sell the Company’s common stock in the secondary market.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future.  Any return on investment may be limited to the value of our common stock.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

The registration and potential sale, pursuant to this prospectus, by the selling stockholders of a significant number of shares could depress the price of our common stock.

Because there is not an active, liquid public market for our common stock, there may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares pursuant to this prospectus, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

If the selling stockholders sell a significant number of shares of common stock, the market price of our common stock may decline. Furthermore, the sale or potential sale of the offered shares pursuant to the prospectus and the depressive effect of such sales or potential sales could make it difficult for us to raise funds from other sources.

Our issuance of common stock upon exercise of outstanding warrants may depress the price of our common stock.

As of August 20, 2009, we have 31,028,710 shares of common stock and warrants to purchase 10,344,034 shares of common stock outstanding. The issuance of shares of common stock upon exercise of outstanding warrants could result in substantial dilution to our stockholders, which may have a negative effect on the price of our common stock.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of Common Stock offered by the selling stockholders. However, we will generate proceeds from the cash exercise of the warrants by the selling stockholders, if any. We intend to use those proceeds for general corporate purposes.

SELLING SECURITY HOLDERS

The following table details the name of each selling stockholder, the number of shares owned by that selling stockholder, and the number of shares that may be offered by each selling stockholder for resale under this prospectus.  Other than John Thomas Financial, Inc., none of the selling shareholders is a broker-dealer. The selling stockholders may sell up to 19,804,437 shares of our Common Stock from time to time in one or more offerings under this prospectus, including 9,794,034 shares which are issuable upon the exercise of warrants held by certain selling stockholders. Because each selling stockholder may offer all, some or none of the shares it holds, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders

Name of Selling Stockholder	Beneficial Ownership Before the Offering (1)		Percentage of Common Stock Owned Before Offering (2)	Shares of Common Stock Included in Prospectus		Beneficial Ownership After the Offering	Percentage of Ownership After Completion of Offering
Dale Banks	320,000	(3)	1.02%	320,000	(3)	0	*

Steven Benkovsky	3,200,000	(4)	9.81%	3,200,000	(4)	0	*

Timothy Marks	3,200,000	(4)	9.81%	3,200,000	(4)	0	*

Alan Swain	80,000	(5)	*	80,000	(5)	0	*

Robert Kammann	100,000	(6)	*	100,000	(6)	0	*

Joe R. Hipp & Vicki L. Hipp	50,000	(7)	*	50,000	(7)	0	*

Larry Hansen	20,000	(8)	*	20,000	(8)	0	*

John Esposito	200,000	(9)	*	200,000	(9)	0	*

Sean Brennan	50,000	(7)	*	50,000	(7)	0	*

Susanti Chodhury	200,000	(9)	*	200,000	(9)	0	*

RWR Properties, Inc. (10)	80,000	(5)	*	80,000	(5)	0	*

Renald Anelle	200,000	(9)	*	200,000	(9)	0	*

Frank Giordano	100,000	(6)	*	100,000	(6)	0	*

Robo Ventures Ltd. (11)	100,000	(6)	*	100,000	(6)	0	*

Chris Tsamasiros & Deborah Tsamasiros	120,000	(12)	*	120,000	(12)	0	*

Carlos Carvalho	160,000	(13)	*	160,000	(13)	0	*

Colin Offenhartz	400,000	(14)	1.28%	400,000	(14)	0	*

John Meeks	80,000	(5)	*	80,000	(5)	0	*

Jeffrey A. Sitler	8,000	(15)	*	8,000	(15)	0	*

Arivoli Veerappan	160,160	(16)	*	160,160	(16)	0	*

Steven J. Graves	19,936	(17)	*	19,936	(17)	0	*

Dwight E. Long	40,000	(18)	*	40,000	(18)	0	*

Robert Lipic	56,000	(19)	*	56,000	(19)	0	*

Gary Grigg	144,000	(20)	*	144,000	(20)	0	*

Baroness LLC (21)	526,000	(22)	1.68%	526,000	(22)	0	*

Bross Family Management Co. (23)	800,000	(24)	2.55%	800,000	(24)	0	*

Thomas G. Charles	25,000	(25)	*	25,000	(25)	0	*

Pulcherio & Ofelia Palma	755,590	(26)	2.41%	355,590	(27)	0	*

Palma Homes Inc. Pension (28)	400,000	(14)	1.28%	400,000	(14)	0	*

Bruce S. Burch	35,200	(29)	*	35,200	(29)	0	*

James S. & Patricia M. Lorenzo	200,000	(9)	*	200,000	(9)	0	*

Wojciech Kuczynski	69,600	(30)	*	69,600	(30)	0	*

Brent McPherson	100,000	(6)	*	100,000	(6)	0	*

Thomas Ventrone	100,000	(6)	*	100,000	(6)	0	*

David & Rigina Silvia	50,000	(7)	*	50,000	(7)	0	*

Robert & Jay Fullhardt	40,000	(18)	*	40,000	(18)	0	*

Grover Hubley	50,000	(7)	*	50,000	(7)	0	*

Anthony Gennaro	40,000	(18)	*	40,000	(18)	0	*

Robert Keller	40,000	(18)	*	40,000	(18)	0	*

William E. Dertinger, Jr. & Francesca Dertinger	56,000	(19)	*	56,000	(19)	0	*

Norman & Isim Fineman	100,000	(6)	*	100,000	(6)	0	*

Augustine Piccolo	40,000	(18)	*	40,000	(18)	0	*

Albert & Heidi Gentile	40,000	(18)	*	40,000	(18)	0	*

Marvin & Margaret Gittes	160,000	(13)	*	160,000	(13)	0	*

Anna & Erik Figenskau	50,000	(7)	*	50,000	(7)	0	*

Michael Duffy	200,000	(9)	*	200,000	(9)	0	*

Bruce Partridge	40,000	(18)	*	40,000	(18)	0	*

Foster Haunz	35,200	(29)	*	35,200	(29)	0	*

Thomas W. Eardley	16,000	(31)	*	16,000	(31)	0	*

Thomas Pogodzinski	80,000	(5)	*	80,000	(5)	0	*

Melvin Schlater	20,000	(8)	*	20,000	(8)	0	*

Peter Bohan	41,600	(32)	*	41,600	(32)	0	*

William D. Edwards	29,020	(33)	*	29,020	(33)	0	*

Bert Steve & Deborah Pesce	400,000	(34)	1.28%	200,000	(10)	0	*

Central Jersey Collision Corp. DBA Elizabeth Rock Center (35)	200,000	(9)	*	200,000	(9)	0	*

Krzysztof Czapka & Tadensz Niepsuj	60,800	(36)	*	60,800	(36)	0	*

Michael P. Robbins	40,000	(18)	*	40,000	(18)	0	*

Gregory Gelman	16,000	(31)	*	16,000	(31)	0	*

Mildred Samuel	39,962	(37)	*	39,962	(37)	0	*

Antonio Fasolino	200,000	(9)	*	200,000	(9)	0	*

Terry Traeder	116,800	(38)	*	116,800	(38)	0	*

Marc Rotter	40,000	(18)	*	40,000	(18)	0	*

Thomas Dean	52,800	(39)	*	52,800	(39)	0	*

Leonard W. Lewis	100,000	(6)	*	100,000	(6)	0	*

Glen Tracy	46,400	(40)	*	46,400	(40)	0	*

Domingo Rodriguez	64,000	(41)	*	64,000	(41)	0	*

Harry Reed	40,000	(18)	*	40,000	(18)	0	*

Stephen Minnich	20,000	(8)	*	20,000	(8)	0	*

Mike McConaughey	80,000	(5)	*	80,000	(5)	0	*

Duarte Trust (42)	50,000	(7)	*	50,000	(7)	0	*

David L. Creck	600,000	(43)	1.92%	600,000	(43)	0	*

David Werdin	200,000	(9)	*	200,000	(9)	0	*

Wallace W. Watkins	200,000	(9)	*	200,000	(9)	0	*

Ralph W. Gitz	50,000	(7)	*	50,000	(7)	0	*

Robert Green	20,000	(8)	*	20,000	(8)	0	*

Gary Alexander	40,000	(18)	*	40,000	(18)	0	*

Charles Chief Boyd	50,000	(7)	*	50,000	(7)	0	*

Frank Rocca	20,000	(8)	*	20,000	(8)	0	*

Charles B. Habbard	32,000	(44)	*	32,000	(44)	0	*

Gary Francis	200,000	(9)	*	200,000	(9)	0	*

Robert Fielitz	50,000	(7)	*	50,000	(7)	0	*

Jesse Jones	200,000	(9)	*	200,000	(9)	0	*

Roberta Dyer	8,000	(15)	*	8,000	(15)	0	*

Thomas Bess	24,000	(45)	*	24,000	(45)	0	*

John Thomas Bridge & Opportunity Fund (46)	1,516,369	(47)	4.81%	1,516,369	(47)	0	*

Marathon Advisors (48)	200,000	(49)	*	200,000	(49)	0	*

Kevan Walker	200,000	(50)	*	200,000	(50)	0	*

Cheryl Keeling	576,000	(51)	1.84%	50,000	(52)	0	*

BPA Associates, LLC (53)	1,425,000	(54)	4.59%	350,000	(55)	1,075,000	2.63%

Gregg Feinstein	724,000	(56)	2.33%	350,000	(57)	374,000	*

John Thomas Financial, Inc. (58)	4,000,000	(59)	12.49%	1,000,000	(60)	3,000,000	7.35%

Sichenzia Ross Friedman Ference LLP (61)	500,000	(62)	1.60%	250,000	(63)	250,000	*

* Less than 1%.

 (1)  The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

(2) This percentage is based upon 31,028,710 shares issued and outstanding as of August 20, 2009 plus the additional shares that the selling stockholder is deemed to beneficially own.

(3) Represents 160,000 Common Shares issued in the Private Placement, and 160,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(4)   Represents 1,600,000 Common Shares issued in the Private Placement, and 1,600,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(5) Represents 40,000 Common Shares issued in the Private Placement, and 40,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(6) Represents 50,000 Common Shares issued in the Private Placement, and 50,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(7) Represents 25,000 Common Shares issued in the Private Placement, and 25,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(8) Represents 10,000 Common Shares issued in the Private Placement, and 10,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(9) Represents 100,000 Common Shares issued in the Private Placement, and 100,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(10) Ralph Lembrich has voting and dispositive powers over the securities of the Company owned by RWR Properties, Inc.

(11) Robert Oram has voting and dispositive powers over the securities of the Company owned by Robo Ventures Ltd.

(12) Represents 60,000 Common Shares issued in the Private Placement, and 60,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(13) Represents 80,000 Common Shares issued in the Private Placement, and 80,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(14) Represents 200,000 Common Shares issued in the Private Placement, and 200,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(15) Represents 4,000 Common Shares issued in the Private Placement, and 4,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(16) Represents 80,080 Common Shares issued in the Private Placement, and 80,080 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(17) Represents 9,968 Common Shares issued in the Private Placement, and 9,968 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(18) Represents 20,000 Common Shares issued in the Private Placement, and 20,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(19) Represents 28,000 Common Shares issued in the Private Placement, and 28,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(20) Represents 72,000 Common Shares issued in the Private Placement, and 72,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(21) Cheryl Keeling has voting and dispositive powers over the securities of the Company owned by Baroness LLC.

(22) Represents 251,000 Common Shares issued in the Private Placement, and 275,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement. The selling stockholder purchased 275,000 Common Shares in the Private Placement, of which 24,000 were subsequently transferred to Thomas Bess.

(23) Chester Bross has voting and dispositive powers over the securities of the Company owned by Bross Family Management Co.

(24) Represents 400,000 Common Shares issued in the Private Placement, and 400,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(25) Represents 12,500 Common Shares issued in the Private Placement, and 12,500 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(26) Includes 400,000 shares (representing 200,000 Common Shares issued in the Private Placement, and 200,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement) beneficially owned by Palma Homes Inc. Pension. Pulcherio & Ofelia Palma have voting and dispositive powers over the securities of the Company owned by Palma Homes Inc. Pension.  Also includes an additional 177,795 Common Shares and 177,795 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(27) Represents 177,795 Common Shares issued in the Private Placement, and 177,795 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(28) Pulcherio & Ofelia Palma have voting and dispositive powers over the securities of the Company owned by Palma Homes Inc. Pension.

(29) Represents 17,600 Common Shares issued in the Private Placement, and 17,600 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(30) Represents 34,800 Common Shares issued in the Private Placement, and 34,800 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(31) Represents 8,000 Common Shares issued in the Private Placement, and 8,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(32) Represents 20,800 Common Shares issued in the Private Placement, and 20,800 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(33) Represents 14,510 Common Shares issued in the Private Placement, and 14,510 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(34) Includes 200,000 shares (representing 100,000 Common Shares issued in the Private Placement, and 100,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement) beneficially owned by Central Jersey Collision Corp. DBA Elizabeth Rock Center. Bert Steve & Deborah Pesce have voting and dispositive powers over the securities of the Company owned by Central Jersey Collision Corp. DBA Elizabeth Rock Center.  Also includes an additional 100,000 Common Shares and 100,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(35) Bert Steve & Deborah Pesce have voting and dispositive powers over the securities of the Company owned by Central Jersey Collision Corp. DBA Elizabeth Rock Center.

(36) Represents 30,400 Common Shares issued in the Private Placement, and 30,400 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(37) Represents 19,981 Common Shares issued in the Private Placement, and 19,981 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(38) Represents 58,400 Common Shares issued in the Private Placement, and 58,400 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(39) Represents 26,400 Common Shares issued in the Private Placement, and 26,400 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(40) Represents 23,200 Common Shares issued in the Private Placement, and 23,200 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(41) Represents 32,000 Common Shares issued in the Private Placement, and 32,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(42) Joseph A. Duarte has voting and dispositive powers over the securities of the Company owned by Duarte Trust.

(43) Represents 300,000 Common Shares issued in the Private Placement, and 300,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(44) Represents 16,000 Common Shares issued in the Private Placement, and 16,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

(45) Represents shares of Common Stock issued in the Private Placement and transferred to the selling stockholder.

(46) George Jarkesy has voting and dispositive powers over the securities of the Company owned by John Thomas Bridge & Opportunity Fund. Mr. Jarkesy disclaims beneficial ownership of the securities.

(47) Represents 1,016,369 outstanding shares of Common Stock and 500,000 shares of Common Stock underlying warrants with an exercise of $1.50. The warrants and 500,000 of the outstanding shares were issued as additional consideration for a bridge made by the selling stockholder to Sahara Media, Inc. in July 2008. The remaining 516,369 shares were issued in private placements by MFI in October 2007, November 2007 and February 2008.

(48) Brian Rodriguez has voting and dispositive powers over the securities of the Company owned by Marathon Advisors.

(49) Represents 100,000 outstanding shares of Common Stock and 100,000 shares of Common Stock underlying warrants with an exercise price of $1.10. The shares and warrants were issued to the selling stockholder for consulting services.

(50) Represents shares of Common Stock issued to the selling stockholder in exchange for the cancellation of 200,000 shares of common stock of Sahara Media, Inc., pursuant to the Merger Agreement. Sahara Media, Inc. issued the shares to the selling stockholder for an aggregate purchase price of $100,000.

(51) Includes 526,000 shares (representing 251,000 Common Shares issued in the Private Placement, and 275,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement) beneficially owned by Baroness LLC. Cheryl Keeling has voting and dispositive powers over the securities of the Company owned by Baroness LLC.  Also includes an additional 50,000 shares of Common Stock issued to the selling stockholder in exchange for the cancellation of 50,000 shares of common stock of Sahara Media, Inc., pursuant to the Merger Agreement. Sahara Media, Inc. issued the shares to the selling stockholder as additional consideration for a bridge loan in the amount of $100,000.

(52) Represents shares of Common Stock issued to the selling stockholder in exchange for the cancellation of 50,000 shares of common stock of Sahara Media, Inc., pursuant to the Merger Agreement. Sahara Media, Inc. issued the shares to the selling stockholder as additional consideration for a bridge loan in the amount of $100,000.

(53) Philmore Anderson III Anderson has voting and dispositive powers over the securities of the Company owned by BPA Associates, LLC. Philmore Anderson III is a director of the Company, and the father of Philmore Anderson IV, the chief executive officer and chairman of the Company.

(54) Represents shares of Common Stock issued to the selling stockholder in exchange for the cancellation of 1,425,000 shares of common stock of Sahara Media, Inc., pursuant to the Merger Agreement. Sahara Media, Inc. issued the shares of common stock to the selling stockholder as part of the consideration for the Honey Database.

(55) Represents shares of Common Stock issued to the selling stockholder in exchange for the cancellation of 350,000 shares of common stock of Sahara Media, Inc., pursuant to the Merger Agreement. Sahara Media, Inc. issued the shares of common stock to the selling stockholder as part of the consideration for the Honey Database.

(56) Represents shares of Common Stock issued to the selling stockholder in exchange for the cancellation of 724,000 shares of common stock of Sahara Media, Inc., pursuant to the Merger Agreement. Sahara Media, Inc. issued the shares of common stock to the selling stockholder in exchange for the selling stockholder’s foregoing of $12,000 in debt.

(57) Represents shares of Common Stock issued to the selling stockholder in exchange for the cancellation of 350,000 shares of common stock of Sahara Media, Inc., pursuant to the Merger Agreement. Sahara Media, Inc. issued the shares of common stock to the selling stockholder in exchange for the selling stockholder’s foregoing of $5,801 in debt.

(58) Thomas Belesis has voting and dispositive powers over the securities of the Company owned by John Thomas Financial, Inc. Mr. Belesis disclaims beneficial ownership of the securities. John Thomas Financial, Inc., a broker dealer which is a member of FINRA, was the exclusive placement agent for the Private Placement.

(59) Represents 3,000,000 outstanding shares of Common Stock and 1,000,000 shares of Common Stock underlying the Broker Warrants. The outstanding shares and the Broker Warrants were issued for investment banking services.

(60) Represents shares of Common Stock underlying the Broker Warrants. The Broker Warrants were issued for investment banking services. John Thomas Financial, Inc. is the underwriter of these shares.

(61) Greg Sichenzia, Marc Ross, Richard Friedman, Michael Ference, Thomas Rose, Jeffrey Fessler and Darrin Ocasio have voting and dispositive powers over the securities of the Company owned by Sichenzia Ross Friedman Ference LLP. Mr. Sichenzia, Mr. Ross, Mr. Friedman, Mr. Ference, Mr. Rose, Mr. Fessler, and Mr. Ocasio disclaim beneficial ownership of the securities. Sichenzia Ross Friedman Ference LLP is the Company’s legal counsel.

(62) Represents 250,000 outstanding shares of Common Stock, and 250,000 shares of Common Stock underlying warrants with an exercise price of $1.50. The outstanding shares and warrants were issued to the selling stockholder for legal services.

(63) Represents 250,000 shares of Common Stock underlying warrants with an exercise price of $1.50. The warrants were issued to the selling stockholder for legal services.

PLAN OF DISTRIBUTION

This prospectus includes 19,804,437 shares of common stock offered by the selling stockholders, including 1,000,000 shares offered by John Thomas Financial, Inc. John Thomas Financial, Inc, is a statutory underwriter of these 1,000,000 shares.

Each selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

A selling stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. A selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

A selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify certain of the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

We agreed to use our best reasonable efforts to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus includes 19,804,437 shares of our Common Stock offered by the selling stockholders. The following description of our Common Stock is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 50,000,000 shares of Common Stock having a par value of $0.003 per share and 10,000,000 shares of preferred stock having a par value of $0.0001 per share (“Preferred Stock”). As of the date of this prospectus, the Company does not have any outstanding Preferred Stock.  Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Our outstanding shares of Common Stock are fully paid and non-assessable. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries, provided that Sichenzia Ross Friedman Ference LLP owns 250,000 shares of the Company's Common Stock and five-year warrants to purchase 250,000 shares of Common Stock with an exercise price of $1.50. The 250,000 shares underlying the warrants are included in this prospectus.

  DESCRIPTION OF BUSINESS

Background

Sahara Media Holdings, Inc. (the “Company”) is a Delaware corporation organized on September 26, 1997 under the name Keystone Entertainment, Inc. On January 14, 1998, the Company’s corporate name was changed to Mac Filmworks, Inc. On September 26, 2008, the Company’s corporate name was changed to Sahara Media Holdings, Inc.

From October 2007 until its acquisition of Sahara Media, Inc. in September 2008, MFI was not engaged in any active business. Prior to October 2007, MFI had a limited operating history engaged in the development, marketing and sales of a library of feature films, television series, and made-for-television movies for sale through various channels. The Company did not generate any revenues during the years ended December 31, 2007 and December 31, 2006. In October 2007, MFI completed an asset sale transaction whereby it issued 276,674 shares of MFI’s common stock and transferred substantially all of MFI’s assets net of accounts payable to Jim McCullough, its then chief executive officer, in exchange for McCullough forgiving $405,673 in debt owed by Mac Filmworks, Inc. to Mr. McCullough and his affiliates. Effective upon the completion of the asset sale, MFI ceased all active business operations.

On September 17, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Sahara Media Acquisitions, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Subsidiary”) and Sahara Media, Inc., a Delaware corporation.  Pursuant to the Merger Agreement, which closed on September 17, 2008 (the “Closing Date”), the Subsidiary merged into Sahara Media, Inc., such that Sahara Media, Inc. became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company issued 18,150,000 shares of the Company’s Common Stock to the shareholders of Sahara Media, Inc. (the “Acquisition Shares”) (subject to the placement of 5,000,000 Acquisition Shares in escrow pursuant to the Escrow Agreement, representing approximately 58.9% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger Agreement and the Private Placement that closed in September and October of 2008 in connection with the Private Placement, and the outstanding shares of common stock of Sahara Media, Inc. were cancelled and converted into the right to receive the Acquisition Shares. The 18 shareholders of Sahara Media, Inc. who were issued the 18,150,000 Acquisition Shares were all accredited investors.

Pursuant to the reverse acquisition, Sahara Media Holdings, Inc. became the parent company of Sahara Media, Inc. (“Sahara”), a Delaware corporation formed in January 2005. Sahara is a development-stage company located in New York. Since its formation, Sahara has concentrated on the development of its business strategy. Until March 2004, Vanguarde Media, an entity not affiliated with Sahara, published Honey Magazine, a publication aimed at the 18-34 urban female demographic. As a result of financial difficulties of Vanguarde Media, Honey Magazine ceased publishing in 2004.  Vanguarde Media filed for bankruptcy in November 2003, and in February 2005 Sahara through the bankruptcy proceedings purchased the “Honey” trademark for the class of paper goods and printed matter (which relates to printed publications).

References in this prospectus, and the registration statement of which it forms a part, to, “we,” “us,” “our” and similar words refer to the Company and its wholly-owned subsidiary, Sahara Media, Inc., unless the context indicates otherwise, and, prior to the effectiveness of the reverse acquisition, these terms refer to Sahara Media, Inc. References to “MFI” relate to the Company prior to the reverse acquisition.

Although Vanguarde Media (which also owned Savoy and Heart & Soul magazines in addition to Honey) filed for bankruptcy, we believe we can succeed with the Honey brand. Honey magazine had circulation of 400,000, the largest of Vanuarde’s three publications (source: “Vanguarde media files for bankruptcy; Savoy, Heart & Soul, and Honey fold due to lack of capital, flawed business strategy”, Black Enterprise, February 2004, available at http://findarticles.com/p/articles/mi_m1365/is_7_34/ai_n6065782). While Honey under Vanguarde was a print publication, we have launched Honey online. Online advertising has been growing as a percentage of total advertising, reaching 7.6% in 2007 from 5.3% in 2004 (source: TNS Media Intelligence, “TNS Media Intelligence Reports U.S. Advertising Expenditures Grew 0.2 Percent in 2007”, March 25, 2008, available at http://www.tns.mi.com/news/03252008). For the first nine months of 2008, internet advertising spending grew 7% compared to the same period in 2007, even as total advertising spending declined 1.7% (source: TNS Media Intelligence, “TNS Media Intelligence Reports U.S. Advertising Expenditures Declined 1.7 Percent in First Nine Months of 2008”, available at http://www.tns-mi.com/news/1211208.htm). In addition, our online magazine will leverage user generated content through our social network Hivespot.com.  Furthermore, by launching as an online rather than print magazine, we will avoid the printing and labor costs of print publications.

We expect that the primary components of our business will be:

•           The online magazine Honeymag.com
•           The social network Hivespot.com
•           Our database of approximately 3.9 million names in the 18-34 urban female demographic (the “Honey Database”)

With the Honey brand and the Honey Database we will seek to connect with audiences and secure brand leadership for our target demographic.

The online magazine Honeymag.com and the social network Hivespot.com are currently operating websites that were officially launched on March 5, 2009. We believe this strategy will allow us to exploit the synergies of our online magazine and social networking site as well as live events.  As of August 20, 2009, our websites have had an aggregate of approximately 247,000 visits and 806,000 page views, by 172,000 unique visitors, with average time on site of 3 minutes and 17 seconds, and 4,084 registered users .

We anticipate that our primary source of revenue will be the sale of advertising on our online magazine Honeymag.com and our social network Hivespot.com. We plan to sell advertising both through ad aggregators, and through direct sales, which generally provide for greater potential revenues. In the early part of the third quarter of 2009, we entered into advertising agreements with three Fortune 500 companies, and are currently in negotiations with additional potential advertisers. In addition, we have retained BET Interactive, LLC (“BET”) and Glam Media, Inc. (“Glam Media”) to serve as our ad aggregators.  We have entered into a written agreement with BET pursuant to which we have retained BET as an ad aggregator. Glam Media has been retained as an ad aggregator pursuant to a verbal agreement; we anticipate entering into a written agreement with Glam Media in the near future.

Pursuant to our agreement with BET, BET agreed to contract with advertisers to store and place advertisements in BET’s ad network, and we granted BET a nonexclusive right to store and serve such ads on our websites. BET agreed to pay us 40% of all net advertising revenue (consisting of any money received from BET from such advertisers less third party commissions, fees and expenses, if any) received from the sale of such ads. Our agreement with BET is for a one year term, with automatic renewals in 90 day increments, unless terminated by either party upon 30 days’ written notice.

Pursuant to our verbal agreement with Glam Media, Glam Media agreed to contract with advertisers to store and place advertisements in Glam Media’s ad network, and we granted Glam Media a nonexclusive right to store and serve such ads on our websites. Glam Media agreed to pay us the greater of (a) $1.50 per cpm (cost per million) for a maximum of 250,000 advertising impressions per month or (b) 50% of all net advertising revenue (consisting of any money received from Glam Media from such advertisers less third party commissions, fees and expenses, if any) received from the sale of such ads. We anticipate finalizing a written agreement with Glam Media under such terms in the near future.

We anticipate that ads on the website will initially be filled through these ad aggregators. The amount of revenue that will be generated through these initial ads, as well as future ads, will depend on the amount of traffic the site will generate. We anticipate that we will begin generating advertising revenues in the third quarter of 2009.

We estimate that we will generate revenue of $250,000 in the third quarter of 2009, and $750,000 in the fourth quarter of 2009, approximately half from the sale of advertising on our website and half from licensing of the Honey Database.

Our advertising revenue estimates are based on our goal of a gradual increase in monthly traffic to our website to 1 million monthly page views, 200,000 monthly unique visits, 250,000 registered users, and 5 minutes average time on site per month per user, by year-end.

To achieve this increase in our web traffic, we are working with web consultants who help us link our site with other websites, such as Facebook.com and Twitter.com.  Linking to other websites allows us to attract web traffic from people who do not know about our site.  Additionally, we continually seek to improve the content on our site, which we believe will increase our page views because users of the site will stay on the site longer and visit more parts of the site.  In February 2009, the Company had approximately 5,800 unique visits.  As of August 20, 2009 it has approximately 62,000 monthly unique visits.  Based on this growth, we believe we can gradually increase our monthly unique visits to 200,000 by year end. In addition, in February 2009, we had approximately 32,000 monthly page views.  As of August 20, 2009 we had approximately 228,000 monthly page views.  As a result of this growth, we project that by year end we will have approximately 1,000,000 monthly page views.   Currently, we have 4,084 registered users on our web site.  As a result of the anticipated increase in the monthly page views, we anticipate that the number of registered users will grow to approximately 250,000 by year end.  However, there can be no assurance that we will achieve our web traffic goals.

Based on the industry experience of our management, we believe that, once we have reached 75,000 monthly unique visits, our website will be considered a viable advertising venue for companies seeking to target urban women.  Once our website has reached 75,000 monthly unique visits we anticipate that we will charge at least $50,000 for an advertising campaign and have approximately 10 campaigns from August 2009 through December 31, 2009.  However, we have generated de minimis advertising revenues to date and there can be no assurance that we will achieve our advertising revenue goals.

We anticipate that we will begin generating revenue from licensing of the Honey Database commencing in the third quarter of 2009. We estimate that we will generate approximately $500,000 in revenue from licensing of the Honey Database in the second half of 2009. This revenue estimate is based on the efforts we have begun to license the Honey Database, pursuant to which we are currently in discussions with multiple companies regarding the licensing of the Honey Database, which, if successfully implemented, have the potential to generate such revenues. In addition, we believe the anticipated increase in our registered users will allow us to increase the number of names in our database, thus increasing potential revenue from licensing of the database. However, no definitive arrangements for the licensing of the Honey Database are currently in place and there can be assurance such revenue estimates are accurate.

The Market Opportunity

We believe there is an unmet market need for a marketing product that integrates online and offline media.  Online advertising as a percentage of advertising budgets has been increasing over the years, reaching 7.6% in 2007 from 5.3% in 2004 (source: TNS Media Intelligence, “TNS Media Intelligence Reports U.S. Advertising Expenditures Grew 0.2 Percent in 2007”, March 25, 2008, available at http://www.tns.mi.com/news/03252008). For the first nine months of 2008, internet advertising spending grew 7% compared to the same period in 2007, even as total advertising spending declined 1.7% (source: TNS Media Intelligence, “TNS Media Intelligence Reports U.S. Advertising Expenditures Declined 1.7 Percent in First Nine Months of 2008”, available at http://www.tns-mi.com/news/1211208.htm).

Market Positioning and the Honey Database

Commencing with the launch of our online magazine and social network in March 2009, we plan to develop and use Honey’s online presence, the Honey Database and other cost-effective marketing to reconnect with the Honey audience.

Sahara acquired approximately 3,660,000 of the 4,050,000 names (approximately 3,900,000 names after the database was scrubbed) included in the Honey Database pursuant to an asset purchase agreement (the “Database Purchase Agreement”), by and between Sahara Media, Inc. and BPA Associates, LLC (“BPA”). The remaining portion of the Honey Database, including approximately 384,000 names, was already owned by Sahara prior to entering into the Database Purchase Agreement. BPA is an entity owned by Bertha Anderson, who is the mother of Philmore Anderson IV, our chief executive officer. Under the Database Purchase Agreement, we paid BPA $825,000 in cash, of which $50,000 was paid upon the closing of a bridge loan in July 2008, and an additional $775,000 was paid upon the closing of the Private Placement on September 17, 2008. In addition, pursuant to the Database Purchase Agreement, upon the closing of the Private Placement, we issued BPA 1,425,000 shares of common stock. The closing under the Database Purchase Agreement occurred upon the closing of the Private Placement on September 17, 2008.

Commencing with the launch of our online magazine and social network in March 2009, we will seek to attract unique visitors to the online magazine and develop our advertising base by developing and refining our editorial and production standards to provide consistently fresh, relevant content.

Commencing in the first half of 2010, we will seek to expand the reach of the Honey brand through licensing to radio, television, consumer products, and other platforms as appropriate to reach our target demographic. We do not have any such licensing deals in place and cannot assure you that we will be successful in implementing and generating revenues from these plans.

We do not anticipate incurring additional expenses in connection with these plans, apart from our ongoing operational expenditures as set forth under “Business Model” below.

Market Size and Analysis

African-American Consumer Profile: Young, Increasingly Affluent and Educated

The African-American population skews younger than the U.S. population. In 2005, the median age of the African-American population was 31.3 compared to 40.4 for non-Hispanic whites (source: U.S. Census Bureau, 2005) In addition, females represent a greater percentage of the African-American population than of the general U.S. population (Source: U.S. Census Bureau, 2004).

 Snapshot of the African-American Market

The following trends provide specific evidence of the size, growth, and viability of Honey’s target market:

African-American influence pervades American culture—fashion, music, dance and language are just a few examples of the power that this market segment has on America.

From 1990 to 2012, the African-American population is projected to grow by 35.3% compared to a 26.6% increase for the total U.S. population (source: Jeffrey M. Humphreys, “The Multicultural economy 2007”, Georgia Business and Economic Conditions, Volume 67, Number 3, available at http://www.selig.uga.edu/forecast/GBEC/GBEC0703Q.pdf). Currently, the African-American population comprises 13% of the total U.S. population. The percent of African-Americans who are new immigrants continues to grow and contribute to the vitality of the community. The market research firm Synovate estimated in 2006 that 8.5% of the African-American population was foreign born. This represents an increase from the 7.4% of the African-American population who were immigrants in 1990 (Source: U.S. Census Bureau, 2004).

 The buying power of African-Americans rose 166% in 17 years, from $318 billion in 1990 to $845 billion in 2007 (source: Jeffrey M. Humphreys, “The Multicultural economy 2007”, Georgia Business and Economic Conditions, Volume 67, Number 3, Third Quarter 2007, available at http://www.selig.uga.edu/forecast/GBEC/GBEC0703Q.pdf). By 2012, the buying power of African-Americans is projected to grow to more than $1 trillion (source: Jeffrey M. Humphreys, “The Multicultural economy 2007”, Georgia Business and Economic Conditions, Volume 67, Number 3, Third Quarter 2007, available at http://www.selig.uga.edu/forecast/GBEC/GBEC0703Q.pdf).

 Honey targets a significant segment within the African-American market

•                 There are 5.027 million African-American women between the ages of 18 – 34 (source: U.S. Census Bureau, 2004)

•                 86% of African-Americans adults are regular magazine readers, compared to 85% of all U.S. adults, as of the fall of 2007 (source: Magazine Publishers of America, “African-American/Black Market Profile” (2008), available at http://www.magazine.org/ASSETS/2457647D5D0A45F7B1735B8ABCFA3C26/market_profile_black.pdf, and filed as an exhibit to the registration statement of which this prospectus forms a part (the “MPA Report”)

•                 The median number of magazine issues read in a month by African-American magazine readers is 10.7, compared to 7.5 per month for all U.S. adults, as of the fall of 2007 (source: MPA Report).

Competition

We face formidable competition in every aspect of our business, and particularly from other companies that seek to connect people with information and entertainment on the web. We intend to leverage the Honey brand by integrating our online magazine and the Honey Database, and working with our operational, PR and professional partners to effectively compete. Below is a breakdown of the competition that we face in our three main planned business segments.

Competition in the Social Networking Space

Online social networking services are used regularly by millions of people. We believe that the principal competitive factors in the social networking market are name recognition, functionality, performance, ease of use, value-added services and features, and quality of support.

We will seek to reach our core target demographic of African-American women in the 18-34 age bracket through content that integrates our social networks Hivespot.com and the full version of our online magazine. We will exploit content and brand equity from Honey’s six-year run as a print publication.  We also plan to attract users to our social network through use of our Honey Database of approximately 3.9 million women in our target demographic.

Competition in the Online Magazine Space

We officially launched Honeymag.com as an online magazine on March 5, 2009. We believe there is not currently any other pure online magazine especially targeting urban women. Accordingly, we believe the principal competition for the online magazine will be the websites of print publications targeted at African-Americans.

We will attempt to distinguish Honey from its competition through unique and original content developed for our Honey brand, as well as through content that integrates our social network Hivespot.com and the full version of our online magazine. In addition, we plan to exploit content and brand equity acquired from Honey’s six year run as a print publication. We also plan to attract readers to our online magazine by use of our Honey Database of approximately 3.9 million women in our target demographic. In addition, by launching as an online rather than print magazine, we will avoid the printing and labor costs of print publications.

Competition in the Database Management Business

Our main asset besides our Honey brand is our proprietary Honey Database. We believe the Honey Database will be integral to our business, by generating revenue through the licensing of the Honey Database to advertisers, political parties, and others.

We do not anticipate that competition in the database management business will materially affect our operations. We will seek to compete in the database management business by continually enhancing and growing our database through individual registration on our online magazine and social network websites.

Honey Brand Name

The Honey brand is aimed at the 18-34 year old black female. It aims to address the lifestyle and interests of this demographic by providing editorial content that is relevant, entertaining, informative, and inspiring.

Description of the Brand

We intend to re-establish the Honey brand with a focus on the issues and lifestyle that affect the black female--what she wears, what she wants out of her career, how she connects to others, what she aspires to in life, and how she feels about herself.

To re-establish the Honey brand, we intend to create and provide content such as skin care tips, make-up techniques, club fashion, clothing reviews, shopping advice, sexual columns, and health news, all from a young, black, female perspective.

We believe that at this time, there is no other online publication exclusively targeting the 18-34 urban female market.

Honey’s closest competition is Essence magazine. However, Essence’s audience base is older, married, and has a higher percentage of men.

Other competition includes magazines targeting African-American readership in general: Ebony, Vibe, Vixen, Jet, Source, and Black Enterprise. However, these publications have had a different editorial focus.

Business Model

Bringing the Online and Offline Models Together

We will seek to combine online advertising and live events under one roof. To this end, the Honey Database will be used to maximize Honey’s brand awareness and to drive traffic to our social network, online magazine and to events.

Commencing in the second half of 2009, we plan to hold live events through partnerships with sponsors seeking to reach Honey’s target demographic, such as, for example, a record launch sponsored by a liquor company, or a hairstyle-related event sponsored by a cosmetics company. If we are successful in implementing such plans, the sponsor of the event would pay us a fee for holding the event, for the exposure to Honey’s target demographic. We do not have any arrangements in place for any live events and there is no assurance we will succeed in implementing and generating revenue from these plans.

Through online advertising, direct marketing, events and social networking, we will seek to leverage the Honey brand name and the Honey Database.

We will seek to quickly connect with Honey’s past advertisers while forging new agency and corporate relationships.

We will also seek to create advertising impact, such that advertising agencies and brands will view Honey as the best way to reach our highly targeted audience. Ads should appear in the relevant editorial context to maximize receptivity. Online quality and ad layout should exceed sponsor expectations.  We will seek to integrate Honey’s online content with the social network Hivespot.com to maximize our target marketing potential.

Finally, we will seek to make all production and distribution dates in a timely fashion while exercising cost discipline in all areas of the business.

Content for the magazine will be driven by the full-time and freelance editorial staff, re-purposed past content from the Honey print publication, and user generated content through our proprietary social network Hivespot.com.

Ongoing operational expenditures related to content development fall under the following categories:

▪                   Editorial staff salaries (approximately $250,000 annually)
▪                   Server hosting (approximately $7,500 annually)
▪                   Software design (approximately $30,000 annually)
▪                   Software applications (approximately $3,000 annually)
▪                   Office rent (approximately $108,000 annually)
▪                   Office supplies (approximately $12,000 annually)
▪                   Insurance (approximately $48,000 annually)
▪                   Utilities (approximately $30,000 annually)

We believe our existing capital, together with anticipated revenues, will be sufficient to fund our content generation. However, we cannot assure you that our cost estimates are accurate, that anticipated revenues will materialize, or that unforeseen events will not occur that would cause us to seek additional funding to meet our need for working capital. There can be no assurance that financing, if and when needed, will be available in amounts or on terms acceptable to us, or at all.

Expansion Plan

We anticipate that the foundation for our expansion, will involve:

•      Commencing with the launch of our online magazine and social network in March 2009, utilization of the Honeymag.com website and its integration with the social network Hivespot.com to drive web traffic;

•      The licensing of our Honey Database for potential revenue generation (we have begun efforts to license the Honey Database, and anticipate generating revenue from licensing the Honey Database commencing in the third quarter of 2009);

•      Commencing in the  second half of 2009, holding live events in partnership with sponsors, such as, for example, a record launch sponsored by a liquor company (no such arrangements are currently in place); and

•      Commencing in the second half of 2009, our use of direct mail and email to contact names on our Honey Database,

Commencing in the third quarter of 2009, we also plan to launch Honey as a quarterly, limited edition online magazine, after we have re-established the Honey brand through the online magazine and provided there is sufficient advertising demand.

We do not anticipate incurring additional expenses in connection with our expansion plans, apart from our ongoing operational expenditures as set forth under “Business Model” above.

We do not believe our expansion plan set forth above will require us to seek additional funding. However, there can be no assurance that our cost estimates are accurate, that anticipated revenues will materialize, or that unforeseen events will not occur that would cause us to seek additional funding to meet our need for working capital. There can be no assurance that financing, if and when needed, will be available in amounts or on terms acceptable to us, or at all.

Sales Strategy

We plan to generate revenues by (1) selling online advertising to corporate and agency clients, and (2) licensing our Honey Database.

We anticipate that we will begin generating advertising revenues in the second half of 2009. We plan to sell advertising both through ad aggregators, and through direct sales, which generally provide for greater potential revenues. In the early part of the third quarter of 2009, we entered into advertising agreements with three Fortune 500 companies, and are currently in negotiations with additional potential advertisers. In addition, we have retained BET and Glam Media to serve as our ad aggregators.  We anticipate that ads on the website will initially be filled through these ad aggregators. .The amount of revenue that will be generated through these initial ads, as well as future ads, will depend on the amount of traffic the site will generate.

We estimate that we will generate revenue of $250,000 in the third quarter of 2009, and $750,000 in the fourth quarter of 2009, approximately half from the sale of advertising on our website and half from licensing of the Honey Database. Our advertising revenue estimates are based on our goal of a gradual increase in monthly traffic to our website to 1 million monthly page views, 200,000 monthly unique visits, 250,000 registered users, and 5 minutes average time on site per month per user, by year-end.

To achieve this increase in our web traffic, we are working with web consultants who help us link our site with other websites, such as Facebook.com and Twitter.com.  Linking to other websites allows us to attract web traffic from people who do not know about our site.  Additionally, we continually seek to improve the content on our site, which we believe will increase our page views because users of the site will stay on the site longer and visit more parts of the site.  In February 2009, the Company had approximately 5,800 unique visits.  As of August 20, 2009 it has approximately 62,000 monthly unique visits.  Based on this growth, we believe we can gradually increase our monthly unique visits to 200,000 by year end. In addition, in February 2009, we had approximately 32,000 monthly page views.  As of August 20, 2009 we had approximately 228,000 monthly page views.  As a result of this growth, we project that by year end we will have approximately 1,000,000 monthly page views.   Currently, we have 4,084 registered users on our web site.  As a result of the anticipated increase in the monthly page views, we anticipate that the number of registered users will grow to approximately 250,000 by year end.  However, there can be no assurance that we will achieve our web traffic goals.

Based on the industry experience of our management, we believe that, once we have reached 75,000 monthly unique visits, our website will be considered a viable advertising venue for companies seeking to target urban women.  Once our website has reached 75,000 monthly unique visits we anticipate that we will charge at least $50,000 for an advertising campaign and have approximately 10 campaigns from August 2009 through December 31, 2009.  However, we have generated de minimis advertising revenues to date and there can be no assurance that we will achieve our advertising revenue goals.

We anticipate that we will begin generating revenue from licensing of the Honey Database commencing in the third quarter of 2009. We estimate that we will generate approximately $500,000 in revenue from licensing of the Honey Database in the second half of 2009. This revenue estimate is based on the efforts we have begun to license the Honey Database, pursuant to which we are currently in discussions with multiple companies regarding the licensing of the Honey Database, which, if successfully implemented, have the potential to generate such revenues. In addition, we believe the anticipated increase in our registered users will allow us to increase the number of names in our database, thus increasing potential revenue from licensing of the database.  However, no definitive arrangements for the licensing of the Honey Database are currently in place and there can be assurance such revenue estimates are accurate.

We plan to target both brands, including both past Honey advertisers and new prospects; and agencies, including African-American focused and other agencies, to secure advertising sales.

For both brands and agencies, we will offer a range of sponsorships, including online ads, special issues, special sections, branded promotions, and other integrated media as appropriate.

The following are priorities for our sales effort, commencing with the launching or our online magazine and social network in March 2009:

• Connect with advertisers who have supported Honey in the past

• Leverage special issues and promotions for increased ad sales

Honey will use a range of special issues, sections, and promotions to add value for advertising partners and attract new sponsors.

Special issues currently planned include Holiday Gift Guide, Automotive, Travel, and Health. These issues will be complemented by a range of promotional opportunities such as travel contests, beauty makeover contests, technology giveaway contests, and others as appropriate.

• Develop rate incentive program for new and valued advertising partners

Charter advertiser incentives will be developed for advertising partners who commit to long-term insertions. Currently, we plan to offer a rate break for those who commit to nine or more insertions.

• Provide integrated, multi-platform solutions to complement online offering

The focus of our initial media programs will be the online magazine and social network supplemented by off-line promotion.

We believe that in the coming years, advertisers will increasingly demand integrated media solutions that combine print, web, events, and broadcast media. To meet this demand, we anticipate the development of a number of other media options, including Honey Radio, Honey TV, Honey Music, and other brand extensions. Our success does not rely on these extensions. However, we believe that they will be a highly cost effective way to enhance brand equity while creating additional sponsorship value for our advertising partners.

As noted above, we also plan to generate revenue from the Honey Database, which targets a highly specific demographic group, by licensing it to advertisers as well as non-profit organizations. We have begun efforts to license the Honey Database, however, we do not anticipate generating significant revenues from the licensing of the Honey Database prior to 2010. We do not currently have any licensing deals in place and we cannot assure you that we will be successful in licensing and generating revenues from the Honey Database.

Project Development

Pursuant to a project order agreement with Dogmatic, Inc. (“Dogmatic”), dated July 8, 2008, we retained Dogmatic, a creative production services agency with offices in New York City and Venice, CA., to develop and launch our online magazine and social networking site. We paid Dogmatic $550,000 for their services under the agreement, including an initial deposit of $75,000 upon execution of the agreement. No further amounts are due to Dogmatic under the agreement.

In addition, pursuant to a master services agreement, dated July 11, 2008, we retained Ripple6, Inc. (“Ripple”), to provide ongoing maintenance and support services for our online magazine and social networking site. Pursuant to the master services agreement, we agreed to pay Ripple a minimum monthly fee of $5,000, which may increase to $9,500 or $17,500 based on the monthly page views on the websites.

Hivespot.com—Social Networking Functionality

Web branding and design will allow us to select and coordinate available components so as to create an efficient layout and structure. Dogmatic will design a web shell that is simple and flexible to display content according to various user preferences (both front-end (users who have registered for the site) and back-end (users who are part of the administrative staff of the magazine)). Creating an appropriate balance between eye-catching design and engaging/informative content will reinforce the Honey web brand. This combination will encourage visitors to become accustomed to and ultimately return to our website for new content and information posted since the user’s previous visit.

Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the internet. In addition, laws and regulations relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights are being debated and considered for adoption by many countries throughout the world. We face risks from some of the proposed legislation that could be passed in the future.

In the U.S., laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, which include actions for defamation, libel, invasion of privacy and other data protection claims, tort, unlawful activity, copyright or trademark infringement and other theories based on the nature and content of the materials searched, the ads posted or the content generated by users. Certain foreign jurisdictions are also testing the liability of providers of online services for activities of their users and other third parties. Any court ruling that imposes liability on providers of online services for activities of their users and other third parties could harm our business.

Likewise, a range of other laws and new interpretations of existing laws could have an impact on our business. For example, in the U.S. the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing, linking or hosting third-party content that includes materials that infringe copyrights or other rights. The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from children under 13. In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

Similarly, the application of existing laws prohibiting, regulating or requiring licenses for certain businesses of our advertisers, including, for example, online gambling, distribution of pharmaceuticals, adult content, financial services, alcohol or firearms, can be unclear. Application of these laws in an unanticipated manner could expose us to substantial liability and restrict our ability to deliver services to our users. For example, some French courts have interpreted French trademark laws in ways that would, if upheld, limit the ability of competitors to advertise in connection with generic keywords.

We are also subject to federal, state and foreign laws regarding privacy and protection of user data. Any failure by us to comply with our posted privacy policies or privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could potentially harm our business. In addition, the interpretation of data protection laws, and their application to the internet, in Europe and other foreign jurisdictions is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from country to country and in a manner that is not consistent with our current data protection practices. Complying with these varying international requirements could cause us to incur additional costs and to have to change our business practices. Further, any failure by us to protect our users’ privacy and data could result in a loss of user confidence in our services and ultimately in a loss of users, which could adversely affect our business.

In addition, because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, even where we have no local entity, employees or infrastructure.

Intellectual Property

Our Honey Database, trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us. In particular, we consider the “Honey” trademark and our related trademarks to be valuable to us and will aggressively seek to protect them. We have registered the following trademarks in the United States for the class of paper goods and printed matter (which relates to printed publications): Honey, and Honey Hair & Beauty. In addition, we have U.S. trademark applications pending for the class of paper goods and printed matter for the following trademarks: Honey Bride, and Honey Teen; and have U.S. trademark applications pending for the class of education and entertainment for the following trademarks: Honey, Honey Bride, Honey Teen, and Honey Hair & Beauty.

Employees

As of August 20, 2009, we have ten employees (all of whom are full-time). None of our employees are represented by a labor union. We consider our employees relations to be good.

Research and Development

For the years ended December 31, 2008 and 2007, we incurred $243,114 and $143,351, respectively, on research and development.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 81 Greene Street, 4th Floor, New York, New York 10012. The offices consist of approximately 2,750 square feet. Our current monthly rent is $9,000 (which will increase to $9,600 by October 2010) under a three year lease that commenced in October 2008. We believe that our properties are adequate for our current and immediately foreseeable operating needs.

LEGAL PROCEEDINGS

As of the date of this prospectus, we are not party to any legal proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Statements

Some of the statements contained in this prospectus that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•                 Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•                 Our ability to raise capital when needed and on acceptable terms and conditions;

•                 The intensity of competition; and

•                 General economic conditions.

        All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operation

We are a development-stage company located in New York. Since our formation, we have concentrated on developing our business strategy and obtaining financing. We expect that the primary components of our business will be:

•           The online magazine Honeymag.com
•           The social network Hivespot.com
•           Our database of approximately 3.9 million names in the 18-34 urban female demographic (the “Honey Database”)

Honeymag.com and Hivespot.com are currently operating websites and were officially launched on March 5, 2009. As of August 20, 2009, our websites have had an aggregate of approximately 247,000 visits and 806,000 page views, by 172,000 unique visitors, with average time on site of 3 minutes and 17 seconds, and 4,084 registered users.

We plan to generate revenues through: (i) advertising sales from our online magazine and social network web sites; and (ii) licensing of our database.

We plan to sell advertising both through ad aggregators, and through direct sales, which generally provide for greater potential revenues. In the early part of the third quarter of 2009, we entered into advertising agreements with three Fortune 500 companies, and are currently in negotiations with additional potential advertisers. In addition, we have retained BET and Glam Media to serve as our ad aggregators.  We anticipate that ads on the website will initially be filled through these ad aggregators. The amount of revenue that will be generated through these initial ads, as well as future ads, will depend on the amount of traffic the site will generate.

We anticipate that we will begin generating advertising revenues in the third quarter of 2009. We estimate that we will generate revenue of $250,000 in the third quarter of 2009, and $750,000 in the fourth quarter of 2009, approximately half from the sale of advertising on our website and half from licensing of the Honey Database. Our advertising revenue estimates are based on our goal of a gradual increase in monthly traffic to our website to 1 million monthly page views, 200,000 monthly unique visits, 250,000 registered users, and 5 minutes average time on site per month per user, by year-end.

To achieve this increase in our web traffic, we are working with web consultants who help us link our site with other websites, such as Facebook.com and Twitter.com.  Linking to other websites allows us to attract web traffic from people who do not know about our site.  Additionally, we continually seek to improve the content on our site, which we believe will increase our page views because users of the site will stay on the site longer and visit more parts of the site.  In February 2009, the Company had approximately 5,800 unique visits.  As of August 20, 2009 it has approximately 62,000 monthly unique visits.  Based on this growth, we believe we can gradually increase our monthly unique visits to 200,000 by year end. In addition, in February 2009, we had approximately 32,000 monthly page views.  As of August 20, 2009 we had approximately 228,000 monthly page views.  As a result of this growth, we project that by year end we will have approximately 1,000,000 monthly page views.   Currently, we have 4,084 registered users on our web site.  As a result of the anticipated increase in the monthly page views, we anticipate that the number of registered users will grow to approximately 250,000 by year end.  However, there can be no assurance that we will achieve our web traffic goals.

Based on the industry experience of our management, we believe that, once we have reached 75,000 monthly unique visits, our website will be considered a viable advertising venue for companies seeking to target urban women.  Once our website has reached 75,000 monthly unique visits we anticipate that we will charge at least $50,000 for an advertising campaign and have approximately 10 campaigns from August 2009 through December 31, 2009.  However, we have generated de minimis advertising revenues to date and there can be no assurance that we will achieve our advertising revenue goals.

We anticipate that we will begin generating revenue from licensing of the Honey Database commencing in the third quarter of 2009. We estimate that we will generate approximately $500,000 in revenue from licensing of the Honey Database in the second half of 2009. This revenue estimate is based on the efforts we have begun to license the Honey Database, pursuant to which we are currently in discussions with multiple companies regarding the licensing of the Honey Database, which, if successfully implemented, have the potential to generate such revenues. In addition, we believe the anticipated increase in our registered users will allow us to increase the number of names in our database, thus increasing potential revenue from licensing of the database.  However, no definitive arrangements for the licensing of the Honey Database are currently in place and there can be assurance such revenue estimates are accurate.
Results of Operations

Results of Operations

Results of Operations Three and Six Months ended June 30, 2009 compared to Three and Six Months ended June 30, 2008

Since inception, we have generated de minimis revenue from advertising and the licensing of our database.  In the same period, we have incurred expenses related to securing the “Honey” Brand trademarks, funding the development of a business plan, and raising capital.

The following table sets forth, for the periods indicated, certain items from the consolidated statements of operations.  Comparative analysis of ratios of costs and expenses to revenues is not shown in the following narrative discussion as management believes such ratios to be uninformative due to the insignificant levels of revenues in each period.

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009 (Unaudited)	2008 (Unaudited)	2009 (Unaudited)	2008 (Unaudited)

Revenue	$108	$2,924	$3,580	$2,924

Costs and expenses
Product development	311,290	73,774	513,825	101,137
Selling and marketing	195,070	27,871	277,584	27,871
General and administrative	833,490	138,571	1,976,121	201,650
Interest income	(2,108)	--	(8,736)	--
Interest expense – related party	--	7,216	--	17,053
Interest expense	--	7,306	--	15,238

Net loss	$(1,337,634)	$(251,814)	$(2,755,214)	$(360,025)

Net loss per share – basic and diluted	$(0.04)	$(0.13)	$(0.09)	$(0.18)

Three Months Ended June 30, 2009 Compared to Three Months Ended June 30, 2008

Revenues for the three months ended June 30, 2009 were $108 compared to $2,924 for the three months ended June 30, 2008.   We generated minimal revenue from on-line advertising in 2009. Although the website Honeymag.com was not launched as our online magazine until March 5, 2009, ads were sold on a prior version of the Honeymag.com website (which had much less content than our online magazine and did not include a social network).

Product development expenses for the three months ended June 30, 2009 were $311,290, compared to $73,774 for the three months ended June 30, 2008 an increase of $237,516.  The increase is primarily attributable to increased payroll costs of $40,000, additional amortization expenses of $114,000 and licensing and network costs of $92,000. In the second quarter of 2009 we incurred additional payroll and other costs as we continued the process of implementing our strategic plan to generate revenues. In March 2009, we launched our online magazine and social network. In connection with the launch, we began amortizing the costs associated with our website and customer database.

Selling and marketing expenses for the three months ended June 30, 2009 were $195,070, compared to $27,871 for the three months ended June 30, 2008, an increase of $167,199. Selling and marketing expenses consisted primarily of payroll and consultants.

General and administrative expenses for the three months ended June 30, 2009 were $833,490, compared to $138,571 for the three months ended June 30, 2008 an increase of $694,919. The increase is primarily attributable to payroll and related costs of $132,000, professional fees of $56,000, consulting fees of $109,000 and share based consulting fees of $22,000.

Interest expense and interest expense-related party amounted to $7,306 and $7,216, respectively in the three months ended June 30, 2008. There was no such outstanding debt in the comparative three month period in 2009.

As a result of the foregoing, the net loss for the three months ended June 30, 2009 was $1,337,634, compared to a net loss of $251,814 for the three months ended June 30, 2008.

Six Months Ended June 30, 2009 Compared to Six Months Ended June 30, 2008

Revenues for the six months ended June 30, 2009 were $3,580 compared to $2,924 for the six months ended June 30, 2008.   We generated minimal revenue from on-line advertising in fiscal 2009. Although the website Honeymag.com was not launched as our online magazine until March 5, 2009, ads were sold on a prior version of the Honeymag.com website (which had much less content than our online magazine and did not include a social network).

Product development expenses for the six months ended June 30, 2009 were $513,825, compared to $101,137 for the six months ended June 30, 2008 an increase of $412,688.  The increase is primarily attributable to increase payroll costs of $121,000, additional amortization expenses of $152,000 and licensing and network costs of $137,000. In the first half of 2009 we incurred additional payroll and other costs as we continued the process of implementing our strategic plan to generate revenues. In March 2009, we launched our online magazine and social network. In connection with the launch, we began amortizing the costs associated with our website and customer database

Selling and marketing expense for the six months ended June 30, 2009 were $277,584, compared to $27,871 for the six months ended June 30, 2008 and increase of $249,713. Selling and marketing expenses is primarily attributable to increase payroll of $32,000, consultant expense of $150,000 (of which $122,500 is share based), advertising of $38,000 and marketing of $30,000.

General and administrative expenses for the six months ended June 30, 2009 were $1,976,121, compared to $201,650 for the six months ended June 30, 2008 an increase of $1,774,471. The increase is primarily attributable to increase payroll and related costs of $450,000, professional fees of $201,000, consulting fees of $222,000 and share based consulting fees of $634,000.

Interest expense and interest expense-related party amounted to $15,238 and $17,053, respectively in the six months ended June 30, 2008. There was no such outstanding debt in the six months ended June 30, 2009.

As a result of the foregoing, the net loss for the six months ended June 30, 2009 was $2,755,214, compared to a net loss of $360,025 for the six months ended June 30, 2008 .

Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007

Revenues for the year ended December 31, 2008 were $8,183 compared to $2,347 for the year ended December 31, 2007.   We generated on-line revenue from several clients. Although the website Honeymag.com had not yet been launched as our online magazine, ads were sold on a prior version of the Honeymag.com website (which had much less content than our planned online magazine and did not include a social network).

Product development expenses for the year ended December 31, 2008 was $243,114 compared to $143,351 for the year ended December 31, 2007.We attribute the increase of $99,763 (70%) to website development and licensing expenses.

Selling and marketing expenses for the year ended December 31, 2008 were $133,468 compared to $74,482 for the year ended December 31, 2007. We attribute the increase of $58,986 (79%) to consulting fees.

General and administrative expenses for the year ended December 31, 2008 were $1,582,323 compared to $456,254 for the year ended December 31, 2007. We attribute the increase of $1,126,069 (247%) to professional fees of approximately $673,000 paid for accounting, legal and financial advisory services related to our required SEC filings; payroll and management consultant costs of approximately $369,000; rent of $81,600.

Interest expense to a related party for the year ended December 31, 2008 was $17,053 compared to $37,663 for the year ended December 31, 2007. The decrease of $20,610 (55%) is attributed to the settlement of promissory notes and advances due prior to the Company’s reorganization.

Interest expense for the year ended December 31, 2008 was $90,889 compared to $19,326 for the year ended December 31, 2007.  We attribute the increase of $71,563 (370%) to interest on two bridge loans for working capital purposes as well as the value of warrants issued as additional compensation for one of the loans.

We earned interest income of $24,608 for the year ended December 31, 2008 from cash received from the sale of our common stock (see below). We had no earned interest income for the year ended December 31, 2007.

As a result of the foregoing, the net loss for the year ended December 31, 2008 was $2,034,056 compared to $728,729 for the year ended December 31, 2007.

Liquidity and Capital Resources

The accompanying consolidated financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  The Company has had minimal revenues since inception, incurred losses from operations since its inception and has a net stockholders’ deficit accumulated during the development stage amounting to approximately $6,750,000 as of June 30, 2009.  There can be no assurance that the Company will be profitable in the future.  If the Company is not profitable and cannot obtain sufficient capital to fund operations, the Company may have to cease operations.  These circumstances raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management’s plans with regards to this condition primarily include the continuance of executing upon our business plan.  In accordance with this plan, in the early part of the third quarter of 2009, the Company entered into advertising agreements with three Fortune 500 clients and we are currently in negotiations with other potential advertisers. The Company anticipates that with the continued increase in traffic and impressions to our websites, that the Company will experience significant revenue growth throughout the remainder of the year and into 2010.  There can be no assurances that such revenues will reach planned amounts and to the extent they do not reach the planned amounts the Company will be required to raise additional capital to execute its strategy.

As of June 30, 2009, we have cash and cash equivalents available of approximately $2,607,000. We estimate that our operational expenses over the next twelve months will be approximately $2,460,000 to $2,700,000, consisting of salaries (approximately $1,500,000, consisting of approximately (a) $750,000 for management, $500,000 for information technology, operations, marketing, and business development, and (c) $250,000 for editorial content ), rent and administrative expenses (approximately $480,000 to $600,000) and technical costs (approximately $480,000 to $600,000).

During the six months ended June 30, 2009, we utilized approximately $1,838,000 in cash for operating activities, which was primarily a result of our net loss of approximately $2,755,000 as adjusted for depreciation and amortization of $199,000 and share based expenses of $757,000 in the six month period. Operations were the primary component of our reduction in cash and cash equivalents of $1,830,000 from December 31, 2008 to June 30, 2009.

We estimate that we will generate approximately $1,000,000 in revenues, approximately half, from the sale of advertising on our website (which was officially launched on March 5, 2009), and half from licensing of the Honey Database, over the next year. However, we have generated de minimis revenues to date and there can be no assurance that our revenue estimates are accurate.

We estimate that our long term operational expenses will be approximately $200,000 to $250,000 a month, consisting of: salaries (approximately $120,000 to $150,000), rent and administrative expenses (approximately $40,000 to $50,000), and technical costs (approximately $40,000 to $50,000).

We anticipate that our long term capital needs will be met from our remaining available capital raised in the Private Placement and from anticipated revenues. However, there can be no assurance that our cost estimates are accurate, that anticipated revenues will materialize, or that unforeseen events will not occur that would cause us to seek additional funding to meet our need for working capital. There can be no assurance that financing, if and when needed, will be available in amounts or on terms acceptable to us, or at all.

At December 31, 2007, our financing since inception activities consisted of founder equity financing, loans with warrants, vendor financing and advances made by Sahara Entertainment, LLC and Philmore Anderson IV to cover our operating expenses in 2007 and 2006 respectively.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS No. 165”). The Company adopted SFAS No. 165 on a prospective basis effective April 1, 2009. The provisions of SFAS No. 165 provide guidance related to the accounting for and disclosure of events that occur after the balance sheet date, but before the consolidated financial statements are issued or are available to be issued. The Company evaluated events between the end of the most recent quarter, June 30, 2009, and August 19, 2009, the date the consolidated financial statements were issued.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS No. 168”). Under SFAS No. 168 the “FASB Accounting Standards Codification” (“Codification”) will become the source of authoritative U. S. GAAP to be applied by nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS No. 168 is effective for the Company’s interim quarterly period beginning July 1, 2009. The adoption of SFAS No. 168 will not have an impact on the consolidated financial statements.

Off Balance Sheet Arrangements

None.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with U.S. GAAP.  The preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures.  Though we evaluate our estimates and assumptions on an ongoing basis, our actual results may differ from these estimates.

Certain of our accounting policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s subjective judgments are described below to facilitate a better understanding of our business activities.  We base our judgments on our experience and assumptions that we believe are reasonable and applicable under the circumstances.

Revenue Recognition
Revenue is recognized when all of the following criteria are met:  (1) persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and, (4) collectibility is reasonably assured.

Stock Based Compensation
The Company accounts for equity instrument issuance in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R, Share Based Payments.  Such equity issuances encompass transactions in which the Company exchanges its equity instruments for services.

Equity instruments issued to non-employees are accounted for under Emerging Issues Task Force (EITF) Statement No. 96-18, Accounting for Equity Instruments that are issued to Other than Employees for acquiring or in conjunction with goods and services.

 Intangible Assets
The intangible assets, initially recorded at cost, approximate fair value at the time of purchase. Amortization is provided for on a straight-line basis over the estimated useful lives of the assets, which is estimated to be 7 years. The Company evaluates the recoverability of its intangible assets periodically and takes into account events or circumstances that warrant revised estimates of their useful lives or that indicate that an impairment exists. Management believes that because the Company is in the earlier stages of its business life cycle, the current conditions noted above do not constitute reliable impairment indicators.

Off-Balance Sheet Arrangements

None.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Common Stock is listed on the Over-the-Counter Bulletin Board (“OTC.BB”) under the symbol “SHHD.”  Trading in the Common Stock is very limited. The following table sets forth the range of high and low bid prices of our common stock as reported and summarized on the OTC.BB for the periods indicated.  These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

Calendar Quarter	High Bid	Low Bid
2006 First Quarter (1)	$--	$--
2006 Second Quarter (1)	$--	$--
2006 Third Quarter (1)	$--	$--
2006 Fourth Quarter (1)	$--	$--
2007 First Quarter	$7.50	$7.50
2007 Second Quarter	$12.00	$3.60
2007 Third Quarter	$3.00	$0.90
2007 Fourth Quarter	$0.90	$0.60
2008 First Quarter	$0.90	$0.60
2008 Second Quarter	$0.30	$0.30
2008 Third Quarter	$4.50	$0.30
2008 Fourth Quarter	$4.00	$2.00
2009 First Quarter	$3.00	$3.00
2009 Second Quarter *	$3.00	$3.00
2009 Third Quarter	$3.00	$3.00

* As of August 24, 2009 .

(1) The Company’s Common Stock did not trade during this period

As of August 24, 2009, the last sale price reported on the OTC.BB for the Company’s Common Stock was $3.00 per share.

As of August 24, 2009 , there were approximately 300 holders of record of the Company’s Common Stock.

Penny Stock Rules

Our shares of Common Stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

Dividends

We have not declared any dividends on our Common Stock to date and we do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plan

In January 1998, MFI’s board of directors approved a stock option plan under which 16,667 shares of common stock have been reserved for issuance. The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of the fiscal year ended December 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	16,667

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	N/A	N/A	16,667

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors are elected at the annual meeting of shareholders to hold office until the annual meeting of shareholders for the ensuing year or until their successors have been duly elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. The directors and executive officers of the Company are as follows:

Directors and Executive Officers	Age	Position
Philmore Anderson IV	44	Chief Executive Officer and Chairman of the Board
Philmore Anderson III	66	Director
Tamera Reynolds	40	Director

Background of Executive Officers and Directors

Philmore Anderson IV

Philmore Anderson IV has been Chief Executive Officer of the Company since September 2008, and Chairman of the Company since October 2008. Mr. Anderson has been Chief Executive Officer, Chairman, and Director of Sahara Media, Inc. since its inception in January 2005.

From 2003 to 2004, Mr. Anderson was a partner at Gotham Entertainment, a music management company.

Mr. Anderson holds a BA in economics from Lake Forest College.

Philmore Anderson IV is the son of Philmore Anderson III, a director of the Company.

Philmore Anderson III, Director

Philmore Anderson III has been a director of the Company since October 2008. Mr. Anderson has been a director of Sahara Media, Inc. since July 2005.

Mr. Anderson has been semi-retired since 2005, during which time he has assisted in the management of BPA Associates, LLC (“BPA”), a company owned by Mr. Anderson’s wife that provides consulting services to minority-owned and small businesses who have or are interested in securing federal and state supplier contracts. Prior to the inception of BPA in 2005, Mr. Anderson served for 13 years as the State Purchasing Agent for the Commonwealth of Massachusetts.

Mr. Anderson holds a BS in accounting from Central State University in Wilberforce, Ohio, and attended the Harvard Business School.

Philmore Anderson III is the father of Philmore Anderson IV, the chief executive officer and chairman of the Company.

Tamera Reynolds, Director

Tamara Reynolds has been a director of the Company since October 2008. Mrs. Reynolds has been a director of Sahara Media, Inc. since its inception in January 2005. Mrs. Reynolds also served as Sahara’s chief operating officer from 2005 to 2007.

Since 2007, Mrs. Reynolds has been director of development and operations of Glam Media’s new African American women’s channel within glam.com. Mrs. Reynolds is responsible for all aspects of development and the ongoing operations of the channel, including design, content, network expansion, staffing, business development and strategic partnerships.

In addition, since 2003, Mrs. Reynolds has owned and operated TMR Entertainment, LLC, a consulting firm Mrs. Reynolds founded that provides general business and management services to individuals and businesses primarily in the entertainment and related industries.

Mrs. Reynolds received her Bachelor’s Degree from Pennsylvania State University and her JD from the University of Colorado Law School.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation paid to our Chief Executive Officer for our last two completed fiscal years. No other officer of ours received compensation in excess of $100,000 for either of our last two completed fiscal years.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Philmore Anderson IV	2008	200,000		525,000 (1)	0	0	0		$725,000

Chief Executive Officer, Chairman and Director	2007	150,000	__	0	0	0	0		$150,000

(1) Represents 100,000 shares of common stock of Sahara Media, Inc. issued on June 10, 2008 in exchange for Mr. Anderson’s foregoing of $525,000 in salary.

The following table sets forth compensation data for executive officers of MFI for the fiscal year ended December 31, 2007.:

Name & Principal Position	Year	Salary and Consulting Payments ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jim McCullough	2007	99,682	--	--	--	--	--	--	$99,682
President (1)

Dwayne Deslatte President (2)_	2007	--	--	2,000	--	--	--	--	$2,000

(1) Mr. McCullough served as MFI’s president until October 2007.

(2) Mr. Deslatte replaced Mr. McCullough as MFI’s president in October 2007.

Employment Agreements

On February 18, 2009, the Company entered into an employment agreement (the “Employment Agreement”) with Philmore Anderson IV, the Company’s chief executive officer and chairman.

Pursuant to the Employment Agreement, Mr. Anderson will serve as the Company’s chief executive officer for a term of three years, which commenced on February 18, 2009 (the “Commencement Date”), subject to earlier termination as provided therein (the “Term”).

Mr. Anderson will receive a base salary of $300,000 during the first year of the Term, $325,000 during the second year of the Term, and $350,000 during the third year of the Term. Mr. Anderson will be eligible to receive bonus payments during the Term in the sole discretion of the Company’s Board of Directors. Pursuant to the Employment Agreement, Mr. Anderson also received a signing bonus of $155,000.

Pursuant to the Employment Agreement, the Company agreed to grant Mr. Anderson an option to purchase 3,000,000 shares of the Company’s common stock at an exercise price of $2.00 per share, as soon as practicable following the Commencement Date.

The Employment Agreement may be terminated prior to the expiration of the Term upon thirty days’ written notice by Mr. Anderson. In addition, the Employment Agreement may be terminated prior to the expiration of the Term by the Company. If the Company terminates the Employment Agreement for any reason other than a Termination for Cause (as defined therein), or if Mr. Anderson terminates the Employment Agreement due to a change of control of the Company, Mr. Anderson will be entitled to a severance payment equal to the greater of (a) the balance of Mr. Anderson’s salary payable, and benefits to which Mr. Anderson is entitled, for the balance of the Term, and (b) an amount equal to two and one-half (2.5) times the highest cash compensation paid to Mr. Anderson during any 12 month period prior to termination.

Director Compensation for Year Ending December 31, 2008

No director of the Company received any compensation for services as director for the year ending December 31, 2008.

Outstanding Equity Awards at December 31, 2008

The Company did not have any equity awards outstanding as of December 31, 2008.

Compensation Committee Interlocks and Insider Participation

We did not have a compensation committee during the year ended December 31, 2008. During the year ended December 31, 2008, none of our officers and employees participated in deliberations of our board of directors concerning executive compensation. During the fiscal year ended December 31, 2008, none of our executive officers served on the board of directors of any entities whose directors or officers serve on our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 20, 2009 with respect to the beneficial ownership of the Company’s outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned		Percentage of Common Stock (2)
Directors and Officers:
Philmore Anderson IV	13,863,390	(3)	44.68%
Philmore Anderson III 208 Common Street Watertown, MA 02742	1,877,000	(4)	6.05%
Tamera Reynolds 29 2nd Avenue, 3rd Floor New York, NY 10003	120,000		*
All officers and directors as a group	15,860,390		51.11%
Beneficial owners of more than 5%:
Sahara Entertainment, LLC (5)	13,763,390		44.36%
John Thomas Financial Inc. 14 Wall Street, 5th Floor New York, NY 10005	4,000,000	(6)	12.49%
Steven Benkovsky 80 Rayner Avenue Ronkonkoma, NY 11779	3,200,000	(7)	9.81%
Timothy Marks Amber Barnes Poole Keynes Cirencester Gloucesterchire UK GL76EG	3,200,000	(7)	9.81%
* Less than 1%

(1)                   Except as otherwise indicated, the address of each beneficial owner is c/o Sahara Media Holdings, Inc., 81 Greene Street, 4th Floor, New York, NY 10012.
(2)                   Applicable percentage ownership is based on 31,028,710 shares of Common Stock outstanding as of August 20, 2009, together with securities exercisable or convertible into shares of Common Stock within 60 days of August 20, 2009 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of Common Stock that are currently exercisable or exercisable within 60 days of August 20, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)                   Includes 13,763,390 shares held by Sahara Entertainment, LLC, an entity owned by Philmore Anderson IV. Does not include 3,000,000 shares underlying options the Company agreed to issue pursuant to Mr. Anderson's employment agreement. The options have not yet been issued.
(4)                   Includes 1,425,000 shares held by BPA Associates, LLC, an entity owned by Bertha Anderson, Philmore Anderson III’s wife.
(5)                   Sahara Entertainment, LLC is owned by Philmore Anderson IV, our chief executive officer and chairman.
(6)                   Includes 1,000,000 shares underlying warrants with an exercise price of $1.30. Thomas Belesis has investment and voting power over the securities of the Company owned by John Thomas Financial, Inc. Mr. Belesis disclaims beneficial ownership of the securities.
(7)                   Includes 1,600,000 shares of Common Stock issuable upon exercise of Investor Warrants issued in the Private Placement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

Certain Relationships and Related Transactions

In September 2007, MFI issued 128,206 shares of common stock to John Thomas Bridge & Opportunity Fund, which was MFI’s majority stockholder, for $100,000.

In October 2007, MFI completed an asset sale transaction whereby it issued 276,674 shares of MFI’s common stock and transferred substantially all of MFI’s assets net of accounts payable to Jim McCullough, its then chief executive officer, in exchange for McCullough forgiving $405,673 in debt owed by MFI to Mr. McCullough and his affiliates.

Several shareholders loaned MFI money to fund ongoing operations and paid expenses on behalf of MFI. From time to time, MFI repaid these shareholders back by paying expenses on their behalf.  In 2007 and 2006, expenses of $116,241 and $1,881 were paid for MFI respectively.   During the same periods, MFI paid $0 and $1,135 on behalf of these related parties.  Until September 2007, the loan amounts were due on demand and unsecured.  Interest was being imputed at a rate of 7% through September 2007.  In October 2007, all loans were forgiven by the shareholders in connection with the asset sale transaction.

In October 2007, Jim McCullough forgave $444,609 of accrued salary owed to him by MFI.

In October 2007, Jim McCullough forgave a $10,000 debt owed to him by MFI.

Sahara Media, Inc. is party to an asset purchase agreement, dated as of May 15, 2008, amended on August 1, 2008 (as amended, the “Database Purchase Agreement”) with BPA Associates, LLC (“BPA”). BPA is an entity owned by Bertha Anderson, who is the mother of Philmore Anderson IV, our chief executive officer and chairman, and the wife of Philmore Anderson III, our director. Pursuant to the Database Purchase Agreement, we purchased from BPA a database including approximately 3,660,000 names, for a purchase price of $825,000 in cash, of which $50,000 was paid in cash upon the closing of a bridge loan in July 2008, and an additional $775,000 was paid upon the closing of the reverse acquisition on September 17, 2008, and 1,425,000 shares of common stock, which shares were issued on September 17, 2008. The closing of the sale of the database occurred upon the closing of the reverse acquisition on September 17, 2008.

Sahara Media, Inc. is party to a surrender agreement, dated as of June 10, 2008, with Philmore Anderson IV, our chief executive officer. Pursuant to the surrender agreement, Mr. Anderson agreed to forego $525,000 in salary owed to him in exchange for 100,000 shares of Sahara common stock.

Sahara Media, Inc. is party to a surrender agreement, dated as of June 17, 2008, with SE, LLC, an entity owned by Philmore Anderson IV, our chief executive officer. Pursuant to the surrender agreement, SE, LLC agreed to forego $1,303,843 in debt and expenses owed to it in exchange for 13,363,390 shares of Sahara common stock.

We are party to a surrender agreement, dated as of June 10, 2008, with Philmore Anderson III, our director. Pursuant to the surrender agreement, Mr. Anderson agreed to forego $139,242 in debt owed to him in exchange for 452,000 shares of Sahara common stock.

Pursuant to the Private Placement that closed in September and October 2008, we paid John Thomas Financial, Inc., the placement agent for the Private Placement, a commission of $993,000 (equal to 10% of the aggregate purchase price) and an expense allowance of $297,000 (equal to 3% of the aggregate purchase price), for its services as the placement agent for the Private Placement. We also issued John Thomas Financial, Inc., on September 17, 2008, 3,000,000 shares of common stock and five-year warrants to purchase 1,000,000 shares of common stock with an exercise price of $1.30.  As of the date of this prospectus, John Thomas Financial, Inc. is the beneficial owner of approximately 12.6% or outstanding common stock.

On September 17, 2008, we issued to John Thomas Bridge & Opportunity Fund 500,000 shares of common stock and five-year warrants to purchase 500,000 shares of common stock with an exercise price of $1.50. The shares of common stock and warrants were issued as additional consideration for a bridge loan to Sahara Media, Inc. that closed in July 2008 and was repaid following the closing under the Merger Agreement.

Director Independence

None of our directors is independent as that term is defined under the Nasdaq Marketplace Rules.

ADDITIONAL INFORMATION

Federal securities laws require us to file information with the Commission concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, and other information with the Commission. You can inspect and copy this information at the public reference facility maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549.

You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Sahara Media Holdings, Inc. and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation and by-laws provide that the liability of the directors and officers of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law and provides for indemnification to the extent permitted by Delaware law.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; payments of unlawful dividends or unlawful stock repurchases or redemptions, or any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York 10006.

EXPERTS

The balance sheets of Sahara Media Holdings, Inc. as of December 31, 2008 and December 31, 2007 and the related statements of operations, stockholders’ equity (deficiency), and cash flows for the years ended December 31, 2008 and 2007, and the period January 18, 2005 (date of inception) through December 31, 2008 included in this registration statement on Form S-1 have been so included in reliance on the consolidated report of Weiser LLP, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

Sahara Media Holdings, Inc.
(a development stage enterprise)
Consolidated Balance Sheets

	June 30, 2009	December 31, 2008
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,606,815	$4,437,465
Prepaid expenses and other	15,250	44,988
Total current assets	2,622,065	4,482,453

Cash in escrow	-	40,000
Property and equipment, net	26,235	26,481
Intangible assets, net	3,258,984	3,424,425
Security deposits	46,200	37,200

Total assets	$5,953,484	$8,010,559

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$75,737	$134,228
Share liability	622,500	87,500
Total current liabilities	698,237	221,728

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.0001 par value; 10,000,000
shares authorized; no shares issued or outstanding	-	-

Common stock, $0.003 par value; 50,000,000 shares authorized; ;
31,028,710 and 30,812,042 shares issued and outstanding
at June 30, 2009 and December 31, 2008, respectively	93,086	92,436
Additional paid-in capital	11,911,831	11,690,851
Deficit accumulated during the development stage	(6,749,670)	(3,994,456)
Total stockholders' equity	5,255,247	7,788,831

Total liabilities and stockholders' equity	$5,953,484	$8,010,559

See notes to consolidated financial statements.

Sahara Media Holdings, Inc.
(a development stage enterprise)
Consolidated Statements of Operations (Unaudited)

					Period from inception (January 18, 2005)
	Three Months Ended		Six Months Ended		through
	June 30,		June 30,		June 30,
	2009	2008	2009	2008	2009

Revenue	$108	$2,924	$3,580	$2,924	$39,110

Costs and expenses:
Product development	311,290	73,774	513,825	101,137	1,169,419
Selling and marketing	195,070	27,871	277,584	27,871	527,534
General and administrative	833,490	138,571	1,976,121	201,650	4,914,555

Loss from operations	(1,339,742)	(237,292)	(2,763,950)	(327,734)	(6,572,398)

Interest income	2,108	-	8,736	-	33,344
Interest expense- related party	-	(7,216)	-	(17,053)	(96,735)
Interest expense	-	(7,306)	-	(15,238)	(113,881)

Net loss	$(1,337,634)	$(251,814)	$(2,755,214)	$(360,025)	$(6,749,670)

Basic and diluted loss per share	$(0.04)	$(0.13)	$(0.09)	$(0.18)

Weighted average common shares
-basic and diluted basic and diluted	31,002,336	1,977,100	30,982,300	1,977,100

See notes to consolidated financial statements.

Sahara Media Holdings, Inc.
(a development stage company)
Consolidated Statements of Changes in Stockholders' Equity (Deficiency)
For the Period from Date of Inception (January 18, 2005)
through June 30, 2009 (Unaudited)

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-in	Development	Equity
	Shares	Amount	Capital	Stage	(Deficiency)
Balance at January 18, 2005	-	$-	$-	$-	$-

Issuance of common stock to founder net of cancellation	1,147,500	12	194,368		194,380
Issuance of common stock to director	120,000	1	119		120
Issuance of common stock to investors	499,800	5	495		500
Issuance of common stock to investor	15,000	-	-		-

Net loss				(405,269)	(405,269)

Balance at December 31, 2005	1,782,300	18	194,982	(405,269)	(210,269)

Issuance of common stock to consultant	30,000	-	-		-

Net loss				(826,402)	(826,402)

Balance at December 31, 2006	1,812,300	18	194,982	(1,231,671)	(1,036,671)

Issuance of common stock on exercise of warrant	164,800	2	-		2

Net loss				(728,729)	(728,729)

Balance at December 31, 2007	1,977,100	20	194,982	(1,960,400)	(1,765,398)

Issuance of common stock to founder to settle note
payable and advances to related parties	13,363,390	134	1,303,709		1,303,843
Cancellation of common stock on settlement	(1,147,500)	(11)	-		(11)
Issuance of common stock to founder	100,000	1	524,999		525,000
Issuance of common stock to a director to settle note
payable to a related party and accrued interest	452,000	5	139,237		139,242
Issuance of common stock to a consultant to settle
accrued consulting fees to a related party	210,000	2	142,418		142,420
Cancellation of common stock on settlement	(30,000)	-	-		-
Cancellation of common stock	(312,300)	(3)	-		(3)
Issuance of common stock to a consultant to settle
accrued consulting fees to a related party	5,500	-	8,197		8,197
Issuance of common stock to settle accrued charges on note payable	724,000	7	11,993		12,000
Cancellation of common stock on settlement of accrued charges	(164,800)	(2)	-		(2)
Issuance of common stock to settle note payable and accrued interest	140,000	1	111,392		111,393
Issuance of common stock to settle accrued consulting fees	480,000	5	25,782		25,787
Issuance of common stock to settle note payable and accrued interest	19,610	-	19,610		19,610
Issuance of common stock to an investor	100,000	1	49,999		50,000
Issuance of common stock to consultant	200,000	2	3,998		4,000
Issuance of common stock to settle note payable and accrued interest	31,000	-	-		-
Issuance of common stock	27,000	-	25,000		25,000

Issuance of common stock to an investor	100,000	1	49,999		50,000
Issuance of common stock to founder's company as consideration
for consulting services	400,000	4	(4)		-
Issuance of common stock to a related party as additional
consideration for purchase of database	1,425,000	14	1,781,236		1,781,250
Issuance of common stock to a stockholder as
consideration for a bridge loan	50,000	150	62,350		62,500
Par value of common shares under plan of merger	818,000	2,454	(2,454)		-
Cancellation of common shares under plan of merger	(18,150,000)	(181)	181		-
Issuance of common shares and recapitalization under plan of merger	18,150,000	54,450	(54,450)		-

See notes to consolidated financial statements.

Sahara Media Holdings, Inc.
(a development stage company)
Consolidated Statements of Changes in Stockholders' Equity (Deficiency)
For the Period from Date of Inception (January 18, 2005)
through June 30, 2009 (Unaudited)

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-in	Development	Equity
	Shares	Amount	Capital	Stage	(Deficiency)

Issuance of common stock to investors net of issuance costs
of $2,370,478 for private placement	6,526,159	19,578	5,768,310		5,787,888
Issuance of common stock as additional consideration for bridge loan	500,000	1,350	(1,350)		-
Issuance of common stock as additional consideration for
for private placement brokerage	3,000,000	9,000	(9,000)		-
Issuance of common stock to consultant for services	100,000	300	(300)		-
Issuance of common stock to consultant for services
related to private placement	50,000	150	(150)		-
Issuance of common stock as additional consideration
for legal services related to private placement	250,000	750	(750)		-
Issuance of common stock to investors net of issuance costs
of $242,897 for private placement	1,417,883	4,254	1,525,102		1,529,356
Stock based compensation for warrants issued to consultant	-	-	10,815		10,815

Net loss				(2,034,056)	(2,034,056)

Balance at December 31, 2008	30,812,042	92,436	11,690,851	(3,994,456)	7,788,831

Issuance of common stock to consultants for services accrued in
share liability	66,668	200	199,800		200,000
Issuance of common stock to consultants for services	50,000	150	(150)		-
Issuance of common stock to consultants for services	100,000	300	(300)		-
Stock based compensation for warrants issued to consultants	-	-	21,630		21,630

Net loss				(2,755,214)	(2,755,214)

Balance at June 30, 2009 [Unaudited]	31,028,710	$93,086	$11,911,831	$(6,749,670)	$5,255,247

See notes to consolidated financial statements.

Sahara Media Holdings, Inc.
(a development stage company)
Consolidated Statements of Cash Flows (Unaudited)

			Period from
			inception
			(January 18, 2005)
	Six Months Ended		through
	June 30.		June 30,
	2009	2008	2009

Cash flows from operating activities:
Net loss	$(2,755,214)	$(360,025)	$(6,749,670)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization expense	198,768	44,191	550,594
Stock-based consulting expense	21,630	-	32,445
Share liability	735,000	-	822,500
Amortization of debt discount	-	3,500	21,000
Issuance of stock as additional consideration for bridge loan	-	-	62,500
Changes in assets and liabilities:
Prepaid expenses and other	29,738	(924)	(15,250)
Security deposits	(9,000)	-	(46,200)
Accounts payable and accrued expenses	(58,491)	36,360	212,315
Accrued expenses, related parties	-	50,804	235,193
Accrued salary, related parties	-	75,000	525,000
Subscription liability	-	-	406,000

Net cash used in operating activities	(1,837,569)	(151,094)	(3,943,573)

Cash flows from investing activities:
Acquisition of trademark intangibles	-	-	(618,673)
Capitalization of website development costs	(30,500)	-	(580,500)
Acquisition of intangible assets - related party	-	-	(825,000)
Acquisition of property and equipment	(2,581)	-	(30,390)
Cash in escrow	40,000	(63,500)	-

Net cash provided by (used in) investing activities	6,919	(63,500)	(2,054,563)

Cash flows from financing activities:
Payment made to restricted cash	(500,311)	-	(500,311)
Proceeds from restricted cash	500,311	-	500,311
Issuance of common stock, net of issuance costs	-	50,000	7,686,886
Cash overdraft	-	115,173	-
Notes payable, related parties	-	13,553	601,734
Notes payable	-	34,338	316,331

Net cash provided by financing activities	-	213,064	8,604,951

Net (decrease) increase in cash and cash equivalents	(1,830,650)	(1,530)	2,606,815

Cash and cash equivalents, beginning of period	4,437,465	1,530	-

Cash and cash equivalents, end of period	$2,606,815	$-	$2,606,815

Cash paid for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

See notes to consolidated financial statements.

Sahara Media Holdings, Inc.
(a development stage company)
Consolidated Statements of Cash Flows (Unaudited)

			Period from
			inception
			(January 18, 2005)
	Six Months Ended		through
	June 30.		June 30,
	2009	2008	2009
Supplemental disclosures of cash flow information:

Noncash Investing Activities

Issuance of common shares to acquire intangible asset	$-	$-	$1,781,250

Noncash Financing Activities

Issuance of common shares to settle:
Share liability	$200,000	$-	$200,000
Notes payable and accrued interest, related parties	-	601,734	601,734
Note payable and accrued interest	-	337,331	337,331
Advances, accrued expenses and other, related party	-	1,156,660	1,156,660
Accounts payable and accrued expenses	-	181,323	181,323
	$200,000	$2,277,048	$2,477,048

See notes to consolidated financial statements.

Sahara Media Holdings, Inc.
Notes to Consolidated Financial Statements
For the Six Months ended June 30, 2009 and 2008
(Unaudited)

1.	Nature of Business

Sahara Media Holdings, Inc. (the “Company”) is a Delaware corporation organized on September 26, 1997 under the name Keystone Entertainment, Inc. On January 14, 1998, the corporate name was changed to Mac Filmworks, Inc. On September 26, 2008, the corporate name was changed to Sahara Media Holdings, Inc.

Sahara Media Holdings, Inc. is the parent company of Sahara Media, Inc., a Delaware corporation formed in January 2005 (“Sahara”), which is a development-stage company located in New York City. Since its formation, Sahara has concentrated on the development of its business strategy. Until March 2004, Vanguarde Media, an entity not affiliated with Sahara, published Honey Magazine, a publication aimed at the 18-34 urban female demographic. As a result of financial difficulties of Vanguarde Media, Honey Magazine ceased publishing.  Vanguarde Media filed for bankruptcy and in February 2005 Sahara through the bankruptcy proceedings purchased the “Honey” trademark for the class of paper goods and printed matter. Sahara launched Honey as an online magazine and social network targeting the 18-34 urban female demographic in March 2009.  The Company expects that the primary components of the business will be:

●	The online magazine Honeymag.com
●	The social network Hivespot.com
●	A database of approximately 3.9 million names in the 18-34 urban female demographic (the “Honey Database")

On September 17, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Sahara Media Acquisitions, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Subsidiary”) and Sahara, a Delaware corporation.  Pursuant to the Merger Agreement, which closed on September 17, 2008 (the “Closing Date”), the Subsidiary merged into Sahara and Sahara became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company issued 18,150,000 shares of the Company’s Common Stock to the shareholders of Sahara. (the “Acquisition Shares”) (subject to the placement of 5,000,000 Acquisition Shares in escrow pursuant to the Escrow Agreement (defined below)), representing approximately 58.9% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger Agreement and the Private Placement (defined below), and the outstanding shares of common stock of Sahara Media were cancelled and converted into the right to receive the Acquisition Shares.

The acquisition of Sahara was treated as a recapitalization, and the business of Sahara became the business of the Company. At the time of the recapitalization, the Company was not engaged in any active business.

The accounting rules for recapitalizations require that beginning September 17, 2008, the date of the recapitalization, the balance sheet reflects the assets and liabilities of Sahara Media Holdings, Inc. and the equity accounts were recapitalized to reflect the newly capitalized company. The results of operations reflect the operations of Sahara Media, Inc. for the periods presented.

2.	Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial statement presentation and in accordance with the instructions to Form 10-Q. Accordingly, they do not include all the information and footnotes necessary for complete financial statement presentation.  In the opinion of management, the consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the consolidated financial position as of June 30, 2009 and the consolidated results of operations for the three and six months ended June 30, 2009 and 2008 and consolidated cash flows for the six months ended June 30, 2009 and 2008 and the period January 18, 2005 (date of inception) through June 30, 2009. Interim results are not necessarily indicative of the results to be expected for a full year. Reference is made to the consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the year ended December 31, 2008.

The accompanying consolidated financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  The Company has had minimal revenues since inception, incurred losses from operations since its inception and has a net stockholders’ deficit accumulated during the development stage amounting to approximately $6,750,000 as of June 30, 2009.  There can be no assurance that the Company will be profitable in the future.  If the Company is not profitable and cannot obtain sufficient capital to fund operations, the Company may have to cease operations.  These circumstances raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management’s plans with regards to this condition primarily include the continuance of executing upon its business plan.  In accordance with this plan, the Company has entered into advertising agreements with three Fortune 500 clients in the early part of the third quarter and we are currently negotiating additional agreements and management expects them to be executed during third and fourth quarters and beyond.  The Company anticipates that with the continued increase in traffic and impressions to its websites, that the Company will experience significant revenue growth throughout the remainder of the year and into 2010.  There can be no assurances that such revenues will reach planned amounts and to the extent they do not reach the planned amounts the Company will be required to raise additional capital to execute its strategy.

Correction of an Error
As of June 30, 2009, the Company corrected a disclosure and accounting omission for common shares and warrants to purchase common shares, from prior financial statements.  Such shares and warrants are to be issued for services rendered by a consultant in connection with the Recapitalization that was consummated on September 17, 2008 (the “Recapitalization”) (see Note 8).  Consequently, as of June 30, 2009, the Company has recorded the liability of $125,000 for the remaining 100,000 common shares and $130,500 for the remaining warrants to purchase 150,000 common shares still due to the consultant as costs of the Recapitalization. Because these equity instruments were issued for services performed in connection with the Recapitalization, such amounts are accounted for as an offset to additional paid in capital with no corresponding impact to the statement of operations in accordance with Staff Accounting Bulletin No. 5A.  In addition, the disclosures relating to this consulting agreement are included in Note 8.

The Company has evaluated the impact of the additional outstanding shares upon the net loss per share for all previous periods and has determined that there is no change to net loss per share.  In addition, given that the Company has recorded losses since the Recapitalization, the warrants to be issued are anti-dilutive.   The Company has evaluated the correction of this error in accordance with Accounting Principles Bulletin No. 28, Interim Financial Reporting and Staff Accounting Bulletin No. 99, Materiality (“SAB 99“).  The amount of the adjustment, when compared to the operating results or on any trend of losses for all previous financial statements to which this error relates, is not considered by management to be material.  In addition, the Company believes that investors would not consider the amount of the adjustment to be material, and therefore, would not have significantly impacted their investment decisions about the Company.

3. Significant Accounting Policies

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Sahara Media, Inc.  All significant intercompany accounts and transactions have been eliminated.

Use of Estimates
The preparation of the consolidated financial statements in accordance with U. S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from these estimates. The significant estimates and assumptions made by the Company include valuation allowances for deferred tax assets, valuation of share-based payments, and the carrying value of the intangible assets.

Intangible Assets
Intangible assets, initially recorded at cost, approximate fair value at the time of purchase. Amortization is provided for on a straight-line basis over the estimated useful lives of the assets, which is estimated to be 7 years. The Company evaluates the recoverability of its intangible assets periodically and takes into account events or circumstances that warrant revised estimates of their useful lives or that indicate that an impairment exists.

Revenue Recognition
Revenue is recognized when all of the following criteria are met:  (1) persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and, (4) collectability is reasonably assured.

Income Taxes
The Company accounts for income taxes using the asset and liability method.  Deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.  Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Additional accounting policies followed by the Company are set forth in Note 2 to the Company’s audited consolidated financial statements included in Form 10-K for the year ended December 31, 2008.

Loss Per Share
Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the periods.  The dilutive effect of the outstanding stock warrants is computed using the treasury stock method for the three and six month periods ended June 30, 2009 and 2008.  Diluted loss per share does not include the effect of 10,344,034 and 200,000 warrants respectively, as their effect would be anti dilutive.

4.	Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS No. 165”). The Company adopted SFAS No. 165 on a prospective basis effective April 1, 2009. The provisions of  SFAS No. 165 provide guidance related to the accounting for and disclosure of events that occur after the balance sheet date, but before the consolidated financial statements are issued or are available to be issued. The Company evaluated events between the end of the most recent quarter, June 30, 2009, and August 19, 2009, the date the consolidated financial statements were issued.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS No. 168”). Under SFAS No. 168 the “FASB Accounting Standards Codification” (“Codification”) will become the source of authoritative U. S. GAAP to be applied by nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS No. 168 is effective for the Company’s interim quarterly period beginning July 1, 2009. The adoption of SFAS No. 168 will have no effect on the consolidated financial statements.

5.	Intangible Assets
	June 30,	December 31,
	2009	2008
	(Unaudited)

Magazine trademark	$618,673	$618,673
List database	2,606,250	2,606,250
Website development costs	580,500	550,000
Total intangible assets	3,805,423	3,774,923
Less: accumulated amortization	546,439	350,498
Intangibles, net	$3,258,984	$3,424,425

The list database and Website were placed in service in March 2009 and the Company began amortizing these costs over their seven year lives at that time. Amortization expense for the three months ended June 30, 2009 and 2008, the six months ended June 30, 2009 and 2008 and for the period from inception (January 18, 2005) through June 30, 2009 amounted to approximately $136,000, $22,000, $196,000, $44,000 and $546,000, respectively.

Estimated amortization expense for the next five years and thereafter is as follows:

Twelve Months Ended
June 30, (Unaudited)
2010	$544,000
2011	544,000
2012	502,000
2013	455,000
2014	455,000
Thereafter	759,000
$3,259,000

6.	Property and Equipment

	June 30,	December 31,
	2009	2008
	(Unaudited)

Office furniture and equipment	$30,390	$27,809
Less accumulated depreciation	4,155	1,328

Property and equipment, net	$26,235	$26,481

Depreciation expense for the three months ended June 30, 2009 and 2008, the six months ended June 30, 2009 and 2008 and the period from inception (January 18, 2005) through June 30, 2009 amounted to $1,437, $-0-, $2,827, $-0- and $4,155, respectively.

7.	Line of Credit

In February 2009, the Company secured a $500,000 line of credit with a financial institution which was due in February 2010.  The Company did not utilize this facility.  In connection with this line of credit, the Company was required to deposit $500,000 with the lending institution which served as collateral against the line.  This cash was restricted as of March 31, 2009.  In April 2009, this facility was terminated and the cash restriction was released.

8.	Stockholders’ Equity

Overview
The Company’s Certificate of Incorporation originally authorized the issuance of 1,500,000 shares of common stock, no par value. On January 12, 2007, the authorized shares of common stock were increased to 10,000,000. On June 18, 2008, the total number of authorized shares was increased to 50,000,000 shares of common stock having a par value of $0.0001 per share.

On June 1, 2008, the Board of Directors approved a thousand-for-one stock split of the Corporation’s common stock in the form of a stock dividend. Stockholders’ equity and common stock activity for all periods presented have been restated to give retroactive recognition to the stock split. In addition, all references in the consolidated financial statements and notes to the consolidated financial statements about the Company’s common stock have been restated to give retroactive recognition to the stock split.

On September 17, 2008, Mac Filmworks, Inc.  (now known as Sahara Media Holdings, Inc.) (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sahara Media Acquisitions, Inc. a Delaware corporation.  Pursuant to the Merger Agreement, Sahara Media Acquisitions, Inc. merged into Sahara Media, Inc.  ("Sahara") such that Sahara Media Inc., became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company  issued 18,150,000 shares of their common stock to the shareholders of Sahara (the “Acquisition Shares”) (subject to the placement of 5,000,000 Acquisition Shares in escrow pursuant to the Escrow Agreement (defined below)), representing approximately 58.9% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger and the Private Placement (defined below), and the outstanding shares of common stock of Sahara were transferred to the Company and cancelled.

In connection with the Merger, the Company entered into a series of identical subscription agreements (the “Subscription Agreements”) with accredited investors (the “Investors”), pursuant to which, concurrent with the closing of the Merger on the Closing Date, the Company issued and sold units, with each unit consisting of 100,000 shares of common stock and five-year warrants to purchase 100,000 shares of common stock with an exercise price of $2.50 per share, for a purchase price of $125,000 per unit (the “Private Placement”). Pursuant to the Private Placement, the Company issued and sold to the Investors an aggregate of 6,526,159 shares of common stock (the “Common Shares”) and five-year warrants to purchase 6,526,159 shares of common stock (the “Investor Warrants”), for an aggregate purchase price of $8,158,366. The Investor Warrants may not be exercised to the extent such exercise would cause the holder of the warrant, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company's then outstanding shares of common stock following such exercise. Pursuant to the Subscription Agreements, the Company agreed to file a registration statement registering the Common Shares and the shares of common stock underlying the Investor Warrants, subject to the SEC’s declaration of effectiveness. The Company filed the registration on November 7, 2008 and has been addressing comments from the SEC.

Additionally, in September 2008, the Company issued 2,550,000 warrants with exercise prices ranging from $1.10 to $1.50 per share with a value of $2,068,205, a cost of raising capital that has been recorded as an offset to additional paid-in capital (see Marathon Advisors below).

Common stock issuances

In 2005, Sahara issued 634,800 shares of common stock as founder shares.  Additionally Sahara issued 1,142,500 shares to one of the founders in settlement of $194,380 of advances made.

On January 7, 2006, Sahara issued to a consultant, 30,000 shares in settlement for services rendered.

On June 15, 2008, Sahara issued 100,000 common shares to an investor at $.50 per share for $50,000.

On June 10, 2008, Sahara issued common shares, as follows:

•	19,610 shares, valued at $1.00 per share, to settle $19,610 note payable, including accrued interest of $1,610.
•	724,000 shares, valued at $0.02 per share, to settle accrued interest payable of $12,000. In connection with this transaction , 164,800 previously issued shares were cancelled.
•	480,000 shares, valued at $0.05 per share, to settle $25,787 of accrued consulting fees. In addition, warrants for a 5% per-money interest in the Company were cancelled.
•	27,000 shares, valued at $0.93 per share, to settle note payable of $25,000.
•	452,000 shares, valued at $0.31 per share, to a director, a related party, to settle a note payable of $139,242 including accrued interest of $14,242.
•	100,000 shares, valued at $5.25 per share, to the founder and chief executive officer, a related party, in exchange for $525,000 of accrued salary.
•
210,000 shares, valued at $0.44 per share, to a consultant, a related party, in exchange for accrued consulting fees of $142,420.  In connection with this transaction, 30,000 previously issued shares were cancelled.

•	5,500 shares valued at $1.49 per share to a consultant in settlement of accrued consulting fees of $8,197.

On June 12, 2008, Sahara issued 140,000 common shares, valued at $0.80 per share, to settle a note payable of $111,393 including accrued interest of $11,393.

On June 16, 2008, Sahara issued 200,000 common shares, valued at $.02 per share, to settle $4,000 of accrued consulting fees.  In addition, warrants for a 5% pre-money interest in the Company were cancelled.

On June 17, 2008, Sahara issued 13,363,390 common shares, valued at $0.10 per share, to Sahara Entertainment, LLC, a related party, to settle a note payable and advances aggregating $1,303,843 in the amount of $462,074 including accrued interest of $61,074 and assumption of liabilities on behalf of the Company amounting to $841,769.  In connection with this transaction 1,147,500 previously issued shares were cancelled.

Additionally, on June 17, 2008, Sahara issued 31,000 common shares in exchange for fees.

On July 31, 2008, Sahara issued 100,000 common shares to an investor at $0.50 per share for $50,000.

On July 31, 2008, Sahara issued 400,000 common shares, valued at $0.50 per share, to Sahara Entertainment, LLC, a related party, as payment for consulting relating to the Company’s financing.  The Company recorded $200,000 as an offset to additional paid-in capital as this issuance related to costs of raising capital.

Cheryl Keeling

On September 3, 2008, Sahara issued 50,000 common shares, valued at $1.25 per share, to Cheryl Keeling, as additional consideration for a $100,000 bridge loan made on the same date.  The loan was repaid upon the closing of the Merger and Private Placement on September 17, 2008.

The Company recorded $-0-, $14,522, $-0-, $32,291 and $210,616 of interest expense for the three months ended June 30, 2009 and 2008 the six months ended June 30, 2009 and 2008, and the period from inception (January 18, 2005) through June 30, 2009, respectively.

BPA Associates, LLC

On September 17, 2008, pursuant to a Purchase Agreement dated July 1, 2008, Sahara issued 1,425,000 common shares, valued at $1.25 per share, to BPA Associates LLC, (“BPA”) a related party, as additional consideration for the purchase of their database. Sahara’s consideration for this purchase is as follows: $50,000 in cash which was paid on July 1, 2008 in consideration of BPA pledging the database in connection with the sale by the Company of a $500,000 debenture to an Investor, $775,000 in cash and 1,425,000 common shares on consummation of the reorganization.

The Company recorded $2,606,250 as an intangible asset which is comprised of the $1,781,250 value of the common shares plus $825,000 of cash paid.

Reverse Split

The Company completed a 1 for 30 reverse stock split of its common shares, pursuant to which MFI’s issued and outstanding shares of common shares, was reduced to 818,000 (prior to the Merger and the Private Placement).

Shares issued to investors in the private placement

In September 2008, the Company issued 6,526,159 shares of common stock and five-year warrants to purchase 6,526,159 shares of common stock with an exercise price of $2.50 per share in a private placement for an aggregate amount of $8,158,366.  The Company recorded $19,578 to the par value of the common shares and $5,768,310, net of $2,370,478 in placement costs, to additional paid-in capital.  The raise costs were allocated as follows: John Thomas Financial (JTF) $65,000, Mac Filmworks $25,000, Aubrey Consultants for a finders fee $20,000, JTF for legal fees of $13,000, placement legal fees of $187,000, JTF 10%  fee of $992,996, JTF non-accountable expenses of $67,482, JTF success fee of $400,000, JTF finders fee of $200,000 and JTF for indemnification fee of  $400,000.

The warrants were valued using the Black-Scholes pricing model with the following weighted average assumptions: 0% dividend yield; risk free interest of 2.52%:  volatility of 94.80%; and an expected life of 5 years. The warrants vest immediately and are exercisable on a cashless basis.

On October 8, 2008, the Company issued an aggregate of 1,413,883 shares of common stock and five-year warrants to purchase 1,413,883 shares of common stock with an exercise price of $2.50 per share to accredited investors, for an aggregate amount of $1,767,253. JTF acted as the exclusive placement agent for the private placement.

On October 20, 2008, the Company issued 4,000 shares of common stock and five-year warrants to purchase 4,000 shares of common stock with an exercise price of $2.50 per share to an accredited investor for a purchase price of $5,000. JTF acted as the exclusive placement agent for the private placement.

The Company received $1,529,356 from the October 2008 transactions net of raise costs of approximately $243,000.

The stock warrants issued in October 2008 were valued using the Black-Scholes pricing model using the following weighted average assumptions: dividend yield of 0%; risk free interest rate of 2.70%; volatility of 94.80%; and an expected life of 5 years. The warrants vest immediately and are exercisable on a cashless basis.

Shares held in Escrow

The Company entered into a securities escrow agreement (the “Securities Escrow Agreement”) with Sahara, the shareholders of Sahara named in the escrow agreement (the “Sahara Escrow Shareholders”), and the Company’s corporate counsel, as escrow agent.  Pursuant to the Securities Escrow Agreement, the Sahara Escrow Shareholders agreed to place 5,000,000 of the Acquisition Shares (the “Escrow Shares”) into an escrow account. The Escrow Shares will be released to the Sahara Escrow Shareholders, or returned to the Company for cancellation if not released, based upon the achievement of certain performance thresholds as set forth below:

(a)
If the Company launches the online magazine Honeymag.com six months after the Closing Date (the “First Performance Threshold”), 20% of the Escrow Shares will be released to the Escrow Shareholders.  If the First Performance Threshold is not met, 20% of the Escrow Shares will be returned to the Company for cancellation. Honemag.com was launched March 5, 2009. Therefore the First Performance Threshold was met and 20% of the Escrow Shares were released to the Escrow Shareholders.

(b)
If the Company launches the social network Hivespot.com seven months after the closing date (the “Second Performance Threshold”), 20% of the Escrow Shares will be released to the Sahara Escrow Shareholders.  If the Second Performance Threshold is not met, 20% of the Escrow Shares will be returned to the Company for cancellation. Hivespot.com was launched March 5, 2009. Therefore the Second Performance Threshold was met and 20% of the Escrow Shares were released to the Escrow Shareholders.

(c)
In the event that, from the period from the launch of the online magazine Honeymag.com, until nine months after the Closing Date, the average number of monthly viewed impressions of the Company’s online magazine Honeymag.com is at least 300,000 (the “Third Performance Threshold”), 20% of the Escrow Shares will be released to the Sahara Escrow Shareholders. If the Third Performance Threshold is not met, 20% of the Escrow Shares will be returned to the Company for cancellation. The Third Performance Threshold has been met and 20% of the Escrow Shares were released to the Escrow Shareholders.

(d)
In the event that the Company’s social networking site Hivespot.com has at least 200,000 registered users on September 30, 2009 (the “Fourth Performance Threshold”), 20% of the Escrow Shares will be released to Sahara Escrow Shareholders. If the Fourth Performance Threshold is not met, 20% of the Escrow Shares will be returned to the Company for cancellation.

(e)
In the event that the Company either has revenue of at least $1,000,000 for the year ending December 31, 2009, or accounts receivable of at least $1,000,000 as of December 31, 2009, as disclosed in the Company’s audited financial statements included in the Company’s Form 10-K for the year ending December 31, 2009 filed with the SEC (the “Fifth Performance Threshold”), 20% of the Escrow Shares will be released to the Sahara Escrow Shareholders. If the Fifth Performance Threshold is not met, 20% of the Escrow Shares will be returned to the Company for cancellation.

John Thomas Bridge and Opportunity Fund

On September 17, 2008, the Company issued 500,000 common shares, valued at $1.25 per share, and five year warrants, with a fair value of $439,128 to purchase 500,000 shares of common stock at an exercise price of $1.50 per share to the John Thomas Bridge and Opportunity Fund, as additional consideration to complete the equity financing. The warrants vest immediately and are exercisable on a cashless basis.

The Company entered into a Securities Purchase Agreement, also dated July 1, 2008, pursuant to which the Company issued a 12% Senior Secured Debenture (“Debenture”) in the principal amount of $500,000, bearing interest at the rate of 12% per annum, $80,000, of which, such proceeds were subsequently released to third parties to pay fees with the balance of $420,000 remitted to the Company.

The Security Purchase Agreement secured certain U.S. trademark registrations for all of the Company’s publications, and all of the Company’s databases as collateral security for the prompt payment in full when due.  In addition, for consideration of a $50,000 payment, a Security Agreement with BPA Associates, under common ownership, was executed whereby BPA agreed to secure the payment on the Debenture with certain assets of the Company, including the database which contains information vital to the business of the Company.

John Thomas Financial, Inc.

On September 17, 2008, the Company issued 3,000,000 common shares, valued at $1.25 per share, and five year warrants to purchase 1,000,000 common shares with a fair value of $904,018 at an exercise price of $1.30 per share to John Thomas Financial, Inc. as additional consideration for private placement services.  The warrants vested immediately and are exercisable on a cashless basis, which represents stock settled stock appreciation rights.

Marathon Advisors

On September 17, 2008, the Company issued 100,000 common shares, valued at $1.25 per share, and five-year warrants, to purchase 300,000 common shares with a fair value of $263,054 at an exercise price of $1.10, to Marathon Advisors (“Marathon”), to complete the equity financing.  The warrants are exercisable on a cashless basis. The warrants vest over a three year period on the anniversary of the issuance date.  In accordance with EITF No. 96-18, equity instruments issued to non-employees are recognized pro-rata over the vesting period.

The Company recorded $128,017 as a capital raising cost as an offset to additional paid-in capital.

Effective December 31, 2008, the contract with Marathon was terminated.  Per the termination agreement, 200,000 of the original warrants were cancelled.  The Company recorded approximately $22,000 of equity based expense for the six months ended June 30, 2009.

Aurelian Investments, LLC

In connection with a consulting agreement (the “Agreement”) entered into with Aurelian Investments, LLC (“Aurelian”) on August 13, 2008, the Company was required to issue a total of 200,000 common shares and five-year warrants to purchase 200,000 common shares with an exercise price of $1.50 per share for services rendered by Aurelian in connection with the Recapitalization that was consummated on September 17, 2008 (the “Recapitalization”).  Fifty thousand of the 200,000 common shares were issued on September 17, 2008 (date of Recapitalization) and such shares were properly reflected in the financial statements since that time at a $1.25 per share.  An additional 50,000 shares of common stock and warrants to purchase 50,000 shares of common stock were issued during the quarter ended June 30, 2009.

The value ascribed to the 50,000 common shares issued during the quarter ended June 30, 2009 and the remaining 100,000 common shares still due the consultant is based on the stock price as of the date of the Recapitalization ($1.25). The total value of such shares of common stock to be issued amount to $125,000.  The value ascribed to the warrants is based upon the Black-Scholes Option Pricing Model.  The weighted average assumptions were based upon data as of September 17, 2008: volatility 94.8%, dividend yield 0%, risk free interest rate 2.52%, and an expected life of 5 years.  The fair value of the warrants at the date of the Recapitalization was $174,000.  The balance of the shares and warrants to purchase shares are scheduled to be issued subsequent to June 30, 2009, and have been recorded as a component of stockholders’ equity.

Sichenzia Ross

On September 17, 2008, the Company issued 250,000 common shares (see “common share issuance"), valued at $1.25 per share, and five-year warrants with a fair value of $219,564 to purchase 250,000 shares of common stock, with an exercise price of $1.50, to its corporate counsel Sichenzia Ross for legal services.  The warrants vest immediately and are exercisable on a cashless basis. The Company recorded $532,064 as capital raise costs as an offset to additional paid-in capital.

Additional  Issuances

 In April 2009, the Board of Directors approved, and on May 6, 2009, the Company issued, 50,000 shares of  common stock, valued at $150,000, to two individuals on behalf of IRG. The amount was accrued as a component of share liability as of March 31, 2009. See Note 11.

 In April 2009, the Board of Directors approved, and on May 6, 2009, the Company issued 16,668 shares of common stock, valued at $50,000, to third parties for services rendered to the Company.  The amount was accrued as of March 31, 2009 as a component of share liability.

Warrant issuances

Warrants issued to promissory note holders

The Company issued warrants to certain holders of promissory notes at various dates through December 31, 2006, that entitle them to purchase common shares of the Company.  All warrants granted vested immediately.  The fair value of the warrants is estimated using the intrinsic value method.  The fair value of the common stock related to these warrant issuances approximated $0.02 as determined based on services rendered by a consultant in the amount of $4,000 in exchange for 200,000 warrants in 2006.  The Company has ascribed a value of approximately $9,000 to these warrants.  These warrants were cancelled in 2008.

Aubrey Consulting – Warrants dated September 17, 2008

On September 17, 2008, the Company issued five-year warrants to purchase 500,000 common shares with an exercise price of $1.50 to Aubrey Consulting as additional consideration for a finder’s fee relating to the private placement.  The Company recorded $439,000 as a capital raise cost as an offset to additional paid-in capital. The warrants vest immediately and are exercisable on a cashless basis.

The above warrants were valued using the Black-Scholes pricing model with the following weighted average assumptions: 0 % Dividend yield; risk free interest rate 2.52%; volatility of 94.8%; and an expected life of 5 years.  The warrants vest immediately.

Warrant activity for non-employees during the period of inception (January 18, 2005) through June 30, 2009 is as follows:

			Weighted
		Weighted-	Average
	Number of	Average	Remaining	Aggregate
	Warrant	Exercise	Contractual	Intrinsic
Warrants	Shares	Price	Term (Years)	Value

Granted during 2006	200,000	$ 0.005
Balance at December 31, 2006	200,000	$ 0.005
Granted during 2007	--	--
Balance at December 31, 2007	200,000	$0.005
Granted during 2008	10,494,034	$2.23
Exercised during 2008	--	$--
Forfeited/cancelled during 2008	(400,000)	$0.76
Outstanding, December 31, 2008	10,294,034	$2.25
Granted through June 30, 2009	50,000	$1.50
Outstanding, June 30, 2009 (Unaudited)	10,344,034	$2.24	4.21	7,812,017
Exercisable, June 30, 2009 (Unaudited)	10,244,034	$2.26	4.01	7,622,017

		Weighted
		Average
		Grant-Date
Non-vested Shares	Shares	Fair Value
Granted during 2006 (none granted during 2007)	200,000	$0.02
Non-vested December 31, 2007 and 2006	200,000	$0.02
Granted during 2008	10,494,034	$0.79
Vested during 2008	(10,194,034)	$0.79
Forfeited during 2008	(400,000)	$0.11
Non-vested, December 31, 2008	100,000	$0.22
Granted through June 30, 2009	50,000	$.87
Vested through June 30, 2009	(50,000)	$.87
Non-vested, June 30, 2009	100,000	$0.22

Equity Compensation Plan

In January 1998, the Company’s board of directors approved a stock option plan under which 16,667 shares of common stock have been reserved for issuance.  The following table shows information with respect to the stock options available under the equity compensation plan under which the Company’s common stock is authorized for issuance as of June 30, 2009.

Balance at December 31, 2006	--
Granted During 2007	--
Balance at December 31, 2007	--
Granted during December 2008	--
Balance at December 31, 2008	--
Granted through June 30, 2009	--
Outstanding, June 30, 2009	--
Available for issuance – June 30, 2009	16,667

           Share Liability

In late September 2008, the Company entered into a one year agreement with The Investor Relations Group (“IRG”) for consulting services. The agreement provides for the Company issuing the equivalent of $300,000 of its common stock, which will be earned pro rata over the twelve month contract period. In April 2009, the Board of Directors approved the issuance of 50,000 shares of common stock valued at $150,000 to IRG which approximates the pro rata number of shares earned through March 31, 2009. The Company has accounted for the $150,000 as share liability at March 31, 2009. These shares were issued May 6, 2009.

In February 2009, the Company entered into a four-month agreement for consulting services. The agreement, in addition to cash compensation of $31,950, provides for the Company issuing 20,000 shares of its common stock valued at $60,000 to the consultant. The Company recorded an amount of $60,000 as share liability at June 30, 2009, which represents the value of the pro rata shares earned per the contract.  There have been no shares issued under the agreement.

In February 2009, the Company entered into a consulting agreement with Hanover Capital Corporation (“Hanover”). Per the agreement, the Company will issue Hanover a total of 450,000 restricted common shares valued at $3.00 per share ($1,350,000) on a pro rata basis over a period of six months during the term of the agreement.  The shares of stock are expected to be granted in the second half of 2009. As of June 30, 2009, the Company has recorded a liability of $562,500 relating to the common stock required to be issued under this agreement.

In April 2009, the Board of Directors approved the issuance of 16,668 shares of common stock valued at $50,000 to third parties for services rendered to the Company.  This amount has been accrued as of March 31, 2009 as a component of share liability. These shares were issued May 6, 2009.

9.        Income Taxes

The Company has provided a valuation allowance for the full amount of its net deferred tax assets because the Company has determined that it is more likely than not that they will not be realized.

As of December 31, 2008, the Company has federal and state net operating loss carryforwards of approximately $2,590,000 available to reduce future taxable income and which expire at various dates through 2028.

Under the provisions of Section 382 of the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in a limitation on the amount of net operating loss carry forwards which can be used in future years.

	June 30,	December 31,
	2009	2008
	(Unaudited)

Net operating loss carryforwards	$2,029,000	$1,184,000
Share based payments	331,000	-
Amortization of intangible assets	131,000	(62,000)
Net deferred tax assets	2,491,000	1,122,000
Valuation allowance	(2,491,000)	(1,122,000)
Net deferred tax assets	$--	$--

The valuation allowance increased by approximately $1,369,000, $779,000 and $1,885,000 during the six months ended June 30, 2009, the year ended December 31, 2008 and the period from inception (January 18, 2005) through June 30, 2009, respectively.

10.	Related Party Transactions

          Notes payable, Related Party –Interest Expense
There were no related party notes payable as of June 30, 2009 or December 31, 2008. The Company recorded related party interest expense of $-0-, $7,216, $-0-, $17,053 and $96,735 for the three months ended June 30, 2009 and 2008, the six months ended June 30, 2009 and 2008, and the period from inception (January 18, 2005) through June 30, 2009, respectively.

11.     Commitments and Contingencies

Rent expense
In October 2008, the Company entered into a new three year lease for office space, expiring in September 2011. Monthly payments under the lease commence at $9,000 per month and increase to $9,600 per month. The lease commitment is guaranteed by an officer of the Company. In conjunction with this lease the Company has recorded a security deposit of $37,200 which was increased to $46,200 during the three months ended June 30, 2009.  Prior to the inception of this lease agreement, the Company leased office space on a month-to-month basis at an amount of approximately $4,000 per month.

Rent expense was approximately $27,000, $17,000, $54,000, $38,000 and $286,000 for the three months ended June 30, 2009 and 2008, the six months ended June 30, 2009 and 2008 and the period from inception (January 18, 2005) through June 30, 2009, respectively.

Approximate future minimum annual lease payments are as follows:

Twelve Months Ended
June 30, (Unaudited)

2009	$110,700
2010	114,300
2011	28,800
$253,800

The Investor Relations Group
In late September 2008, the Company entered into a one year agreement with IRG for consulting services. The agreement provides for the Company issuing the equivalent of $300,000 of their common stock, which will be earned pro rata over the twelve month contract period.  Additionally, the Company is obligated to pay a maintenance fee of $10,000 per month.  In April 2009, the Company and IRG mutually agreed to defer the remaining term of the agreement to a later date. The Company has not issued any shares of common stock owed under this agreement.  However, in April 2009 the Board of Directors approved the issuance of 50,000 shares of common stock to IRG valued at $150,000 which approximates the pro rata number of shares earned through the date of the deferral. In May 2009, the Company issued 50,000 shares of common stock to two individuals on behalf of IRG.

Employment Agreement
Effective February 18, 2009, the Company entered into an employment agreement with its Chief Executive Officer (“CEO”).  Terms of the Agreement include: an annual salary of $300,000, $325,000 and $350,000 over its three year period; a signing bonus of $155,000; and as soon as practicable after the effective date, the Company shall grant to the CEO an option to purchase 3,000,000 shares of Company common stock at an exercise price of $2.00 per share.

Approximate future commitments under the agreement are as follows:

Twelve Months Ended
June 30, (Unaudited)

2009	$309,375
2010	334,375
2011	218,750
$862,500

           Consulting Agreements

Effective January 1, 2009, the Company entered into a business development and advisory services agreement with a consultant. The agreement is for an annual period through December 2009. In addition to a monthly retainer of $5,000 per month for the first quarter of 2009 and $7,500 per month for the remainder of the year, the agreement provides for a commission based on a percentage of gross revenues as defined in the agreement.

In February 2009, the Company entered into a consulting agreement with Hanover Capital Corporation (“Hanover”). Terms of the agreement include an initial payment of $5,000 and $4,000 per month during the one year term of the agreement.  Per the agreement, the Company will issue Hanover a total of 450,000 restricted common shares.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Sahara Media Holdings, Inc. (a development stage company).

We have audited the accompanying consolidated balance sheets of Sahara Media Holdings, Inc. (a development stage company) as of December 31, 2008 and 2007 and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the years then ended and the period January 18, 2005 (date of inception) through December 31, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sahara Media Holdings, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended and the period January 18, 2005 (date of inception) through December 31, 2008 in conformity with U.S. generally accepted accounting principles.

Weiser LLP
Edison, New Jersey
March 30, 2009

Sahara Media Holdings, Inc.
(a development stage enterprise)
Consolidated Balance Sheets

	December 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$4,437,465	$1,530
Accounts receivable	-	2,347
Prepaid expenses and other	44,988	-
Total current assets	4,482,453	3,877

Cash in escrow	40,000	-
Property and equipment, net	26,481	-
Intangible assets, net	3,424,425	356,556
Security deposits	37,200	-

Total assets	$8,010,559	$360,433

Liabilities and stockholders' equity (deficiency)
Current liabilities:
Accounts payable and accrued expenses	$134,228	$197,771
Share liability	87,500	-
Accrued expenses, related parties	-	450,000
Subscription liability	-	406,000
Advances payable, related parties	-	180,888
Notes payable, related parties	-	588,180
Notes payable	-	302,992
Total current liabilities	221,728	2,125,831

Commitments and contingencies	-	-

Stockholders' equity (deficiency):
Preferred stock, $0.0001 par value; 10,000,000
shares authorized; no shares issued or outstanding	-	-

Common stock, $0.003 par value; 50,000,000 shares authorized;
30,812,042 shares issued and outstanding at December 31, 2008;
$0.00001 par value; 50,000,000 shares authorized;
1,977,100 shares issued and outstanding at December 31, 2007	92,436	20

Additional paid-in capital	11,690,851	194,982
Deficit accumulated during the development stage	(3,994,456)	(1,960,400)
Total stockholders' equity (deficiency)	7,788,831	(1,765,398)

Total liabilities and stockholders' equity (deficiency)	$8,010,559	$360,433

The accompanying notes are an integral part of these consolidated financial statements.

Sahara Media Holdings, Inc.
(a development stage enterprise)
Consolidated Statements of Operations

	Year Ended	Year Ended	Period from inception(January 18, 2005) through
	December 31,	December 31,	December 31,
	2008	2007	2008

Revenue	$8,183	$2,347	$35,530

Costs and expenses:
Product development	243,114	143,351	655,594
Selling and marketing	133,468	74,482	249,950
General and administrative	1,582,323	456,254	2,938,434

Loss from operations	(1,950,722)	(671,740)	(3,808,448)

Interest income	24,608	-	24,608
Interest expense- related party	(17,053)	(37,663)	(96,735)
Interest expense	(90,889)	(19,326)	(113,881)

Net loss	$(2,034,056)	$(728,729)	$(3,994,456)

Basic and diluted loss per share	$(0.15)	$(0.37)

Weighted average common shares
- basic and diluted	13,389,404	1,974,391

The accompanying notes are an integral part of these consolidated financial statements.

Sahara Media Holdings, Inc.
(a development stage enterprise)
Consolidated Statements of Changes in Stockholders' Equity (Deficiency) For the years ended December 31, 2008, 2007, and for the the Period from inception (January 18, 2005) through December 31, 2008

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-in	Development	Equity
	Shares	Amount	Capital	Stage	(Deficiency)

Issuance of common stock to founder net of cancellation	1,147,500	$12	$194,368		$194,380
Issuance of common stock to director	120,000	1	119		120
Issuance of common stock to investors	499,800	5	495		500
Issuance of common stock to investor	15,000	-	-		-

Net loss				$(405,269)	(405,269)

Balance at December 31, 2005	1,782,300	18	194,982	(405,269)	(210,269)

Issuance of common stock to consultant	30,000	-	-	-	-

Net loss				(826,402)	(826,402)

Balance at December 31, 2006	1,812,300	18	194,982	(1,231,671)	(1,036,671)

Issuance of common stock on exercise of warrant	164,800	2	-	-	2

Net loss				(728,729)	(728,729)

Balance at December 31, 2007	1,977,100	20	194,982	(1,960,400)	(1,765,398)

Issuance of common stock to founder to settle note
payable and advances to related parties	13,363,390	134	1,303,709		1,303,843
Cancellation of common stock on settlement	(1,147,500)	(11)	-		(11)
Issuance of common stock to founder in lieu of salary	100,000	1	524,999		525,000
Issuance of common stock to a director to settle note
payable to a related party and accrued interest	452,000	5	139,237		139,242
Issuance of common stock to a consultant to settle
accrued consulting fees to a related party	210,000	2	142,418		142,420
Cancellation of common stock on settlement	(30,000)	-	-		-
Cancellation of common stock issued to investors	(312,300)	(3)	-		(3)
Issuance of common stock to a consultant to settle
acrrued consulting fees to a related party	5,500	-	8,197		8,197
Issuance of common stock to settle accrued charges on note payable	724,000	7	11,993		12,000
Cancellation of common stock on settlement of accrued charges	(164,800)	(2)	-		(2)
Issuance of common stock to settle note payable and accrued interest	140,000	1	111,392		111,393
Issuance of common stock to settle accrued consulting fees	480,000	5	25,782		25,787
Issuance of common stock to settle note payable and accrued interest	19,610	-	19,610		19,610
Issuance of common stock to an investor	100,000	1	49,999		50,000
Issuance of common stock to consultant	200,000	2	3,998		4,000
Issuance of common stock to settle note payable and accrued interest	31,000	-	-		-
Issuance of common stock to settle note payable	27,000	-	25,000		25,000

The accompanying notes are an integral part of these consolidated financial statements.

Sahara Media Holdings, Inc.
(a development stage enterprise)
Consolidated Statements of Changes in Stockholders' Equity (Deficiency) For the years ended December 31, 2008, 2007, and for the the Period from inception (January 18, 2005) through December 31, 2008

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-in	Development	Equity
	Shares	Amount	Capital	Stage	(Deficiency)

Issuance of common stock to an investor	100,000	1	49,999		50,000
Issuance of common stock to founder's company as consideration
for consulting services	400,000	4	(4)		-
Issuance of common stock to a related party as additional
consideration for purchase of database	1,425,000	14	1,781,236		1,781,250
Issuance of common stock to a stockholder as
consideration for a bridge loan	50,000	150	62,350		62,500
Par value of common shares under plan of merger	818,000	2,454	(2,454)		-
Cancellation of common shares under plan of merger	(18,150,000)	(181)	181		-
Issuance of common shares and recapitalization under plan of merger	18,150,000	54,450	(54,450)		-
Issuance of common stock to investors net of issuance costs
of $2,370,478 for private placement	6,526,159	19,578	5,768,310		5,787,888
Issuance of common stock as additional consideration for bridge loan	500,000	1,350	(1,350)		-
Issuance of common stock as additional consideration for
for private placement brokerage	3,000,000	9,000	(9,000)		-
Issuance of common stock to consultant for services	100,000	300	(300)		-
Issuance of common stock to consultant for services
related to private placement	50,000	150	(150)		-
Issuance of common stock as additional consideration
for legal services related to private placement	250,000	750	(750)		-
Issuance of common stock to investors net of issuance costs
of $242,897 for private placement	1,417,883	4,254	1,525,102		1,529,356
Stock based compensation for warrants issued to consultant	-	-	10,815		10,815

Net loss				(2,034,056)	(2,034,056)

Balance at December 31, 2008	30,812,042	$92,436	$11,690,851	$(3,994,456)	$7,788,831

The accompanying notes are an integral part of these consolidated financial statements.

Sahara Media Holdings, Inc.
(a development stage company)
Consolidated Statements of Cash Flows

			Period from
			inception
			(January 18, 2005)
	Years Ended		through
	December 31.		December 31,
	2008	2007	2008

Cash flows from operating activities:
Net loss	$(2,034,056)	$(728,729)	$(3,994,456)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization expense	89,709	88,382	351,826
Issuance of stock as additional consideration for bridge loan	62,500	-	62,500
Stock-based consulting expense	10,815	-	10,815
Share liability	87,500	-	87,500
Amortization of debt discount	3,500	7,000	21,000
Changes in assets and liabilities:
Accounts receivable	2,347	(2,347)	-
Prepaid expenses and other	(44,988)	-	(44,988)
Security deposits	(37,200)	-	(37,200)
Accounts payable and accrued expenses	73,036	127,952	270,806
Accrued expenses, related parties	50,804	162,814	235,193
Accrued salary, related parties	75,000	150,000	525,000
Subscription liability	-	-	406,000

Net cash used in operating activities	(1,661,033)	(194,928)	(2,106,004)

Cash flows from investing activities:
Acquisition of trademark intangibles	-	(3,533)	(618,673)
Acquisition of intangible assets, related party	(825,000)	-	(825,000)
Acquisition of intangible assets	(550,000)	-	(550,000)
Acquisition of property and equipment	(27,809)	-	(27,809)
Cash in escrow	(40,000)	-	(40,000)

Net cash used in investing activities	(1,442,809)	(3,533)	(2,061,482)

Cash flows from financing activities:
Issuance of common stock, net of issuance costs $2,613,375	7,491,886	-	7,686,886
Proceeds from issuance of notes payable, related parties	13,553	30,664	601,734
Proceeds from issuance of notes payable	34,338	44,327	316,331

Net cash provided by financing activities	7,539,777	74,991	8,604,951

Net increase (decrease) in cash and cash equivalents	4,435,935	(123,470)	4,437,465

Cash and cash equivalents, beginning of period	1,530	125,000	-

Cash and cash equivalents, end of period	$4,437,465	$1,530	$4,437,465
Cash paid for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

Sahara Media Holdings, Inc.
(a development stage company)
Consolidated Statements of Cash Flows

			Period from
			inception
			(January 18, 2005)
	Years Ended		through
	December 31.		December 31,
	2008	2007	2008

Supplemental disclosures of cash flow information:

Noncash Financing Activities

Issuance of common shares to settle:
Notes payable and accrued interest, related parties	$601,734	$-	$601,734
Note payable and accrued interest	337,331	-	337,331
Advances. accrued expenses and other, related party	1,156,660	-	1,156,660
Accounts payable and accrued expenses	181,323	-	181,323
	$2,277,048	$-	$2,277,048

Noncash Investing Activities

Issuance of common shares to acquire intangible asset	$1,781,250	$-	$1,781,250

The accompanying notes are an integral part of these consolidated financial statements.

Sahara Media Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years ended December 31, 2008 and 2007

1.	Nature of Business

Sahara Media Holdings, Inc. (the “Company”) is a Delaware corporation organized on September 26, 1997 under the name Keystone Entertainment, Inc. On January 14, 1998, the corporate name was changed to Mac Filmworks, Inc. On September 26, 2008, the corporate name was changed to Sahara Media Holdings, Inc.

Sahara Media Holdings, Inc. is the parent company of Sahara Media, Inc., a Delaware corporation formed in January 2005 (“Sahara”), which is a development-stage company located in New York City. Since its formation, Sahara has concentrated on the development of its business strategy. Until March 2004, Vanguarde Media, an entity not affiliated with Sahara, published Honey Magazine, a publication aimed at the 18-34 urban female demographic. As a result of financial difficulties of Vanguarde Media, Honey Magazine ceased publishing.  Vanguarde Media filed for bankruptcy and in February 2005 Sahara through the bankruptcy proceedings purchased the “Honey” trademark for the class of paper goods and printed matter. Sahara plans to re-launch Honey as an online magazine and social network targeting the 18-34 urban female demographic.  We expect that the primary components of our business will be:

●	The online magazine Honeymag.com
●	The social network Hivespot.com
●	Our database of approximately 3.9 million names in the 18-34 urban female demographic (the “Honey Database")

On September 17, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Sahara Media Acquisitions, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Subsidiary”) and Sahara, a Delaware corporation.  Pursuant to the Merger Agreement, which closed on September 17, 2008 (the “Closing Date”), the Subsidiary merged into Sahara and Sahara became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company issued 18,150,000 shares of the Company’s Common Stock to the shareholders of Sahara. (the “Acquisition Shares”) (subject to the placement of 5,000,000 Acquisition Shares in escrow pursuant to the Escrow Agreement (defined below)), representing approximately 58.9% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger Agreement and the Private Placement (defined below), and the outstanding shares of common stock of Sahara Media were cancelled and converted into the right to receive the Acquisition Shares.

The acquisition of Sahara was treated as a recapitalization, and the business of Sahara became the business of the Company. At the time of the reverse acquisition, the Company was not engaged in any active business.

The accounting rules for reverse acquisitions require that beginning September 17, 2008, the date of the reverse acquisition, the balance sheet reflects the assets and liabilities of Sahara Media and the equity accounts were recapitalized to reflect the newly capitalized company. The results of operations reflect the operation of Sahara Media, Inc. for the periods presented.

2.	Summary of Significant Accounting Policies

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Sahara Media, Inc.  All significant intercompany  accounts and transactions have been eliminated.

Use of Estimates
The preparation of the consolidated financial statements in accordance with U. S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from these estimates. The significant estimates and assumptions made by the Company are in the area of valuation allowances for deferred tax assets, valuation of share-based payments, and the carrying value of the intangible assets.

Cash and Cash Equivalents
We consider all highly liquid investments, with a maturity of three months or less when purchased, to be cash equivalents.

Property and Equipment
Property and equipment are carried at cost less accumulated depreciation.  Depreciation and amortization is recorded on the straight-line method over five years, which approximates the estimated useful lives of the assets.  Routine maintenance and repair costs are charged to expense as incurred and renewals and improvements that extend the useful life of the assets are capitalized.  Upon sale or retirement, the cost and related accumulated depreciation and amortization are eliminated from the respective accounts and any resulting gain or loss is reported in the statement of operations.

Intangible Assets
The intangible assets, initially recorded at cost, are considered to approximate fair value  at the time of purchase. Amortization is provided for on a straight-line basis over the estimated useful life of the asset. The Company evaluates the recoverability of its intangible asset periodically and takes into account events or circumstances that warrant revised estimates of its useful life or that indicate that an impairment exists. Management believes that because the Company is in the earlier stages of its business life cycle, the current conditions noted above do not constitute reliable impairment indicators. During 2008, the Company acquired a database for cash and issuance of common stock.  In addition, a website is currently being developed.  Amortization of the capitalized database and website costs will begin when they have been placed into service, which is expected in mid-2009.

Category	Lives
Trademark Costs	7 years
Website Costs and Database	7 years

Revenue Recognition
Revenue is recognized when all of the following criteria are met:  (1) persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and, (4) collectability is reasonably assured.

Subscriptions will be recorded as unearned revenue and recognized as revenue ratably over the subscription periods. The Company expects to begin generating revenues in 2009 once the online magazine and social networking sites are launched.

Income Taxes
The Company accounts for income taxes using the asset and liability method.  Deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.  Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Effective January 1, 2007, the Company adopted Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, (“FIN 48”). The impact of the adoption of FIN 48 had no material effect on the Company’s results of operations or financial position.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, cash equivalents and trade accounts receivable.

The Company maintains its cash and cash equivalents in accounts with two  major financial institutions in the United States in the form of demand deposits and liquid money market funds.  Deposits in these institutions may exceed the amounts of insurance provided on such deposits.  As of December 31, 2008, the Company had approximately $4.3 million in deposits subjected to such risk.  The Company has not experienced any losses on deposits of cash and cash equivalents.

Loss Per Share
Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the year. The dilutive effect of the outstanding stock warrants is computed using the treasury stock method. For the year ended December 31, 2008, diluted loss per share does not include the effect of 10,294,034 stock warrants outstanding as their effect would be anti-dilutive. For the year ended December 31, 2007, diluted loss per share does not include the effect of 200,000 stock warrants as their effect would be anti-dilutive.

Stock Based Compensation
The Company accounts for equity instrument issuance to its employees in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share based payments”.  Such equity issuances encompass transactions in which the Company exchanges its equity instruments for services. The Company recorded a charge of approximately $11,000 for the year ended December 31, 2008 and for the period from inception (January 18, 2005) through December 31, 2008, respectively.

Equity instruments issued to non-employees are accounted for under Emerging Issues Task Force (“EITF”) Statement No. 96-18, “Accounting for Equity Instruments that are issued to Other than Employees for acquiring or in conjunction with goods and services”.

Advertising Expense
The Company expenses advertising costs as incurred. No significant advertising costs were incurred in the years ended December 31, 2008 and 2007, and for the period from inception (January 18, 2005) through December 31, 2008.

Product Development Costs
The Company expenses product development costs, which primarily relate to website development costs, as incurred. The Company accounts for these costs under the provisions of Statement of Position (“SOP”) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and EITF No. 00-2, “Accounting for Website Development Costs”. Product development costs for the years ended December 31, 2008 and 2007, and for the period from inception (January 18, 2005) through December 31, 2008 approximated $243,000, $143,000 and $656,000, respectively.

Recently Adopted Pronouncements
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”).  SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements regarding fair value measurement. Where applicable, SFAS 157 simplifies and codifies fair value related guidance previously issued within U.S. generally accepted accounting principles.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The Company adopted SFAS 157 on January 1, 2008 and it did not have a material impact on the Company’s results of operations or financial condition.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110 (“SAB 110”).  SAB 110 expresses the views of the staff regarding the use of a “simplified” method, as discussed in SAB No. 107, in developing an estimate of the expected term of “plain vanilla” share options in accordance with SFAS No. 123 (revised 2004).  SAB 110 did not have a material impact on the Company’s results of operations or financial condition.

3.	Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51”.  The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require the following changes.  The ownership interests in subsidiaries held by parties, other than the parent, be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent's equity.  The amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income. When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary is initially measured at fair value.  The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment and entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  The changes to current practice resulting from the application of SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  The adoption of SFAS No. 160 before December 15, 2008 is prohibited.  The Company has not evaluated the effect, if any, that SFAS No. 160 will have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations - Revised,” that improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects.   To accomplish that, this statement establishes principles and requirements how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontroling interest in the acquiree, recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  The changes to current practice resulting from the application of SFAS No. 141(R) are effective for financial statements issued for fiscal years beginning after December 15, 2008.  The adoption of SFAS No. 141(R) before December 15, 2008 is prohibited.  The Company does not expect the adoption of SFAS No. 141(R) to have a material effect on its consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." SFAS 162 became effective November 15, 2008.  The standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for non-governmental entities.

In June 2008, the FASB issued EITF 07-5, “Determining whether an Instrument (or Embedded Feature) is Indexed to an Entity’s own stock” (“EITF 07-5”). EITF 07-5 provides guidance in assessing whether an equity-linked financial instrument (or embedded feature is indexed to an entity’s own stock for purposes of determining whether the appropriate accounting treatment falls under the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” and/or EITF 00-19, “Accounting for Derivative Financial Instrument Indexed to, and Potentially Settled in, a Company’s own Stock.” EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and early adoption is not permitted. We have not yet determined what, if any, affect EITF 07-5 will have on our results of operations or financial conditions.

4.	Intangible Assets

	December 31,	December 31,
	2008	2007

Magazine trademark	$618,673	$618,673
List database	2,606,250	-
Website development costs	550,000	-
Total intangible assets	3,774,923	618,673
Less: accumulated amortization	350,498	262,117
Intangibles, net	$3,424,425	$356,556

The list database and website development costs which total $3,156,250 are not included in the estimated future amortization as they have not been placed in service as of December 31, 2008. Once placed in service, they will be amortized over their expected useful life which approximates 7 years. Amortization expense on the magazine trademark for the years ended December 31, 2008 and 2007 amounted to approximately $88,000 and $88,000, respectively.

Estimated amortization expense for the next four years is a follows:

December 31,
2009	$88,000
2010	88,000
2011	88,000
2012	4,000

$268,000

5.	Property and Equipment

	December 31,	December 31,
	2008	2007

Office furniture and equipment	$27,809	$--
Less accumulated depreciation	1,328	--

Property and equipment, net	$26,481	$--

Depreciation expense for the year ended December 31, 2008 amounted to $1,328.

6.	Stockholders’ Equity

Overview
The Company’s Certificate of Incorporation originally authorized the issuance of 1,500,000 shares of common stock, no par value. On January 12, 2007, the authorized shares of common stock were increased to 10,000,000. On June 18, 2008, the total number of authorized shares was increased to 50,000,000 shares of common stock having a par value of $0.00001 per share.

On June 1, 2008, the Board of Directors approved a thousand-for-one stock split of the Corporation’s common stock. Stockholders’ equity and common stock activity for all periods presented have been restated to give retroactive recognition to the stock split. In addition, all references in the consolidated financial statements and notes to the consolidated financial statements about the Company’s common stock have been restated to give retroactive recognition to the stock split.

On September 17, 2008, Mac Filmworks, Inc.  (now known as Sahara Media Holdings, Inc.) (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sahara Media Acquisitions, Inc. a Delaware corporation.  Pursuant to the Merger Agreement, Sahara Media Acquisitions, Inc. merged into Sahara Media, Inc.  ("Sahara") such that Sahara Media Inc., became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company  issued 18,150,000 shares of their common stock to the shareholders of Sahara (the “Acquisition Shares”) (subject to the placement of 5,000,000 Acquisition Shares in escrow pursuant to the Escrow Agreement (defined below)), representing approximately 58.9% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger and the Private Placement (defined below), and the outstanding shares of common stock of Sahara were transferred to the Company and cancelled.

In connection with the Merger, the Company entered into a series of identical subscription agreements (the “Subscription Agreements”) with accredited investors (the “Investors”), pursuant to which, concurrent with the closing of the Merger on the Closing Date, the Company issued and sold units, with each unit consisting of 100,000 shares of common stock and five-year warrants to purchase 100,000 shares of common stock with an exercise price of $2.50 per share, for a purchase price of $125,000 per unit (the “Private Placement”). Pursuant to the Private Placement, the Company issued and sold to the Investors an aggregate of 6,526,159 shares of common stock (the “Common Shares”) and five-year warrants to purchase 6,526,159 shares of common stock (the “Investor Warrants”), for an aggregate purchase price of $8,158,366. The Investor Warrants may not be exercised to the extent such exercise would cause the holder of the warrant, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company's then outstanding shares of common stock following such exercise. Pursuant to the Subscription Agreements, the Company agreed to file a registration statement registering the Common Shares and the shares of common stock underlying the Investor Warrants, subject to Securities and Exchange Commission (“SEC”) limitations, within 45 days of the filing of this report with the SEC.  The Company filed the registration November 7, 2008.

In addition, the Company issued 2,550,000 warrants with exercise prices ranging from $1.10 to $1.50 per share with a value of $2,068,205, that has been recorded as capital raising cost as an offset to additional paid-in capital.

Common stock issuances

In 2005, Sahara issued 634,800 shares of common stock as founder shares. Additionally Sahara issued 1,147,500 shares to one of the founders in settlement of $194,380 of advances made.

On January 7, 2006, Sahara issued to a consultant, 30,000 shares in settlement for services rendered.

On June 15, 2008, Sahara issued 100,000 common shares to an investor at $.50 per share for $50,000.

On June 10, 2008, Sahara issued common shares, as follows:

19,610 shares, valued at $1.00 per share, to settle $19,610 note payable, including accrued interest of $1,610.
724,000 shares, valued at $0.02 per share, to settle accrued interest payable of $12,000.  In connection with this transaction 164,800 previously issued shares were cancelled.
480,000 shares, valued at $0.05 per share, to settle $25,787 of accrued consulting fees. In addition, warrants for a 5% pre-money interest in the Company were cancelled.
27,000 shares, valued at $0.93 per share, to settle note payable of $25,000.
452,000 shares, valued at $0.31 per share, to a director, a related party, to settle a note payable of $139,242 including accrued interest of $14,242.
100,000 shares, valued at $5.25 per share, to the founder and chief executive officer, a related party, in exchange for $525,000 of accrued salary.
210,000 shares, valued at $0.44 per share, to a consultant, a related party, in exchange for accrued consulting fees of $142,420.  In connection with this transaction, 30,000 previously issued shares were cancelled.
5,500 shares valued at $1.49 per share to a consultant in settlement of accrued consulting fees of $8,197.

On June 12, 2008, Sahara issued 140,000 common shares, valued at $0.80 per share, to settle a note payable of $111,393 including accrued interest of $11,393.

On June 16, 2008, Sahara issued 200,000 common shares, valued at $.02 per share, to settle $4,000 of accrued consulting fees.  In addition, warrants for a 5% pre-money interest in the Company were cancelled.

On June 17, 2008, Sahara issued 13,363,390 common shares, valued at $0.10 per share, to Sahara Entertainment, LLC, a related party, to settle a note payable and advances aggregating $1,303,843 in the amount of $462,074 including accrued interest of $61,074 and assumption of liabilities on behalf of the Company amounting to $841,769.  In connection with this transaction 1,147,500 previously issued shares were cancelled.

Additionally, on June 17, 2008, Sahara issued 31,000 common shares in exchange for fees.

On July 31, 2008, Sahara issued 100,000 common shares to an investor at $0.50 per share for $50,000.

On July 31, 2008, Sahara issued 400,000 common shares, valued at $0.50 per share, to Sahara Entertainment, LLC, a related party, as payment for consulting relating to the Company’s financing.  The Company recorded $200,000 as an offset to additional paid-in capital as this issuance related to costs of raising capital.

Cheryl Keeling

On September 3, 2008, Sahara issued 50,000 common shares, valued at $1.25 per share, to Cheryl Keeling, as additional consideration for a $100,000 bridge loan made on the same date.  The loan was repaid upon the closing of the Merger and Private Placement on September 17, 2008.

The Company recorded $107,942, $56,989 and $210,616 of interest expense for the years ended December 31, 2008 and 2007 and the period from inception (January 18, 2005) through December 31, 2008, respectively.

BPA Associates, LLC

On September 17, 2008, pursuant to a Purchase Agreement dated July 1, 2008, Sahara issued 1,425,000 common shares, valued at $1.25 per share, which approximates the fair value of the intangible less the cash paid to BPA Associates LLC, (“BPA”) a related party, as additional consideration for the purchase of their database. Sahara’s consideration for this purchase is as follows: $50,000 in cash which was paid on July 1, 2008 in consideration of BPA pledging the database in connection with the sale by the Company of a $500,000 debenture to an Investor, $775,000 in cash and 1,425,000 common shares on consummation of the reorganization.

The Company recorded $2,606,250 as an intangible which is comprised of the $1,781,250 value of the common shares plus $825,000 of cash paid.

Reverse Split

The Company completed a 1 for 30 reverse stock split of its common shares, pursuant to which MFI’s issued and outstanding shares of common shares, was reduced to 818,000 (prior to the Merger and the Private Placement).

Shares issued to investors in the private placement

In September 2008, the Company issued 6,526,159 shares of common stock and five-year warrants to purchase 6,526,159 shares of common stock with an exercise price of $2.50 per share in a private placement for an aggregate amount of $8,158,366.  The Company recorded $19,578 to the par value of the common shares and $5,768,310, net of $2,370,478 in placement costs, to additional paid-in capital.  The raise costs were allocated as follows: John Thomas Financial (JTF) $65,000, Mac Filmworks $25,000, Aubrey Consultants for a finders fee $20,000, JTF for legal fees of $13,000, placement legal fees of $187,000, JTF 10%  fee of $992,996, JTF non-accountable expenses of $67,482, JTF success fee of $400,000, JTF finders fee of $200,000 and JTF for indemnification fee of  $400,000.

The warrants were valued using the Black-Scholes pricing model with the following weighted average assumptions 0% dividend yield; risk free interest of 2.52%:  volatility of 94.80%; and an expected life of 5 years. The warrants vest immediately.

On October 8, 2008, the Company issued an aggregate of 1,413,883 shares of common stock and five-year warrants to purchase 1,413,883 shares of common stock with an exercise price of $2.50 per share to accredited investors, for an aggregate amount of $1,767,253. JTF acted as the exclusive placement agent for the private placement.

On October 20, 2008, the Company issued 4,000 shares of common stock and five-year warrants to purchase 4,000 shares of common stock with exercise price of $2.50 per share to an accredited investor for a purchase price of $5,000. JTF acted as the exclusive placement agent for the private placement.

The Company received $1,529,356 from the October 2008 transactions net of raise costs of approximately $243,000.

The stock warrants issued in October 2008 were valued using the Black-Scholes pricing model using the following weighted average assumptions: dividend yield of 0%; risk free interest rate of 2.70%; volatility of 94.80%; and an expected life of 5 years. The warrants vest immediately and are exercisable on a cashless basis, which represents stock settled stock appreciation rights.

Shares held in Escrow

The Company entered into a securities escrow agreement (the “Securities Escrow Agreement”) with Sahara, the shareholders of Sahara named in the escrow agreement (the “Sahara Escrow Shareholders”), and the Company’s corporate counsel, as escrow agent.  Pursuant to the Securities Escrow Agreement, the Sahara Escrow Shareholders agreed to place 5,000,000 of the Acquisition Shares (the “Escrow Shares”) into an escrow account. The Escrow Shares will be released to the Sahara Escrow Shareholders, or returned to the Company for cancellation if not released, based upon the achievement of certain performance thresholds as set forth below:

(a)
If the Company launches the online magazine Honeymag.com six months after the Closing Date (the “First Performance Threshold”), 20% of the Escrow Shares will be released to the Escrow Shareholders.  If the First Performance Threshold is not met, 20% of the Escrow Shares will be returned to the Company for cancellation

(b)
If the Company launches the social network Hivesport.com seven months after the closing date (the “Second Performance Threshold”), 2o% of the Escrow Shares will be released to the Sahara Escrow Shareholders.  If the Second Performance Threshold is not met, 20% of the Escrow Shares will be returned to the Company for cancellation.

(c)
In the event that, from the period from the launch of the online magazine Honeymag.com, until nine months after the Closing Date, the average number of monthly viewed impressions of the Company’s online magazine Honeymag.com is at least 300,000 (the “Third Performance Threshold”), 20% of the Escrow Shares will be released to the Sahara Escrow Shareholders. If the Third Performance Threshold is not met, 20% of the Escrow Shares will be returned to the Company for cancellation.

(d)
In the event that the Company’s social networking site Hivespot.com has at least 200,000 registered users on September 30, 2009 (the “Fourth Performance Threshold”), 20% of the Escrow Shares will be released to Sahara Escrow Shareholders. If the Fourth Performance Threshold is not met, 20% of the Escrow Shares will be returned to the Company for cancellation.

(e)
In the event that the Company either has revenue of at least $1,000,000 for the year ending December 31, 2009, or accounts receivable of at least $1,000,000 as of December 31, 2009, as disclosed in the Company’s audited financial statements included in the Company’s Form 10-K for the year ending December 31, 2009 filed with the Securities and Exchange Commission (the “Fifth Performance Threshold”), 20% of the Escrow Shares will be released to the Sahara Escrow Shareholders. If the Fifth Performance Threshold is not met, 20% of the Escrow Shares will be returned to the Company for cancellation.

John Thomas Bridge and Opportunity Fund

On September 17, 2008, the Company issued 500,000 common shares, valued at $1.25 per share, and five year warrants, with a fair value of $439,128 to purchase 500,000 shares of common stock at an exercise price of $1.50 per share to the John Thomas Bridge and Opportunity Fund, as additional consideration to complete the equity financing. The warrants vest immediately and are exercisable on a cashless basis, which represents stock settled stock appreciation rights.

The Company entered into a Securities Purchase Agreement, also dated July 1, 2008, pursuant to which the Company issued a 12% Senior Secured Debenture (“Debenture”) in the principal amount of $500,000, bearing interest at the rate of 12% per annum, $80,000, of which, such proceeds were subsequently released to third parties to pay fees with the balance of $420,000 remitted to the Company.

The Security Purchase Agreement secured certain U.S. trademark registrations for all of the Company’s publications, and all the Company’s databases as collateral security for the prompt payment in full when due.  In addition, for consideration of a $50,000 payment, a Security Agreement with BPA Associates, under common ownership, was executed whereby BPA agreed to secure the payment on the Debenture with certain assets of the Company, including the database which contains information vital to the business of the Company.

John Thomas Financial, Inc.

On September 17, 2008 the Company issued 3,000,000 common shares, valued at $1.25 per share, and five year warrants to purchase 1,000,000 common shares with a fair value of $904,018 as in at an exercise price of $1.30 per share to the John Thomas Financial, Inc. as additional consideration for private placement services.  The warrants vested immediately and are exercisable on a cashless basis, which represents stock settled stock appreciation rights.

Marathon Advisors

On September 17, 2008, the Company issued 100,000 common shares, valued at $1.25 per share, and five-year warrants, to purchase 300,000 common shares with a fair value of $263,054 at an exercise price of $1.10, to Marathon Advisors (“Marathon”), to complete the equity financing.  The warrants are exercisable on a cashless basis which represents stock settled stock appreciation rights. The warrants vest over a three year period on the anniversary of the issuance date.  In accordance with EITF No. 96-18, equity instruments issued to non-employees are recognized pro-rata over the vesting period.

The Company recorded $128,017 as a capital raising cost as an offset to additional paid-in capital.

Effective December 31, 2008, the contract with Marathon was terminated.  Per the termination agreement, 200,000 of the original warrants were canceled.  The Company recorded approximately $11,000 of equity based expenses for the year ended December 31, 2008.

Aurelian Investments, LLC

On September 17, 2008, the Company issued 50,000 common shares, valued at $1.25 per share, to Aurelian Investments Inc., as a finders fee related to the equity raise. The Company recorded $62,500 as capital raise costs as an offset to additional paid in capital.

Sichenzia Ross

On September 17, 2008, the Company issued 250,000 common shares (see “common share issuance"), valued at $1.25 per share, and five-year warrants with a fair value of $219,564 to purchase 250,000 shares of common stock, with an exercise price of $1.50, to its corporate counsel Sichenzia Ross for legal services.  The warrants vest immediately and are exercisable on a cashless basis which represents stock settled stock appreciation rights. The Company recorded $532,064 as capital raise costs as an offset to additional paid-in capital.

Warrant issuances

Warrants issued to promissory note holders

The Company issued warrants to certain holders at various date of promissory notes that entitle them to purchase common shares of the Company.  All warrants granted vested immediately.  The fair value of the warrants is estimated using the intrinsic value method.  The fair value of the common stock related to these warrant issuances approximated $0.02 as determined based on services rendered by a consultant in the amount of $4,000 in exchange for 200,000 warrants in 2006.  The Company has ascribed a value of approximately $9,000 to these warrants.

Aubrey Consulting – Warrants dated September 17, 2008

On September 17, 2008, the Company issued five-year warrants to purchase 500,000 common shares with an exercise price of $1.50 to Aubrey Consulting as additional consideration for a finder’s fee relating to the private placement.  The Company recorded $439,000 as a capital raise cost as an offset to additional paid-in capital. The warrants vest immediately and are exercisable on a cashless basis, which represents stock settled stock appreciation rights.

The above warrants were valued using the Block-Scholes pricing model with the following weighted average assumptions; 0% divided yield; risk free interest rate 2.52%; volatility of 94.8%; and an expected life of 5 years. The warrants vest immediately.

Warrant activity for non-employees during the period of inception (January 18, 2005) through December 31, 2008 are as follows:

			Weighted
		Weighted-	Average
	Number of	Average	Remaining	Aggregate
	Warrant	Exercise	Contractual	Intrinsic
Warrants	Shares	Price	Term (Years)	Value

Granted during 2006	200,000	$0.005
Balance at December 31, 2006	200,000	$0.005
Granted during 2007	-
Balance at December 31, 2007	200,000	$0.005
Granted	10,494,034	$2.23
Exercised	-	$
Forfeited/cancelled during 2008	(400,000)	$0.76
Outstanding, December 31, 2008	10,294,034	$2.25	4.70	$7,737,017
Exercisable, December 31, 2008	10,194,034	$2.26	4.51	$7,547,017

		Weighted
		Average
	Warrant	Grant-Date
Non-vested Warrants	Shares	Fair Value
Granted during the 2006 (none granted 2007)	200,000	$0.02

Non-vested December 31, 2007 and 2006	200,000	0.02

Granted during 2008	10,494,034	0.79
Vested during 2008	(10,194,034)	0.80
Forfeited during 2008	(400,000)	0.11

Non-vested, December 31, 2008	100,000	$0.22

Equity Compensation Plan

In January 1998, the Company’s board of directors approved a stock option plan under which 16,667 shares of common stock have been reserved for issuance.  The following table shows information with respect to the stock options available under the equity compensation plan under which the Company’s common stock is authorized for issuance as of the fiscal year ended December 31, 2008.

Balance at December 31, 2006	--
Granted during December 2007	--
Balance at December 31, 2007	--
Granted during 2008	--
Outstanding, December 31, 2008	--
Available for issuance – December 31, 2008	16,667

7        Income Taxes

The Company has provided a valuation allowance for the full amount of its net deferred tax assets because the Company has determined that it is more likely than not that they will not be realized.

At December 31, 2008, the Company has federal and state net operating loss carryforwards of approximately $2,590,000 available to reduce future taxable income which expire at various dates ranging from 2025 to 2028.

Under the provisions of Section 382 of the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in a limitation on the amount of net operating loss carry forwards which can be used in future years.
	December31,	December 31,
	2008	2007

Net operating loss carryforwards	$1,184,000	$384,000
Amortization of intangible assets	(62,000)	(41,000)
Net deferred tax assets	1,122,000	343,000
Valuation allowance	(1,122,000)	(343,000)
Net deferred tax assets	$--	$--

The valuation allowance increased by approximately $779,000, $110,000, and $1,122,000 in the years ended December 31, 2008 and 2007 and the period from inception (January 18, 2005) through December 31, 2008 respectively..

8	Related Party Transactions

Advances Payable, Related Party

	December 31,	December 31,
	2008	2007

Advance due Sahara Entertainment, LLC,
related party, unsecured, due on demand	$-	$174,568

Advance due a director of the Company, a
related party, unsecured, due on demand	-	6,320

	$-	$180,888

The outstanding balance on these advances amounted to $0 and $180,888 at December 31, 2008 and December 31, 2007, respectively.  See Note 6.  Sahara Entertainment, LLC, a related party, advanced amounts on behalf of the Company as a working capital line of credit.  These advances were due on demand and were non-interest bearing.  Such advances have been discounted at a rate of 5.5% which was the Company’s incremental borrowing rate during the periods of the advances.  Interest amounting to $3,500, $7,000 and $21,000 was accreted and included in the accompanying statements of operations for the years ended December 31, 2008 and 2007 and the period from inception (January 18, 2005) through December 31, 2008, respectively.

Notes Payable, Related Parties

	December 31,	December 31,
	2008	2007

$401,000 note payable due to Sahara Entertainment, LLC, a related party, with interest at 5.5% per annum. Amount was due on demand and was
unsecured (see Note 6).	$--	$452,074

$125,000 note payable due Sahara Entertainment, LLC, a related party,
with interest at 5.5% per annum. Amount was due on demand and was	--	136,106
unsecured (see Note 6)
	$--	$588,180

The Company recorded related party interest expense of $17,053, $37,663 and $96,735 in the years ended December 31, 2008 and 2007, and the period from inception (January 18, 2005) through December 31, 2008, respectively.

9.       Notes payable

	December 31,	December 31,
	2008	2007
Note payable to a third party bearing interest at 5.5% , per annum, including
accrued interest of $12,000, due September 30, 2008, unsecured.	$-	$162,000

Note payable, to a third party, bearing interest at 5.5% per annum,
including accrued interest of $8,884, due on demand.	-	108,884

Note payable to a third party, bearing interest at 5.5% per
annum, including accrued interest of $6,833, due on demand, unsecured.	-	26,883

Note payable, to a third party, bearing interest
at 5.5% per annum, due on demand, unsecured.	-	5,155

	$-	$302,922

The Company recorded interest expense of $90,889, $19,326 and $113,881 in the years ended December 31, 2008 and 2007, and the period from inception (January 18, 2005) through December 31, 2008, respectively.

10.     Commitments and Contingencies

Dogmatic/Ripple 6
As of December 31, 2008, the Company was contractually obligated to pay an additional $75,000 to Dogmatic/Ripple 6 for the development of the Honey online magazine and Hivespot.com social networking site.

Rent expense
In October 2008, the Company entered into a new three year lease for office space, expiring in September 2011. Monthly payments under the lease commence at $9,000 per month and increase to $9,600 per month. The lease commitment is guaranteed by an officer of the Company. In conjunction with this lease the Company has recorded a security deposit of $37,200. Prior to the inception of this lease agreement, the Company leased office space on a month-to-month basis at an amount of approximately $4,000 per month.

Rent expense was approximately $82,000, $52,000 and $232,000 for the years ended December 31, 2008 and 2007 and the period from inception (January 18, 2005) through December 31, 2008, respectively.

Approximate future minimum annual lease payments are as follows:

Years Ended
December 31,

2009	$108,900
2010	112,500
2011	86,400
$307,800

The Investors Relation Group

In late September 2008, the Company entered into a one year agreement with an investor relations group.  The agreement provides for the Company issuing the equivalent of $300,000 of their common stock, which will be earned pro rata over the twelve month contract period.  Additionally, the Company is obligated to pay a maintenance fee of $10,000 per month.  The Company has not issued any shares of their common stock under the agreement and expects to do so in April 2009. As of December 31, 2008, the Company has recorded a liability of $87,500 relating to the common stock required to be issued under this agreement.

11.     Subsequent Events

Line of Credit
In February 2009, the Company secured a $500,000 line of credit with a financial institution bearing interest at the prime rate (3.25% as of December 31, 2008) and due in February 2010. As of March 30, 2009, the Company has not borrowed against this facility.

Employment Agreement
Effective February 18, 2009, the Company entered into an employment agreement with its Chief Executive Officer (“CEO”).  Terms of the Agreement include:  an annual salary of $300,000, $325,000 and $350,000 over the three year period; a signing bonus of $155,000; grant of an option to purchase 3,000,000 shares of company common stock at an exercise price of $2.00 per share.  The options are expected to be granted in April 2009, and vest immediately.

Consulting Agreement
In February 2009, the Company entered into a consulting agreement with Hanover Capital Corporation (“Hanover”). Terms of the agreement include an initial payment of $5,000 and $4,000 per month during the one year term of the agreement.  Additionally, the Company will issue Hanover a total of 450,000 restricted common shares on a pro rata basis over a period of six months during the term of the agreement.  The shares of stock are expected to be granted in April 2009.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholders.  The estimated expenses of issuance and distribution are set forth below.

SEC filing fee	$3,129
Legal expenses	$150,000	*
Accounting expenses	$40,000	*
Miscellaneous	$5,000	*
Total	$198,129	*

* Estimate

Item 14.   Indemnification of Directors and Officers

The Company’s certificate of incorporation and by-laws provide that the liability of the directors and officers of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law and provides for indemnification to the extent permitted by Delaware law.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; payments of unlawful dividends or unlawful stock repurchases or redemptions, or any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.    Recent Sales of Unregistered Securities

On June 10, 2008, Sahara Media, Inc. issued 100,000 shares of common stock to Philmore Anderson IV, our chief executive officer, in exchange for Mr. Anderson’s forgoing of $525,000 in salary. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D thereunder for transactions not involving a public offering. No advertising or general solicitation was employed in offering the securities. The issuance was made to an accredited investor, and transfer of the securities was restricted in accordance with the requirements of the Securities Act.

On June 17, 2008, Sahara Media, Inc. issued 452,000 shares of common stock to Philmore Anderson III, our director, in exchange for Mr. Anderson’s foregoing of $139,242 in debt. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act for transactions not involving a public offering and Rule 506 of Regulation D thereunder. No advertising or general solicitation was employed in offering the securities. The issuance was made to an accredited investor, and transfer of the securities was restricted in accordance with the requirements of the Securities Act.

On June 17, 2008, Sahara Media, Inc. issued 13,363,390 shares of common stock to SE, LLC, an entity owned by our chief executive officer, in exchange for SE, LLC’s foregoing of $1,303,834 in debt and expenses. We relied upon the exemption from registration afforded by Section 4(2) of the Securities Act for transactions not involving a public offering and Rule 506 of Regulation D thereunder. No advertising or general solicitation was employed in offering the securities. The issuance was made to an accredited investor, and transfer of the securities was restricted in accordance with the requirements of the Securities Act.

In September 2007, MFI issued 128,206 shares of common stock to John Thomas Bridge & Opportunity Fund, for an aggregate purchase price of $100,000. MFI relied upon the exemption from registration afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. The issuance of the shares did not involve any public offering and was sold to one person. The recipient was an accredited investor. That recipient either received adequate information about MFI or had access, through employment or other relationships, to such information, and MFI determined that it had such knowledge and experience in financial and business matters that it was able to evaluate the merits and risks of an investment in MFI. In addition, the sale of the securities was made by an officer of MFI who received no commission or other remuneration for the solicitation of any person in connection with the sale of securities described above. The recipient of the securities represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transaction.

In October 2007, MFI completed an asset sale transaction whereby it issued 276,674 shares of common stock and transferred substantially all of its assets to Jim McCullough, its then chief executive officer, in exchange for Mr. McCullough forgiving $405,673 in debt owed by MFI to Mr. McCullough and his affiliates. The issuance of the shares did not involve any public offering and was sold to one person. The recipient was an accredited investor. That recipient either received adequate information about MFI or had access, through employment or other relationships, to such information, and MFI determined that it had such knowledge and experience in financial and business matters that it was able to evaluate the merits and risks of an investment in MFI. In addition, the sale of the securities was made by an officer of MFI who received no commission or other remuneration for the solicitation of any person in connection with the sale of securities described above. The recipient of the securities represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transaction.

On February 7, 2008, MFI issued 3,030 shares of common stock to Dwayne Deslatte, its then sole officer and director, for services performed by Mr. Deslatte as MFI’s sole officer and director, valued at $2,000, based on the purchase price for MFI’s private placement completed in September 2007. MFI relied upon the exemption from registration afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. The issuance of the shares did not involve any public offering and was sold to one person. The recipient was an accredited investor. That recipient either received adequate information about MFI or had access, through employment or other relationships, to such information, and MFI determined that it had such knowledge and experience in financial and business matters that it was able to evaluate the merits and risks of an investment in MFI. In addition, the sale of the securities was made by an officer of MFI who received no commission or other remuneration for the solicitation of any person in connection with the sale of securities described above. The recipient of the securities represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

On February 7, 2008, MFI issued 3,030 shares of common stock to a third party consultant for services valued at $2,000, based on the purchase price for MFI’s private placement completed in September 2007. MFI relied upon the exemption from registration afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. The issuance of the shares did not involve any public offering and was sold to one person. The recipient was an accredited investor. That recipient either received adequate information about MFI or had access, through employment or other relationships, to such information, and MFI determined that it had such knowledge and experience in financial and business matters that it was able to evaluate the merits and risks of an investment in MFI. In addition, the sale of the securities was made by an officer of MFI who received no commission or other remuneration for the solicitation of any person in connection with the sale of securities described above. The recipient of the securities represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

On February 18, 2008, MFI issued 12,821 shares of common stock to John Thomas Bridge & Opportunity Fund, for an aggregate purchase price of $10,000. MFI relied upon the exemption from registration afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. The issuance of the shares did not involve any public offering and was sold to one person. The recipient was an accredited investor. That recipient either received adequate information about MFI or had access, through employment or other relationships, to such information, and MFI determined that it had such knowledge and experience in financial and business matters that it was able to evaluate the merits and risks of an investment in MFI. In addition, the sale of the securities was made by an officer of MFI who received no commission or other remuneration for the solicitation of any person in connection with the sale of securities described above. The recipient of the securities represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

On September 17, 2008, the Company issued an aggregate of 18,150,000 shares of common stock to shareholders of Sahara Media, Inc., in exchange for an aggregate of 18,150,000 shares of common stock of Sahara Media, Inc., representing all of the issued and outstanding capital stock of Sahara Media, Inc., pursuant to the Agreement and Plan of Merger among the Company, Sahara Media, Inc., and Sahara Media Acquisitions, Inc. (the “Merger Agreement”). The issuance of the Acquisition Shares was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. The 18 shareholders of Sahara Media, Inc. who were issued the 18,150,000 Acquisition Shares were all accredited investors. The issuance of the Acquisition Shares did not involve any public offering. No advertising or general solicitation was employed in offering the securities. The issuance was made to accredited investors, and transfer of the securities was restricted in accordance with the requirements of the Securities Act.

On September 17, 2008, October 8, 2008, and October 20, 2008, we entered into a series of identical subscription agreements (the “Subscription Agreements”) with accredited investors, pursuant to which we sold approximately 79.44 units, each unit consisting of 100,000 shares of common stock and five-year warrants to purchase 100,000 shares of common stock with an exercise price of $2.50 per share, for a purchase price of $125,000 per unit. Pursuant to the Subscription Agreements, we issued and sold an aggregate of 7,944,034 shares of Common Stock and five-year warrants to purchase 7,944,034 shares of Common Stock at an exercise price of $2.50, for an aggregate purchase price of approximately $9,930,000. John Thomas Financial, Inc. acted as the exclusive placement agent for the offering and received a commission of approximately $993,000 (equal to 10% of the gross proceeds) and a non-accountable expense allowance of approximately $297,900 (equal to 3% of the gross proceeds). The issuance was made in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act for transactions not involving a public offering and Rule 506 of Regulation D thereunder. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

Following the closing under the Merger Agreement on September 17, 2008:

The Company issued 3,000,000 shares of common stock and five-year warrants to purchase 1,000,000 shares of common stock at an exercise price of $1.30 to John Thomas Financial, Inc., for investment banking services. The warrants are exercisable on a cashless basis. The issuance was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. The issuance did not involve any public offering. No advertising or general solicitation was employed in offering the securities. The issuance was made to an accredited investor, and transfer of the securities was restricted in accordance with the requirements of the Securities Act.  The 3,000,000 shares issued to John Thomas Financial, Inc. were valued at $1.25 per share, based on the price of the shares sold to the investors in the Private Placement that closed in September and October 2008. The warrants were valued at $904,018 under the Black-Scholes pricing model with the following weighted assumption: 0% dividend yield, risk free interest of 2.52%, volatility of 94.80%, an expected life of 5 years and a common stock value of $1.25 per share.

The Company issued to John Thomas Bridge & Opportunity Fund 500,000 shares of common stock and five-year warrants to purchase 500,000 shares of common stock at an exercise price of $1.50. The shares of common stock and warrants were issued as additional consideration for a bridge loan to Sahara Media, Inc. that closed in July 2008 and was repaid following the closing under the Merger Agreement. The issuance was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. The issuance was made to an accredited investor. The issuance did not involve any public offering. No advertising or general solicitation was employed in offering the securities. The issuance was made to an accredited investor, and transfer of the securities was restricted in accordance with the requirements of the Securities Act.

The Company issued to Marathon Advisors (“Marathon”) 100,000 shares of common stock and five-year warrants to purchase 300,000 shares of common stock at an exercise price of $1.10, for consulting services, including with respect to internal controls, corporate governance and accounting issues, provided pursuant to an engagement agreement between Sahara Media, Inc. and Marathon Advisors, dated July 1, 2008, with a term of one year commencing on the closing of the reverse acquisition on September 17, 2008. The warrants are exercisable on a cashless basis. The issuance was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. The issuance did not involve any public offering. The issuance was made to an accredited investor. No advertising or general solicitation was employed in offering the securities. Transfer of the securities was restricted in accordance with the requirements of the Securities Act.  The 100,000 shares issued to Marathon Advisors were valued at $1.25 per share based on the price of the shares sold to the investors in the Private Placement that closed in September and October 2008. The 300,000 warrants issued to Marathon Advisors were valued at $263,054. In accordance with EITF 96-18, equity instruments issued to non-employees are recognized pro-rata over vesting period. The value of the warrants were estimated at September 17, 2008 using the Black-Scholes pricing model with the following weighted average assumption 0% dividend yield; risk free interest of 2.52%; volatility of 94.80%; and an expected life of 5 years and a common value of $1.25 per share.  The Company recorded $128,017 as a capital raising cost as an offset to additional paid-in capital. On December 31, 2008, the Company and Sahara Media, Inc. entered into an agreement of termination and release with Marathon and the president of Marathon, pursuant to which, the consulting agreement between Sahara and Marathon was terminated, Marathon retained the 100,000 shares of common stock issued to it, the Company granted Marathon piggy-back registration rights with respect to the 100,000 shares of common stock issued to Marathon, and the number of shares of common stock issuable upon exercise of the warrants issued to Marathon was reduced from 300,000 to 100,000.

The Company issued to Sichenzia Ross Friedman Ference LLP, the Company’s legal counsel, 250,000 shares of common stock and five-year warrants to purchase 250,000 shares of common stock at an exercise price of $1.50, for legal services. The warrants are exercisable on a cashless basis. The issuance was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. The issuance did not involve any public offering. No advertising or general solicitation was employed in offering the securities. The issuance was made to an accredited investor, and transfer of the securities was restricted in accordance with the requirements of the Securities Act.  The 250,000 shares issued to Sichenzia Ross Friedman Ference were valued at $1.25 per share based on the price of the shares sold to the investors in the Private Placement that closed in September and October 2008. The 250,000 warrants were valued at $219,564 under the Black-Scholes pricing model with the following weighted assumption: 0% dividend yield, risk free interest of 2.52%, volatility of 94.80%, an expected life of 5 years and a common stock value of $1.25 per share. The Company recorded $532,064 as capital raise costs as an offset to additional paid-in capital.

The Company issued to Aurelian Investments, LLC, 50,000 shares of common stock, for consulting services, including with respect to the Company’s business operations and development of Excel spreadsheets depicting financial, revenue and competitive pricing models, provided pursuant to a consulting agreement between Sahara Media, Inc. and Aurelian Investments, with a term of 18 months commencing on the closing of the reverse acquisition on September 17, 2008 . The issuance was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. The issuance did not involve any public offering. The issuance was made to an accredited investor. No advertising or general solicitation was employed in offering the securities. Transfer of the securities was restricted in accordance with the requirements of the Securities Act.  The 50,000 shares issued to Aurelian Investments, LLC were valued at $1.25 per share based on the price of the shares sold to the investors in the Private Placement that closed in September and October 2008. The Company recorded $62,500 as capital raise costs as an offset to additional paid in capital.

On May 6, 2009, the Company issued an aggregate of 66,668 shares to five employees and consultants of the Company for services. The shares were valued at $1.25 per share based on the price of the shares sold to the investors in the Private Placement that closed in September and October 2008. The issuance was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. The issuance did not involve any public offering. No advertising or general solicitation was employed in offering the securities. Transfer of the securities was restricted in accordance with the requirements of the Securities Act.

On June 15, 2009, the Company issued to Aurelian Investments, LLC (Aurelian), 50,000 shares of common stock, for consulting services, including with respect to the Company’s business operations and development of Excel spreadsheets depicting financial, revenue and competitive pricing models, provided pursuant to a consulting agreement between Sahara Media, Inc. and Aurelian Investments, with a term of 18 months commencing on the closing of the reverse acquisition on September 17, 2008 . The issuance was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. The issuance did not involve any public offering. The issuance was made to an accredited investor. No advertising or general solicitation was employed in offering the securities. Transfer of the securities was restricted in accordance with the requirements of the Securities Act.  The 50,000 shares issued to Aurelian Investments, LLC were valued at $1.25 per share based on the price of the shares at date of recapitalization. The Company recorded $62,500 as capital raise costs as an offset to additional paid in capital. The Company also issued to Aurelian five-year warrants to purchase 50,000 shares of its common stock at an exercise price of $1.50, pursuant to the consulting agreement. The issuances were made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. The issuance did not involve any public offering. No advertising or general solicitation was employed in offering the securities. Transfer of the securities was restricted in accordance with the requirements of the Securities Act.

Item 16.   Exhibits

Exhibit Number	Description
3.1	Certificate of Incorporation (1)
3.2	Certificate of Amendment to Certificate of Incorporation, filed with the Delaware Secretary of State on January 7, 1998 (1)
3.3	Certificate of Amendment to Certificate of Incorporation, filed with the Delaware Secretary of State on August 27, 2008 (2)
3.4	Certificate of Ownership and Merger, filed with the Delaware Secretary of State on September 26, 2008 (3)
3.5	Amended and Restated Bylaws (1)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP (9)
10.1	Agreement and Plan of Merger, dated September 17, 2008, among the Company, Sahara Media, Inc., and Sahara Media Acquisitions, Inc. (5)
10.2	Indemnification Agreement, dated September 17, 2008, between Sahara Media, Inc. and John Thomas Bridge & Opportunity Fund (5)
10.3
Securities Escrow Agreement, dated September 17, 2008, among the Company, Sahara Media, Inc., the shareholders of Sahara Media, Inc. named therein, and Sichenzia Ross Friedman Ference LLP, as escrow agent (5)

10.4	Form of Subscription Agreement (5)
10.5	Form of Investor Warrant (5)
10.6	Purchase Agreement, dated July 1, 2008, between Sahara Media, Inc. and John Thomas Bridge & Opportunity Fund (5)
10.7	Debenture, dated July 1, 2008, in favor of John Thomas Bridge & Opportunity Fund (5)
10.8	Security Agreement, dated July 1, 2008, between Sahara Media, Inc. and John Thomas Bridge & Opportunity Fund (5)
10.9	Security Agreement, dated July 1, 2008, between BPA, LLC and John Thomas Bridge & Opportunity Fund (5)
10.10	Purchase Agreement, dated September 3, 2008, between Sahara Media, Inc. and Cheryl Keeling (5)
10.11	Debenture, dated September 3, 2008, in favor of Cheryl Keeling (5)
10.12	Asset Purchase Agreement, dated May 15, 2008, between Sahara Media, Inc. and BPA, LLC (5)
10.13	Amendment to Asset Purchase Agreement, dated August 1, 2008, between Sahara Media, Inc. and BPA, LLC (5)
10.14	Letter agreement, dated May 21, 2008, between Sahara Media, Inc. and John Thomas Financial, Inc. (5)
10.15	Amendment to letter agreement, dated August 1, 2008, between Sahara Media, Inc. and John Thomas Financial, Inc. (5)
10.16	Finder’s Fee Agreement, dated July 21, 2008, between Sahara Media, Inc. and Aubry Consulting Group, Inc. (5)
10.17	Engagement Agreement, dated July 1, 2008, between Sahara Media, Inc. and Marathon Advisors (5)
10.18	Consulting Agreement, dated August 13, 2008, between Sahara Media, Inc. and Aurelian Investments, LLC (5)
10.19	Surrender Agreement, dated June 10, 2008, between Sahara Media, Inc. and Philmore Anderson IV (5)
10.20	Surrender Agreement, dated June 17, 2008, between Sahara Media, Inc. and Sahara Entertainment, LLC (5)
10.21	Master Services Agreement, dated July 11, 2008, between Sahara Media, Inc. and Ripple6, Inc. (5)
10.22	Purchase Agreement, dated June 9, 2008, between Sahara and Kevan Walker (6)
10.23	Amendment No. 2 to letter agreement, dated August 11, 2008, between Sahara Media, Inc. and John Thomas Financial, Inc. (5)
10.24	Agreement with Dogmatic, Inc, dated July 8, 2008 (7)
10.25	Employment Agreement, dated February 18, 2009, between Sahara Media Holdings, Inc. and Philmore Anderson IV (10)
10.26	Interactive Advertising Network Agreement between Sahara Media, Inc. and BET Interactive, LLC (11)
21	Subsidiaries of Sahara Media Holdings, Inc. (6)
23.1	Consent of Weiser LLP (4)
23.2	Consent of Sichenzia Ross Friedman Ference LLP (8)
99.1	Pro forma financial statements (6)
99.2	Magazine Publishers of America Report (7)

(1)	Filed as an exhibit to the Company’s registration statement on Form SB-2 (No. 333-70526), filed with the SEC on September 28, 2001, and incorporated herein by reference.

(2)	Filed as an exhibit to the Company 8-K (No. 000-52363) filed with the SEC on August 29, 2008, and incorporated herein by reference.

(3)	Filed as an exhibit to the Company’s 8-K (No. 000-53363) filed with the SEC on September 30, 2008, and incorporated herein by reference.

(4)	Filed herewith

(5)	Filed as an exhibit to the Company’s 8-K (No. 000-52363) filed with the SEC on September 24, 2008, and incorporated herein by reference.

(6)	Previously filed as an exhibit to the Company’ registration statement of Form S-1 (No. 333-155205) filed with the SEC on November 7, 2008.

(7)	Previously filed as an exhibit to the Company’s amendment No. 1 to registration statement on Form S-1 (No. 333-155205) filed with the SEC on December 31, 2008..

(8)	Included in Exhibit 5.1.

(9)	Previously filed as an exhibit to the Company’s amendment No. 2 to registration statement on Form S-1 (No. 333-155205) filed with the SEC on February 19, 2009.

(10)	Filed as an exhibit to the Company’s 8-K (No. 000-52363) filed with the SEC on September 24, 2008, and incorporated herein by reference.

(11)	Previously filed as an exhibit to the Company's amendment No. 4 to registration statement on Form S-1 (No. 333-155205) filed with the SEC on May 8, 2009

Item 17.   Undertakings

1.      The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.      The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.      The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) For purposes of determining liability under the Securities Act of 1933, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on  August 25, 2009 .
SAHARA MEDIA HOLDINGS, INC.
A Delaware corporation

By:	/s/ Philmore Anderson IV
Philmore Anderson IV
Its:	CEO and Chairman
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Philmore Anderson IV
Philmore Anderson IV	August 25, 2009
CEO and Chairman (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

/s/ Philmore Anderson III*
Philmore Anderson III	August 25, 2009
Director

Tamera Reynolds
Director

* By	/s/ Philmore Anderson IV
Philmore Anderson IV
Attorney-in-fact